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                                                                   Exhibit 10.13

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                    BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST,

                                  AS PURCHASER,

                          CENDANT MORTGAGE CORPORATION,

                             AS SELLER AND SERVICER,

                                       AND

                                PHH CORPORATION,

                                  AS GUARANTOR

                           SECOND AMENDED AND RESTATED
                 MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

                          DATED AS OF OCTOBER 31, 2000
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                                TABLE OF CONTENTS

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                                                 ARTICLE I

DEFINITIONS...................................................................................          3

                                                ARTICLE II

                           SALE OF ELIGIBLE LOANS; POSSESSION OF MORTGAGE FILES;
                                  BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                           DELIVERY OF DOCUMENTS

Section 2.1   Sale of Eligible Loans; Possession of Mortgage Loan Files;
              Maintenance of Mortgage Loan Files .............................................         23
Section 2.2   Determination of Purchase Price; Deposit by Seller and the Additional Seller ...         27
Section 2.3   Purchase Commitment Term .......................................................         28
Section 2.4   Books and Records; Transfers of Eligible Loans .................................         28
Section 2.5   Custodial Agreement ............................................................         29

                                                ARTICLE III

                                      REPRESENTATIONS AND WARRANTIES;
                                      COVENANTS; REMEDIES AND BREACH

Section 3.1   Representations and Warranties of the Company and the
              Additional Seller ..............................................................         30
Section 3.2   Representations and Warranties Regarding Individual Mortgage Loans;
              Eligibility Representations ....................................................         36
Section 3.3   Remedies for Breach of Representations and Warranties ..........................         46
Section 3.4   Conditions to Closing ..........................................................         47
Section 3.5   Covenants of the Purchaser, the Company and the Additional Seller ..............         47

                                                ARTICLE IV

                              ADMINISTRATION AND SERVICING OF ELIGIBLE LOANS

Section 4.1   The Company to Act as Servicer; Servicing and Administration of the
              Eligible Loans .................................................................         48
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Section 4.2   Sales and Securitizations............................................      50
Section 4.3   Liquidation of Eligible Loans........................................      53
Section 4.4   Collection of Eligible Loan Payments.................................      53
Section 4.5   Establishment of, and Deposits to, Collection Account................      53
Section 4.6   Permitted Withdrawals From Collection Account; Deposit into the
              Collateral Account...................................................      54
Section 4.7   Establishment of, and Deposits to, Escrow Account....................      55
Section 4.8   Permitted Withdrawals From Escrow Account............................      56
Section 4.9   Payment of Taxes, Insurance and Other Charges........................      57
Section 4.10  Protection of Accounts...............................................      57
Section 4.11  Maintenance of Hazard Insurance......................................      57
Section 4.12  Maintenance of Mortgage Impairment Insurance.........................      59
Section 4.13  Maintenance of Fidelity Bond and Errors and Omissions Insurance......      59
Section 4.14  Inspections..........................................................      60
Section 4.15  Restoration of Mortgaged Property....................................      60
Section 4.16  Maintenance of PMI Policy; Claims....................................      61
Section 4.17  Title, Management and Disposition of REO Property....................      61
Section 4.18  Servicer Reports.....................................................      62
Section 4.19  Real Estate Owned Reports............................................      62
Section 4.20  Liquidation Reports..................................................      63
Section 4.21  Reports of Foreclosures and Abandonments of Mortgaged Property.......      63
Section 4.22  Servicer Advance Report..............................................      63
Section 4.23  Secondary Market Trading Report......................................      63

                                          ARTICLE V

                                      SERVICER ADVANCES

Section 5.1   Servicer Monthly Advances............................................      64

                                          ARTICLE VI

                                 GENERAL SERVICING PROCEDURES

Section 6.1   Transfers of Mortgaged Property......................................      64
Section 6.2   Satisfaction of Mortgages and Release of Mortgage Loan Files.........      65
Section 6.3   Servicing Compensation...............................................      65
Section 6.4   Annual Statement as to Compliance....................................      65
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                                       iii
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Section 6.5   Annual Independent Public Accountants' Servicing Report..............   66
Section 6.6   Right to Examine Servicer Records....................................   66

                                        ARTICLE VII

                                   REPURCHASE OBLIGATION

Section 7.1   Servicer's Repurchase Obligations....................................   66

                                       ARTICLE VIII

                                   SERVICER TO COOPERATE

Section 8.1   Provision of Information.............................................   67

                                        ARTICLE IX

                                       THE SERVICER

Section 9.1   Indemnification of Third-Party Claims................................   68
Section 9.2   Corporate Existence of the Servicer..................................   68
Section 9.3   Limitation on Liability of Servicer and Others.......................   68
Section 9.4   Limitation on Resignation and Assignment by the Servicer.............   69
Section 9.5   Limitation on Assignment of Right....................................   69

                                         ARTICLE X

                                          DEFAULT

Section 10.1  Servicer Events of Default...........................................   70
Section 10.2  Waiver of Defaults...................................................   72

                                        ARTICLE XI

                                        TERMINATION

Section 11.1  Termination of Agreement.............................................   72
Section 11.2  Termination of Purchase Obligations..................................   72
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Section 11.3  Termination of Servicing With Respect to Any Eligible Loan...........    75

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.1  Successor to Servicer................................................    76
Section 12.2  Amendment............................................................    77
Section 12.3  Governing Law........................................................    77
Section 12.4  Duration of Agreement................................................    77
Section 12.5  Notices..............................................................    77
Section 12.6  Severability of Provisions...........................................    78
Section 12.7  Relationship of Parties..............................................    78
Section 12.8  Execution; Successors and Assigns....................................    79
Section 12.9  Recordation of Assignments of Mortgage...............................    79
Section 12.10 Assignment by Purchaser..............................................    79
Section 12.11 Non-Petition Agreement...............................................    79
Section 12.12 Waiver of Offset.....................................................    79
Section 12.13 Limited Recourse.....................................................    80
Section 12.14 Limitation of Liability..............................................    80
Section 12.15 Binding Effect on Voting Group.......................................    80

                                  ARTICLE XIII

                            PHH CORPORATION GUARANTEE

Section 13.1  Guarantee of Servicer's Performance and Payment Obligations..........    81

                                   ARTICLE XIV

                                   ASSIGNMENT

Section 14.1  Assignment...........................................................    82

                                   ARTICLE XV

                                 COMMITMENT FEE

Section 15.1  Commitment Fee.......................................................    83
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                                        v
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                                   ARTICLE XVI

                                ADDITIONAL SELLER

Section 16.1  Criteria for Additional Seller....................................83

                                    EXHIBITS

EXHIBIT A-1   TRANSFER SUPPLEMENT............................................A-1-1
EXHIBIT A-2   TRANSFER SUPPLEMENT............................................A-2-1
EXHIBIT B     RATED BIDDER LETTER............................................B-1
EXHIBIT C     FORM OF MONTHLY REPORT.........................................C-1
EXHIBIT D     FORM OF MONTHLY SERVICER ADVANCE REPORT........................D-1
EXHIBIT E     FORM OF ADDITIONAL SELLER OFFICER'S CERTIFICATE................E-1
EXHIBIT F     FORM OF SERVICING RIGHTS PURCHASE AND SALE AGREEMENT...........F-1
EXHIBIT G     FORM OF ADDITIONAL SELLER AGREEMENT............................G-1
EXHIBIT H     FORM OF INSOLVENCY OPINION.....................................H-1


                                       vi
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            SECOND AMENDED AND RESTATED MORTGAGE LOAN PURCHASE AND SERVICING
AGREEMENT, dated as of October 31, 2000 (as amended, supplemented or otherwise modified and in effect from time to time, the "AGREEMENT" or the "PURCHASE AGREEMENT"), between Bishop's Gate Residential Mortgage Trust, a Delaware business trust, as Purchaser (the "PURCHASER" or the "TRUST"), Cendant Mortgage Corporation, a New Jersey corporation (the "COMPANY"), as Seller and Servicer (in its capacity as Seller hereunder, the "SELLER," and in its capacity as Servicer hereunder, the "SERVICER"), any additional seller of Eligible Loans pursuant to the terms hereof (collectively, the "ADDITIONAL SELLER"), and PHH Corporation, a Maryland corporation, as Guarantor (the "GUARANTOR") of the Servicer's obligations.

                               W I T N E S S E T H

            WHEREAS, the Purchaser and the Seller have entered into that certain Amended and Restated Mortgage Loan Purchase and Servicing Agreement, dated as of December 11, 1998 (the "AMENDED AND RESTATED PURCHASE AGREEMENT"), and pursuant thereto the Purchaser has agreed to purchase from the Seller and the Seller has agreed to sell to the Purchaser from time to time mortgage loans constituting Eligible Loans;

            WHEREAS, pursuant to the Amended and Restated Purchase Agreement, the Purchaser and the Company, as Seller and Servicer, have prescribed the manner of purchase of each Eligible Loan and the management, control and servicing of the Eligible Loans, including the method and manner by which the Servicer will arrange for the sale and Securitization of each Eligible Loan;

            WHEREAS, the Purchaser, the Seller and the Servicer desire to amend and restate the Amended and Restated Purchase Agreement in its entirety for the purpose of, among other things, adding the Additional Seller meeting the criteria described herein as a seller of Mortgage Loans to the Trust pursuant to this Purchase Agreement; and

            WHEREAS, pursuant to SECTION 12.2 of the Amended and Restated Purchase Agreement, the Purchaser, the Seller, the Controlling Majority, the Required Banks, the Swap Counterparties, the holders of a majority of the principal amount of all Series of Certificates and the Servicer have provided their written consent to the amendment and restatement of the Amended and Restated Purchase Agreement, and written notice of such amendment has been provided to each Rating Agency. In connection with the execution of this Purchase Agreement, the Purchaser has received Rating Agency Confirmation.

            NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby


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acknowledged, the Purchaser, the Seller, the Additional Seller, the Servicer and
the Guarantor agree as follows:


                                       2
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                                    ARTICLE I

                                   DEFINITIONS

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            ACCEPTED SERVICING PRACTICES: The Servicer's Customary Servicing Procedures and the servicing practices required by the Guidelines.

            ACQUISITION DATE ACCRUED INTEREST: With respect to any Eligible Loan, the amount of interest, if any, accrued and unpaid on the date of acquisition of such Eligible Loan by the Purchaser.

            ADDITIONAL SELLER: Collectively, any Affiliate of the Company meeting the criteria specified in ARTICLE XVI herein.

            ADMINISTRATION AGREEMENT: The Amended and Restated Administration Agreement, dated as of December 11, 1998, between the Trust and the Administrator, as the same may at any time be amended, modified or supplemented.

            ADMINISTRATOR: Cendant Mortgage Corporation, in its capacity as Administrator under the Administration Agreement, or any successor Administrator under the Administration Agreement.

            AFFILIATE: With respect to the origination and sale of Eligible Loans pursuant to this Purchase Agreement, Affiliate means any entity controlled by or under common control of Cendant Mortgage Corporation. With respect to any specified Person, Affiliate means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities (including, without limitation, partnership interests), by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            AGENCY: Any of GNMA, FNMA or FHLMC, as applicable.

            AGENCY CUSTODIAL AGREEMENT: The custodial agreement entered into with GNMA, FNMA or FHLMC, as applicable, pursuant to which the Custodian will act as document custodian for a pool or pools of mortgage loans to be formed to back Agency Securities.

            AGENCY SECURITIES: Securities backed by a pool or pools of mortgage loans owned by the Trust, which are issued and guaranteed by the applicable Agency.


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            AGENT: The Chase Manhattan Bank, in its capacity as Agent for the
Liquidity Banks under the Liquidity Agreement, or any successor Agent under the Liquidity Agreement.

            AGREEMENT or PURCHASE AGREEMENT: This Second Amended and Restated Mortgage Loan Purchase and Servicing Agreement and all amendments hereof and supplements hereto, including as the context requires, any Transfer Supplement.

            APPRAISED VALUE: The value set forth in an appraisal made in connection with the origination of the related Eligible Loan as the value of the Mortgaged Property.

            APPROVED SELLER/SERVICER: An approved seller and servicer under the Guidelines.

            ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            BASE INDENTURE: The Base Indenture, dated as of December 11, 1998, between the Purchaser and the Indenture Trustee, as the same may be at any time amended, modified or supplemented, exclusive of Supplements creating a new Series of Notes.

            BASE TRUST AGREEMENT: The Third Amended and Restated Trust Agreement, dated as of December 11, 1998, between the Depositor and the Owner Trustee, as the same may at any time be amended, modified or supplemented.

            BEST'S: The meaning specified in SECTION 4.11 of this Agreement.

            BIF: The Bank Insurance Fund or any successor thereto.

            BUSINESS DAY: Any day other than (i) Saturday and Sunday, or (ii) a day on which banking institutions or foreign exchange markets in New York City are authorized or required by law, regulation or executive order to be closed for business.

            CALCULATION AGENT: The Servicer.

            CERTIFICATE PURCHASE AGREEMENT: The certificate purchase agreements, dated as of December 4, 1998 and November 4, 1999, respectively, by and among Lehman Brothers Inc., the Purchaser and the Company, for the Variable Rate Residential Mortgage Loan Extendible Trust Certificates, Series 1998-1 and Series 1998-2, and the Variable Rate Extendible Trust Certificates, Series 1999-1, respectively, and each certificate purchase agreement, if any, entered into by the

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Purchaser, the Company and the purchasers thereof in connection with the issuance of any Series of Certificates.

            CERTIFICATES: The Variable Rate Residential Mortgage Loan Extendible Trust Certificates, Series 1998-1, Variable Rate Residential Mortgage Loan Extendible Trust Certificates, Series 1998-2, Variable Rate Extendible Trust Certificates, Series 1999-1, and any additional Series of certificates that may be issued from time to time pursuant to the Base Trust Agreement and any supplement thereto.

            CLOSING DATE: The Closing Date specified in any Transfer Supplement, which is the date as to which the sale of any Portfolio is designated to occur.

            CODE: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

            COLLATERAL ACCOUNT: A single, segregated trust account established and maintained by the Collateral Agent pursuant to the terms of the Security Agreement for the purposes described in SECTION 4.6 hereof.

            COLLATERAL AGENT: Bank One, National Association (formerly The First National Bank of Chicago), as Collateral Agent for the Secured Parties under the Security Agreement, or any successor Collateral Agent under the Security Agreement.

            COLLECTION ACCOUNT: As to any Eligible Loan, any separate account or accounts created and maintained pursuant to SECTION 4.5 of this Agreement for the collection of all payments made on such Eligible Loan.

            COMMERCIAL PAPER or COMMERCIAL PAPER NOTES: The short-term promissory notes of the Trust issued pursuant to the Depositary Agreement.

            COMMERCIAL PAPER DEALER AGREEMENT: The commercial paper dealer agreement, dated as of July 21, 2000, among the Trust and the CP Dealers.

            COMMITMENT FEE: The meaning assigned to such term in SECTION 15.1 hereof.

            COMPANY: Cendant Mortgage Corporation, a New Jersey corporation, as Seller and Servicer of the Eligible Loans purchased by the Purchaser pursuant to the terms of this Agreement.

            COMPANY EMPLOYEES: The meaning specified in SECTION 4.13 hereof.

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            CONDEMNATION PROCEEDS: As to any Eligible Loan, all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Loan Documents.

            CONFORMING LOAN: An Eligible Loan which conforms to the Guidelines of GNMA, FNMA or FHLMC, as amended for the Seller.

            CONTROLLING MAJORITY: The Liquidity Banks and holders of the Notes holding 51% of the sum of the (i) the aggregate principal amount of all Series of Notes outstanding, and (ii) Credits Outstanding (for purposes of this calculation, (i) the Liquidity Banks percentage of the Controlling Majority shall equal the Credits Outstanding divided by the sum of the (x) the aggregate principal amount of all Series of Notes outstanding, and (y) the Credits Outstanding, and (ii) the Noteholders' percentage of the Controlling Majority shall equal the aggregate principal amount of all Series of Notes outstanding divided by the sum of (x) the aggregate principal amount of all Series of Notes outstanding, and (y) the Credits Outstanding). For the purposes of determining the Controlling Majority, "Credits Outstanding" shall be determined without reference to clause (3) of the definition thereof.

            CP DEALER: Lehman Commercial Paper Inc., Banc of America Securities LLC and Goldman, Sachs & Co., each as a Commercial Paper dealer pursuant to the Program Documents.

            CREDIT-ADJUSTED PRICE: The hypothetical sales price (expressed as a percentage of par), as determined in good faith by the Calculation Agent, as of each date of a Partial Termination occurring with respect to a Delinquent or Defaulted Loan equal to the price that a Reference Mortgage Loan would be sold to a Qualified Purchaser.

            CREDITS OUTSTANDING: As of the close of business on any day, (i) the aggregate principal amount of outstanding Commercial Paper, plus (ii) the aggregate principal amount of outstanding Loans, minus (iii) funds allocable to Commercial Paper and Loans outstanding then on deposit in the Collateral Account, except to the extent that such funds are then subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process.

            CUSTODIAL AGREEMENT: The Amended and Restated Custodial Agreement, dated as of December 11, 1998, among the Trust, the Custodian and the Collateral Agent, as the same may at any time be amended, modified or supplemented.

            CUSTODIAN: Bank One, National Association (formerly The First National Bank of Chicago), in its capacity as Custodian under the Custodial Agreement, or any successor Custodian under the Custodial Agreement.

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            CUSTOMARY SERVICING PROCEDURES: Procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and arranging for the sale and Securitization of mortgage loans and which are in accordance with accepted mortgage servicing practices of prudent lending institutions in the jurisdiction in which the Mortgaged Property is situated for properties of a similar type.

            DEFAULTED LOAN: Any Eligible Loan where (i) the obligor thereon has failed to make a required payment for 90 days or more after the Due Date of such required payment, (ii) such Eligible Loan is a Delinquent Loan for which the Servicer has not made a Servicer Monthly Advance and the Servicer has delivered a certificate pursuant to SECTION 5.1 hereof, or (iii) any other event has occurred which gives the holder the right to accelerate payment and/or take steps to foreclose on the mortgage securing the Eligible Loan under the Eligible Loan documentation.

            DELINQUENT LOAN: Any Eligible Loan which has a payment which is 30 days or more past its Due Date without giving effect to any Servicer Monthly Advance.

            DEPOSITARY: First Chicago Trust Company of New York, in its capacity as Depositary under the Depositary Agreement, or any successor Depositary under the Depositary Agreement.

            DEPOSITARY AGREEMENT: The Amended and Restated Depositary Agreement, dated as of December 11, 1998, entered into by the Trust and the Depositary, as the same may at any time be amended, modified or supplemented.

            DEPOSITOR: Cendant Mortgage Corporation, in its capacity as Depositor, or any successor Depositor.

            DETERMINATION DATE: With respect to a Due Period, the 16th day (or if such day is not a Business Day, the Business Day immediately succeeding such day) of the calendar month following such Due Period.

            DUE DATE: The first day of the month in which the related Monthly Payment is due on an Eligible Loan, exclusive of any days of grace.

            DUE PERIOD: With respect to each Payment Date, the period commencing on the first day of the month preceding the month of the Payment Date and ending on the last day of the month preceding the month in which the Payment Date occurred.

            EARLY AMORTIZATION EVENT: With respect to each Series, if any of the following shall have occurred prior to the applicable Final Scheduled Distribution Date: (i) a Termination Event, (ii) the Trust's commitment to purchase Mortgage Loans has terminated prior to the Final Scheduled

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Distribution Date of any Series of Certificates, (iii) an Indenture Event of
Default, (iv) a Liquidity Agreement Event of Default (v) an Interest Rate Swap Termination Event, (vi) an Interest Rate Swap Event of Default.

            ELIGIBLE INVESTMENTS: Investments which mature no later than the next following Payment Date in the following:(i) obligations issued by, or the full and timely payment of principal of and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality thereof (which agency or instrumentality is backed by the full faith and credit of the United States of America), (ii) commercial paper (other than the Commercial Paper) rated (at the time of purchase) at least "A-l" by S&P, "P-1" by Moody's and, if rated by Fitch, "F1," (iii) certificates of deposit, other deposits or bankers' acceptances issued by or established with commercial banks having short-term deposit ratings (at the time of purchase) of at least "A-l" by S&P, "P-1" by Moody's and, if rated by Fitch, "F1," (iv) repurchase agreements involving any of the Eligible Investments described in clauses (i) through (iii) hereof so long as the other party to the repurchase agreement has short-term unsecured debt obligations or short-term deposits rated (at the time of purchase) at least "A-l" by S&P, "P-1" by Moody's and, if rated by Fitch, "F1," and (v) if approved in writing by Moody's, direct obligations of any money market fund or other similar investment company all of whose investments consist of obligations described in the foregoing clauses of this definition and that is rated "AAm" by S&P, "Aam" by Moody's and, if rated by Fitch, "AA/V-1+" or higher. In addition, any such Eligible Investment shall not have an "r" highlighter affixed to its rating, and its term shall have a predeter mined fixed dollar amount of principal due at maturity that cannot vary or change. Interest on any Eligible Investment shall be tied to a single interest rate index plus a single fixed spread, if any, and move proportionately with that index.

            ELIGIBLE LOAN: Conforming Loans and Jumbo Loans that satisfy the Eligibility Criteria and the Portfolio Criteria. An Eligible Loan includes, without limitation, the Mortgage Loan File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, VA Guaranty Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Eligible Loan.

            ELIGIBILITY CRITERIA: In connection with the Purchaser's purchase of mortgage loans on any day, the mortgage loans acquired on such day must satisfy the following criteria: (i) each mortgage loan must be either a Conforming Loan or a Jumbo Loan, (ii) each mortgage loan must have been originated or purchased by the Seller or the Additional Seller, as applicable, in accordance with its then-current origination or acquisition underwriting practices within 60 days prior to the acquisition thereof by the Purchaser, (iii) the aggregate Initial Purchase Price of all mortgage loans secured by properties located in California and acquired on such day may not exceed 30% of the aggregate Initial Purchase Price of all mortgage loans acquired on such day, (iv) the aggregate Initial Purchase Price of all mortgage loans secured by properties located in any state other than California and acquired on such day may not exceed 15% of the aggregate Initial Purchase Price of all mortgage loans acquired on such day, (v) the aggregate Initial Purchase Price of all mortgage loans guaranteed by either the Federal Housing Authority or the Veterans Administration and acquired on such day may not exceed 30% of the aggregate Initial Purchase Price of all mortgage loans acquired on such day, (vi) the aggregate Initial Purchase Price of all Jumbo Loans acquired on such day may not exceed 35% of the aggregate Initial Purchase Price of all mortgage loans acquired on such day and (vii) each mortgage loan may not be made to a borrower that is generally referred to as "sub-prime borrower." In addition, the representations and warranties made by the Seller and the Servicer (in its own capacity and on behalf of the Additional Seller) in this Agreement must be true and correct in all material respects on such day.

            ELIGIBILITY REPRESENTATIONS: The representations and warranties made by the Seller and the Servicer (on behalf of the Additional Seller) with respect to each mortgage loan, set forth in SECTION 3.2 herein.

            EQUIVALENT SECURITY: With respect to a mortgage loan, a mortgage-backed security issued by FHLMC, FNMA or GNMA having a term to final maturity equal to the remaining term to maturity of such mortgage loan and an interest or pass-through rate equal to the interest rate on such mortgage loan (net of servicing fees).

            EQUIVALENT SECURITY PRICE: With respect to a mortgage loan, the price (expressed as a percentage of the principal amount) of the Equivalent Security for such mortgage loan. The price of an Equivalent Security shall be determined by the Servicer on any date by reference to an independent market price reference such as Telerate.

            ERRORS AND OMISSIONS INSURANCE POLICY: An errors and omissions insurance policy or policies to be maintained by the Servicer pursuant to
SECTION 4.13 hereof.

            ESCROW ACCOUNT: As to any Eligible Loan, any separate account or accounts created and maintained pursuant to SECTION 4.7 hereof.

            ESCROW PAYMENTS: With respect to any Eligible Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required by the Mortgagee to be escrowed by the Mortgagee pursuant to the Mortgage or any other related document.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal

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Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

            FHA APPROVED MORTGAGEE: A corporation or institution approved as a mortgagee by the FHA under the Act and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

            FHA LOAN: An Eligible Loan which is the subject of an FHA Mortgage Insurance Contract.

            FHA MORTGAGE INSURANCE: Mortgage insurance authorized under Sections 203(b), 213, 221(d)(2), 222, and 235 of the Act and provided by the FHA.

            FHA MORTGAGE INSURANCE CONTRACT: The contractual obligation of the FHA respecting the insurance of an Eligible Loan.

            FHA REGULATIONS: Regulations promulgated by HUD under the Federal Housing Administration Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            FHLMC GUIDES: The Federal Home Loan Mortgage Corporation Sellers' Guide and the Federal Home Loan Mortgage Corporation Servicers' Guide and all amendments or additions thereto.

            FICO SCORE: A statistical credit score obtained by many mortgage lenders in connection with a loan application to help assess a borrower's creditworthiness. A FICO score is generated by models developed by a third party and made available to lenders through three national credit bureaus. The FICO score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.

            FIDELITY BOND: A fidelity bond to be maintained by the Servicer pursuant to SECTION 4.13 hereof.

            FINAL SCHEDULED DISTRIBUTION DATE: With respect to any Series of Certificates, the final scheduled distribution date set forth in the applicable Series Trust Agreement Supplement, as modified in the manner set forth in
SECTION 3.4(b), 3.4(c) or 3.4(d) of the Base Trust Agreement.

            FITCH: Fitch IBCA Inc., or any successor thereto.

            FNMA: The Federal National Mortgage Association, or any successor thereto.

            FNMA GUIDES: The FNMA Selling and Servicing Guides and all amendments or additions thereto.

            GNMA: The Government National Mortgage Association, or any successor thereto.

            GNMA GUIDES: The GNMA Handbooks 5500.1 and 5500.2 and all amendments or additions thereto.

            GUARANTEE: The full, unconditional and irrevocable guarantee of the Servicer's performance and payment obligations, set forth in ARTICLE XIII hereof.

            GUARANTOR: PHH Corporation, a Maryland corporation, in its capacity as Guarantor, or any successor Guarantor.

            GUIDELINES: The GNMA Guides, the FNMA Guides and the FHLMC Guides, as such Guides have been amended from time to time with respect to the Seller.

            HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and GNMA.

            INDENTURE: The Base Indenture, together with all Supplements thereto, as the same may at any time be amended, modified or supplemented.

            INDENTURE EVENT OF DEFAULT: An event of default under the Indenture.

            INDENTURE TRUSTEE: The Bank of New York, not in its individual capacity, but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee as provided in the Indenture.

            INITIAL PURCHASE PRICE: The sum of the Original Principal Purchase Price of an Eligible Loan plus the Acquisition Date Accrued Interest.

            INSURANCE PROCEEDS: With respect to any Eligible Loan, proceeds of insurance policies insuring the Eligible Loan or the related Mortgaged Property.

            INSURED AMOUNT: The meaning specified in SECTION 4.10 of this Agreement.

            INTEREST RATE SWAPS: The amended and restated interest rate swap agreements, each dated as of December 11, 1998, and any other interest rate swap agreement entered into, between the Trust and each Swap Counterparty separately or any substitute interest rate swaps entered into pursuant to the provisions of the Interest Rate Swaps, as any of the same may at any time be amended, modified or supplemented.

            INTEREST RATE SWAP EVENT OF DEFAULT: An event of default under an Interest Rate Swap.

            INTEREST RATE SWAP TERMINATION EVENT: A termination event under an Interest Rate Swap.

            JUMBO LOAN: A mortgage loan which substantially conforms to the Guidelines except (i) the principal amount thereof may exceed the principal amount of a loan which conforms to the Guidelines, and (ii) for other specified exceptions to the Guidelines which are consistent with the Seller's Jumbo Loan underwriting standards. Jumbo Loans will not include mortgage loans made to borrowers that are generally referred to as "sub-prime" borrowers.

            JUMBO PRICE SPREAD: With respect to Jumbo Loans, the reduction in Equivalent Security Price, as agreed to by the Seller, the Purchaser and the Agent.

            LIQUIDATION PROCEEDS: All amounts received and retained in connection with the liquidation of Defaulted Loans.

            LIQUIDITY AGREEMENT: The Amended and Restated Liquidity Agreement, dated as of December 11, 1998, among the Purchaser, the Liquidity Banks and the Agent, as the same may at any time be amended, modified or supplemented.

            LIQUIDITY AGREEMENT EVENT OF DEFAULT: An event of default under the Liquidity Agreement, as set forth in SECTION 9.01 of the Liquidity Agreement.

            LIQUIDITY BANKS: The banks or other financial institutions which are parties to the Liquidity Agreement.

            LOAN: A loan made by Liquidity Banks pursuant to the Liquidity Agreement.

            LOAN DOCUMENTS: The documents listed in SECTION 2.1 of this Agreement.

            LOAN TERMINATION DATE: Each day on which a deposit is made into the Collateral Account in respect of Terminated Loans.

            LOAN-TO-VALUE RATIO OR LTV: With respect to any Eligible Loan, the ratio expressed as a percentage of the Scheduled Principal Balance of the Eligible Loan as of the date of origination (unless otherwise indicated) to the lesser of (i) the Appraised Value of the Mortgaged Property, and (ii) if the Eligible Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

            MARK TO MARKET PRICE: With respect to a mortgage loan, (i) the Mark to Market Price of a Conforming Loan shall be the Equivalent Security Price multiplied by the unpaid principal amount of such Conforming Loan and (ii) the Mark to Market Price of a Jumbo Loan shall be the Equivalent Security Price reduced by the Jumbo Price Spread multiplied by the unpaid principal amount of such Jumbo Loan.

            MATERIAL ADVERSE EFFECT: A material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Purchaser, (b) the ability of any of the Purchaser, the Seller, the Additional Seller, the Servicer or the Guarantor to perform any of its obligations under this Mortgage Loan Purchase and Servicing Agreement or any of the other Program Documents.

            MONTHLY PAYMENT: The scheduled monthly payment of principal and interest on an Eligible Loan.

            MONTHLY SERVICER ADVANCE REPORT: The meaning specified in SECTION
4.22 hereof.

            MOODY'S: Moody's Investors Service, Inc., and any successors thereto.

            MORTGAGE: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a lien on an estate in fee simple in real property securing the Mortgage Note.

            MORTGAGE IMPAIRMENT INSURANCE POLICY: A mortgage impairment or blanket hazard insurance policy as described in SECTION 4.12 hereof.

            MORTGAGE INTEREST RATE: The annualized regular rate of interest borne on a Mortgage Note.

            MORTGAGE LOAN FILE: The items pertaining to each Eligible Loan referred to in SECTION 2.1 hereof, and any additional documents required to be added to the Mortgage Loan File pursuant to this Agreement.

            MORTGAGE LOAN SCHEDULE: A schedule of Eligible Loans annexed to the Transfer Supplement and delivered to the Purchaser on the related Closing Date, such schedule setting forth the following information with respect to each Eligible Loan: (1) the identifying number for the Eligible Loan; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the state code; (4) a code indicating whether the Mortgaged Property is a one family residence or a 2-4 family residence; (5) the months to maturity from the Closing Date based on the amortization schedule for such Eligible Loan; (6) the Loan-to-Value Ratio at the Closing Date; (7) the Mortgage Interest Rate; (8) the stated maturity date; (9) the amount of the Monthly Payment; (10) the original principal balance; (11) the PMI Policy certificate number, if any; (12) the Qualified Insurer, if any; (13) the type of loan (FHA, VA, Conforming, Jumbo);
(14) payment type (fixed rate or adjustable rate); and (15) purchase price. With respect to any Portfolio in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Closing Date: (1) the number of Eligible Loans; (2) the current aggregate outstanding principal balance of the Eligible Loans; (3) the weighted average Mortgage Interest Rate of the Eligible Loans; and (4) the weighted average maturity of the Eligible Loans.

            MORTGAGE NOTE: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            MORTGAGEE: The lender on a Mortgage Note.

            MORTGAGED PROPERTY: The real property securing repayment of the debt evidenced by a Mortgage Note.

            MORTGAGOR: The obligor on a Mortgage Note.

            MERS: Mortgage Electronic Registration Systems, Inc.

            NOTE PURCHASE AGREEMENT: The note purchase agreements, dated as of December 4, 1998 and November 4, 1999, respectively, by and among the Purchaser, the Company, the Seller, the Indenture Trustee and Lehman Brothers Inc., as representative of the initial purchasers, for the Variable Rate Residential Mortgage Loan Medium-Term Notes, Series 1998-2 and the Variable Rate Term Notes, Series 1999-1, respectively, and each note purchase agreement, if any, entered into by the Purchaser, the Company, the Indenture Trustee and the purchasers thereof in connection with the issuance of any Series of Notes.

            NOTES: The Variable Rate Residential Mortgage Loan Medium-Term Notes, Series 1998-2, the Variable Rate Term Notes, Series 1999-1 and any additional Series of notes issued pursuant to the Base Indenture and any Supplement.

            OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board and Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President or of the Seller, the Additional Seller, the Servicer or the Guarantor, as applicable, and delivered to the Purchaser as required by this Agreement.

            OPINION OF COUNSEL: A written opinion of counsel, who may be an employee of the Seller, the Additional Seller, the Servicer or the Guarantor, as applicable, in a form reasonably acceptable to the Purchaser.

            ORIGINAL PRINCIPAL PURCHASE PRICE: With respect to each mortgage loan, the Mark to Market Price at the close of business on the second Business Day immediately preceding the Closing Date of the sale of such mortgage loan by the Seller or the Additional Seller to the Purchaser.

            OUTSTANDING PURCHASE PRICE: With respect to any Eligible Loan and any date of determination, (i) the Initial Purchase Price of such mortgage loan less (ii) the amount of any payments received by the Purchaser and deposited in the Collateral Account in respect of Acquisition Date Accrued Interest, less
(iii) the product of (x) the aggregate of all previous principal payments made on such mortgage loan and deposited into the Collateral Account on or prior to such date of determina tion, and (y) the related Purchase Price Adjustment Factor; PROVIDED, HOWEVER, the Outstanding Purchase Price of a mortgage loan (other than a Terminated Loan) shall only be reduced on a Payment Date and the Outstanding Purchase Price of a Terminated Loan shall be reduced on the related Loan Termination Date; PROVIDED, FURTHER, that solely for calculating a Partial Termination Payment with respect to a Terminated Loan which is sold by the Servicer on behalf of the Purchaser to a third party, the Outstanding Purchase Price shall be deemed to exclude the product of (i) Retained Payment with respect to such Terminated Loan, and (ii) the Purchase Price Adjustment Factor; PROVIDED, FURTHER, that after any Loan Termination Date the Outstanding Purchase Price of a Terminated Loan shall be zero except that the Outstanding Purchase Price of a Terminated Loan which is sold by the Servicer on behalf of the Purchaser to a third party shall be the amount of the Retained Payment.

            OWNER TRUSTEE: First Union Trust Company, National Association, acting not in its individual capacity, but solely on behalf of the Purchaser as owner trustee under the Base Trust Agreement.

            PARTIAL TERMINATION PAYMENT: An amount, which may be positive or negative, calculated with respect to each Terminated Loan (I) which is sold by the Trust to a third party or securitized equal to the product of (i) the unpaid principal balance of the Eligible Loan to which the loan termination relates and
(ii) the difference between (x) the Purchase Price Adjustment Factor for such Eligible Loan and (y) (A) if the loan termination occurs with respect to a non-Delinquent or non-Defaulted Loan, the sales price (expressed as a percentage of par) of the Eligible Loan to which the loan termination relates (which sales price in the case of a bundled whole loan sale or a Securitization shall equal the sales price for the related bundle of loans or Securitization) or (B) if the loan termination occurs with respect to a Delinquent or Defaulted Loan, the Credit-Adjusted Price or (II) which results from a prepayment in full of such Eligible Loan equal to the product of (x) the related Purchase Price Adjustment Factor less 100% and (y) the principal payments that were deposited in the Collateral Account on such date.

            PAYMENT DATE: The 20th day (or if such day is not a Business Day, the immediately succeeding Business Day) of any month.

            PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

            PHH CORPORATION: A Maryland corporation.

            PMI POLICY: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Eligible Loans.

            POOLING DATE: With respect to any Terminated Loan sold by the Servicer on behalf of the Purchaser to a third party, the date on which the pool in which such Terminated Loan is included is cut by the Servicer.

            PORTFOLIO: An Eligible Loan or pool of Eligible Loans sold to the Purchaser on a given day pursuant to the terms hereof and the applicable Transfer Supplement.

            PORTFOLIO AGING LIMITATIONS: With respect to the age of the Eligible Loans owned by the Purchaser on any day, the following limitations shall apply:

            (i) the aggregate Outstanding Purchase Price of Eligible Loans acquired by the Purchaser more than three (3) months prior to such day may not exceed 30% of the then-current Program Size; (ii) the aggregate Outstanding Purchase Price of Eligible Loans acquired by the Purchaser more than six (6) months prior to such day may not exceed 5% of the then-current Program Size; and
(iii) the Purchaser must securitize or sell each Eligible Loan acquired by it within one (1) year of the date of acquisition; PROVIDED, HOWEVER, that, subject to Rating Agency Confirmation, the Controlling Majority with the consent of the Required Banks and the Required Certificateholders may waive any of the requirements of clauses (i) and (ii) above.

            PORTFOLIO CRITERIA: On any day, after giving effect to the Purchaser's purchase and sale of mortgage loans on such day, the mortgage loans owned by the Purchaser in the aggregate must satisfy the following criteria: (i) the aggregate Outstanding Purchase Price of mortgage loans secured by property in California may not on such date exceed 30% of the then-current Program Size;
(ii) the
aggregate Outstanding Purchase Price of mortgage loans secured by property in a single state other than California may not on such date exceed 15% of the then current Program Size; (iii) the aggregate Outstanding Purchase Price of mortgage loans insured or guaranteed by either the FHA or VA may not on such date exceed 30% of the then-current Program Size; (iv) the aggregate Outstanding Purchase Price of Jumbo Loans may not on such date exceed 35% of the then-current Program Size; (v) the mortgage loans owned by the Trust must have a weighted average FICO Score of at least 675 (excluding loans insured or guaranteed by the FHA or VA); and (vi) the weighted average loan to value ratio of the mortgage loans owned by the Trust must not on such date exceed 85% (excluding loans insured or guaranteed by the FHA or VA).

            PRINCIPAL PREPAYMENT: Any payment or other recovery of principal made on an Eligible Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            PROGRAM DOCUMENTS: The Liquidity Agreement, the Indenture, the Security Agreement, the Custodial Agreement, this Purchase Agreement, the Guarantee, the Trust Agreement, the Depositary Agreement, the Interest Rate Swaps, the Commercial Paper Dealer Agreement, the Administration Agreement and the Note Purchase Agreement and the Certificate Purchase Agreement.

            PROGRAM SIZE: The sum of the Series Program Sizes, as such limit may be increased or decreased in accordance with the Program Documents.

            PURCHASE PRICE ADJUSTMENT FACTOR: With respect to any Eligible Loan, the Original Principal Purchase Price of such Eligible Loan expressed as a percentage of par.

            PURCHASER OR TRUST: Bishop's Gate Residential Mortgage Trust, a Delaware business trust.

            QUALIFIED DEPOSITORY: Any depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated "A2" and "A" or better by Moody's and S&P, respectively, or such depository as shall be acceptable to Moody's and S&P, as applicable.

            QUALIFIED INSURER: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FHLMC, FNMA or GNMA.

            QUALIFIED PURCHASER: A leading purchaser in the market for mortgage loans having the highest credit standing which satisfy all the criteria that the Calculation Agent would apply generally at such time in determining whether to offer or make an extension of credit thereto.

            RATED BIDDER: Shall have the meaning set forth in SECTION 11.3.

            RATING AGENCY: S&P, Moody's and Fitch.

            RATING AGENCY CONFIRMATION: A written confirmation from each Rating Agency that the proposed action will not cause the reduction or withdrawal of their respective then current ratings on any outstanding Series of Certificates, any outstanding Series of Notes or any outstanding Commercial Paper.

            RECONCILIATION DATE: The first and fifteenth day of each calendar month (or, if such day is not a Business Day, the next following Business Day).

            REFERENCE MORTGAGE LOAN: A hypothetical mortgage loan used by the Calculation Agent for the purposes of determining the Credit-Adjusted Price which is otherwise identical to the Delinquent or Defaulted Loan in all respects, including interest rate, principal balance, cash flows and all other payment characteristics except that such mortgage loan is not a Delinquent or Defaulted Loan.

            REMARKETING AGENT: Lehman Brothers Inc., in its capacity as Remarketing Agent, or any successor Remarketing Agent for all Series of Certificates, pursuant to a mutually acceptable remarketing agent agreement.

            REO DISPOSITION: The final sale by the Servicer of any REO Property.

            REO DISPOSITION PROCEEDS: All amounts received with respect to an REO Disposition (net of costs related thereto) pursuant to SECTION 4.17 hereof.

            REO PROPERTY: A Mortgaged Property acquired by the Servicer on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in SECTION 4.17 hereof.

            REPURCHASE PRICE: With respect to any mortgage loan that is repurchased by the Seller or Servicer in accordance with SECTIONS 3.3, 6.2 and
7.1 hereof, the Outstanding Purchase Price of such loan plus accrued interest through the date of repurchase.

            REQUIRED BANKS: Liquidity Banks having an aggregate principal amount of outstanding Liquidity Loans and available commitments under the Liquidity Agreement equal to 51% of the aggregate principal amount of outstanding Liquidity Loans and available commitments for all Liquidity Banks.

            REQUIRED CERTIFICATEHOLDERS: A majority in principal amount of all Series of Certificates, voting together as a class.

            REQUIRED NOTEHOLDERS: A majority in principal amount of all Series of Notes, voting together as a single class.

            RESERVE FUND: The segregated trust account established and maintained by the Collateral Agent for the benefit of the Secured Parties and the holders of all Series of Certificates, as set forth in SECTION 5.05 of the Security Agreement.

            RESERVE FUND AVAILABLE AMOUNT: On any day, the amount on deposit in the Reserve Fund as of such day.

            RETAINED PAYMENT: With respect to any Terminated Loan sold by the Servicer on behalf of the Purchaser to a third party or securitized, the sum of
(A) with respect to any such Terminated Loan which has a Pooling Date prior to the 15th day of the month, the amount of principal payments which are scheduled to be received by the Purchaser in the month in which the Loan Termination Date for such Terminated Loan occurs and (B) the amount of Principal Prepayments not deposited into the Collateral Account and received by the Purchaser prior to the Pooling Date where the next Reconciliation Date occurs prior to such Pooling Date.

            SAIF: The Savings Association Insurance Fund, or any successor thereto.

            SCHEDULED PRINCIPAL BALANCE: With respect to any Eligible Loan, as of any date of determination, the original principal balance thereof, reduced by the principal portion of all Monthly Payments then due on or before such date of determination, whether or not received.

            SECURED PARTIES: The Swap Counterparties, the Liquidity Banks, the Agent, the holders of all Series of Notes, the Indenture Trustee and the holders of the Commercial Paper.

            SECURITIES ACT OF 1933 OR THE 1933 ACT: The Securities Act of 1933, as amended.

            SECURITIES or SECURITIZATION SECURITIES: Any note, bond or pass-through certificate that is, directly or indirectly, secured by or represents an interest in any Eligible Loan or pool of Eligible Loans.

            SECURITIZATION or SECURITIZED: A transaction in which any Eligible Loan or pool of Eligible Loans designated by the Purchaser is financed through or sold to a Securitization Vehicle, which vehicle issues Securities in the capital markets.

            SECURITIZATION VEHICLE: FHLMC, FNMA, GNMA or any trust, partnership, corporation, limited liability corporation, limited liability partnership or other state law entity that is created for the principal purpose of owning or holding an Eligible Loan or Eligible Loans which are the subject of a Securitization.

            SECURITY AGREEMENT: The Amended and Restated Security Agreement, dated as of December 11, 1998, among the Purchaser, the Agent, the Indenture Trustee and the Collateral Agent, as the same may at any time be amended, modified or supplemented.

            SELLER: Cendant Mortgage Corporation, a New Jersey corporation.

            SERIES: Shall mean (x) any Series of Notes, (y) the Commercial Paper and Liquidity Loans (such Commercial Paper and Liquidity Loans taken together as one Series), or (z) any Series of Certificates, as the context may require.

            SERIES PROGRAM SIZE: Shall mean, with respect to each Series of Notes, the amount set forth in the Series Supplement for such Series of Notes (including, without limitation, the amount of Certificates required to be issued in connection therewith) and, with respect to the Series of Liquidity Loans and Commercial Paper, $1,546,400,000 (as such size may be increased or decreased in accordance with the Program Documents).

            SERIES TRUST AGREEMENT SUPPLEMENT: With respect to each Series of Certificates, the related supplement to the Base Trust Agreement.

            SERVICER: Cendant Mortgage Corporation, a New Jersey corporation, or any successor Servicer as provided herein.

            SERVICER EVENT OF DEFAULT: Any one of the conditions or circumstances enumerated in SECTION 10.1 hereof.

            SERVICER MONTHLY ADVANCE: Amounts advanced by the Servicer in respect of Delinquent Loans pursuant to SECTION 5.1 hereof.

            SERVICER REPORT: The meaning specified in SECTION 4.18 hereof.

            SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses other than Servicer Monthly Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer in connection with a default or other unanticipated occurrence with respect to an Eligible Loan owned by the Purchaser (and not including the performance of its ordinary and customary activities as Servicer), including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) any advances of taxes and insurance premiums made pursuant to SECTION
4.9 hereof as a consequence of the default by the Mortgagor on its obligation to pay such amounts.

            SERVICING FEE: With respect to the services provided by the Servicer pursuant to this Agreement, an annual servicing fee of 3/8 of 1% on the average monthly balance of Eligible Loans held by the Purchaser during such month plus the excess fee, if any, pursuant to SECTION 5.03(b)(xi) of the Security Agreement.

            S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, or any successor thereto.

            SUPPLEMENT: A supplement to the Base Indenture with respect to any Series of Notes.

            SWAP COUNTERPARTY: Each of The Bank of Nova Scotia, Bank of America, N.A. (formerly NationsBank, N.A.), Barclay's Bank or any other swap counterparty which is a commercial bank or financial institutions having short-term credit ratings of "A-1+" and "P-1" from S&P and Moody's and "F1+," if rated by Fitch, and long-term credit ratings of at least "AA-" and "Aa3" from S&P and Moody's and "AA-," if rated by Fitch .

            TERMINATED LOAN: Each Eligible Loan which is (1) sold or Securitized or (2) prepaid in full.

            TERMINATION EVENT: The meaning specified in SECTION 11.2 hereof.

            TERMINATION EVENT AUCTION: Shall have the meaning set forth in
SECTION 11.2 hereof.

            TRANSFER SUPPLEMENT: The document pursuant to which each Eligible Loan or Eligible Loans are sold by the Seller or the Additional Seller to the Purchaser, a form of which is attached hereto as EXHIBIT A-1 and EXHIBIT A-2, respectively.

            TRUST AGREEMENT: The Base Trust Agreement, together with all Series Trust Agreement Supplements thereto, as the same may at any time be amended, modified or supplemented.

            VA: The U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

            VA APPROVED LENDER: Those lenders which are approved by the VA to act as a lender in connection with the origination of VA Loans.

            VA GUARANTY PROCEEDS: The proceeds of any payment of a VA Loan Guaranty Certificate.

            VA LOAN: An Eligible Loan which is the subject of a VA Loan Guaranty Certificate as evidenced by a VA Loan Guaranty Certificate, or an Eligible Loan which is a vendee loan sold by the VA.

            VA LOAN GUARANTY CERTIFICATE: The obligation of the United States to pay a specific percentage of an Eligible Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen's Readjustment Act, as amended.

            VA REGULATIONS: Regulations promulgated by the U.S. Department of Veterans Affairs pursuant to the Servicemen's Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to VA Loans, including related handbooks, circulars and notices.

            VOTING GROUP: The meaning specified in SECTION 12.4 hereof.

            WET FUNDED LOAN: A mortgage loan that is originated by the Seller or the Additional Seller and purchased by the Purchaser, prior to the delivery of the Mortgage Note to the Custodian.

            WET FUNDED LOAN LIMITATION: On any day, if the ratings of PHH Corporation are below "BBB+" or "Baa1", the aggregate Outstanding Purchase Price of Wet Funded Loans may not exceed 30% of the then-current Program Size.

                                   ARTICLE II

              SALE OF ELIGIBLE LOANS; POSSESSION OF MORTGAGE FILES;
                     BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                              DELIVERY OF DOCUMENTS

            Section 2.1 SALE OF ELIGIBLE LOANS; POSSESSION OF MORTGAGE LOAN FILES; MAINTENANCE OF MORTGAGE LOAN FILES.

            (a) (i) From time to time, pursuant to any Transfer Supplement, the Seller or the Additional Seller, as applicable, may sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest (not including servicing rights with respect to the Eligible Loans, which shall be retained by the Seller or the Servicer, as applicable, subject to and in accordance with this Agreement) of the Seller or the Additional Seller, as applicable, in and to any Eligible Loans, including Wet Funded Loans, originated by the Seller or the Additional Seller, as applicable; PROVIDED, HOWEVER, that the Purchaser shall not at any time be required to purchase Eligible Loans having an aggregate Outstanding Purchase Price greater than the then-current Program Size; PROVIDED, FURTHER, that mortgage loans transferred on each Closing Date must satisfy the Eligibility Criteria. The Seller or the Servicer (on behalf of the Additional Seller), as applicable, shall provide a notice to the Purchaser, the Indenture Trustee, the Agent, the Collateral Agent and the Swap Counterparties not later then 4:00 p.m., New York City time, one Business Day prior to the execution of any Transfer Supplement of its intention to sell a Portfolio to the Purchaser pursuant to a Transfer Supplement. In such notice, the Seller or the Servicer (on behalf of the Additional Seller), as applicable, shall inform the Purchaser of the aggregate principal balance of the Eligible Loans that it intends to sell on such date. The subject Portfolio shall be sold by the Seller or the Additional Seller, as applicable, to the Purchaser as described in SECTION 2.2 hereof. Each Transfer Supplement shall be executed by the Seller or the Servicer (on behalf of the Additional Seller), as applicable, and the Purchaser at the time of the sale of the subject Portfolio. Notwithstand ing the foregoing, the Purchaser, the Seller, the Additional Seller and the Servicer, each acknowledge and agree that, subject to and in accordance with this Agreement, the Seller or the Servicer, as applicable, is the owner of the servicing rights with respect to the Eligible Loans sold to the Purchaser by the Seller or the Additional Seller, as applicable, and the Seller or the Servicer, as applicable, is responsible for all servicing duties.

      (ii) Upon execution of any Transfer Supplement by the Seller or the Servicer (on behalf of the Additional Seller), as applicable, and the Trust and receipt of the purchase price therefor, the Seller or the Additional Seller, as applicable, hereby sells, assigns, transfers, sets over and conveys to the Trust all right, title and interest of the Seller or the Additional Seller, as applicable, in, to and under each mortgage loan identified on the such Transfer Supplement. It is intended that the transfer, assignment and conveyance herein contemplated constitute a sale of the mortgage loans, conveying good title thereto free and clear of any Liens, by the Seller or the Additional Seller, as applicable, to the Trust and that the mortgage loans not be part of the Seller's or the Additional Seller's, as applicable, estate in the event of insolvency. In the event that the mortgage loans are held to be property of the Seller or the Additional Seller, as applicable, or if for any other reason the Transfer Supplement is held or deemed to create a security interest in the mortgage loans, the parties intend that the Seller or the Additional Seller, as applicable, shall be deemed to have granted, and shall have granted, to the Trust a first-priority perfected security interest in the mortgage loans and all Collateral related thereto now existing or hereafter arising for the purpose of securing the rights of the Trust under this Agreement, and that this Agreement and the Transfer Supplement shall each constitute a security agreement under applicable law.

            (b) Pursuant to SECTION 2.5, as soon as practicable, but in any event on or before the date which is 21 days after any sale of Eligible Loans to the Purchaser, the Seller or the Servicer (on behalf of the Additional Seller), as applicable, shall deliver each Mortgage Note, including Mortgage Notes on Wet Funded Loans (subject to the Wet Funded Loan Limitation), to the Custodian as agent of the Collateral Agent. The Seller or the Servicer (on behalf of the Additional Seller), as applicable, shall deliver the related Loan Documents to the Servicer and the contents of each Mortgage Loan File shall be held in trust by the Servicer for the benefit of the Purchaser. The possession of each Mortgage Loan File by the Servicer is at the will of the Purchaser for the sole purpose of servicing the related Eligible Loan and such retention and possession by the Servicer is in a custodial capacity only. Upon the sale of the Eligible Loans, the ownership of each Mortgage Note, the related Mortgage and the related Mortgage Loan File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Eligible Loan prepared by or which come into the possession of the Servicer shall vest immediately in the Purchaser and shall be retained and maintained by the Servicer, in trust, at the will of the Purchaser and the Collateral Agent and only in such custodial capacity. Each Mortgage Loan File and the Servicer's books and records shall each be marked appropriately to reflect clearly the sale of the related Eligible Loans to the Purchaser. The Custodian shall only release its custody of the contents of any Mortgage Loan File in its possession accordance with the Custodial Agreement.

      The Mortgage Loan File shall consist of the following documents (constituting, collectively, the "LOAN DOCUMENTS") and such other documents as Purchaser may require from time to time:

                  (i) the original of any guarantee executed in connection with the Mortgage Note (if any);

                  (ii) the original Mortgage with evidence of recording thereon. If in connection with any Eligible Loan, the Seller or the Servicer (on behalf of the Additional Seller), as applicable, cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller or the Servicer (on behalf of the Additional Seller), as applicable, shall deliver or cause to be delivered to the Servicer, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an officer's certificate of the Seller or the Servicer (on behalf of the Additional Seller), as applicable, stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Servicer upon receipt thereof by the Seller or the Servicer (on behalf of the Additional Seller), as applicable; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

                  (iii) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon;

                  (iv) unless the original Mortgage was recorded in the name of MERS, an Assignment of Mortgage for each Eligible Loan, in form and substance acceptable for recording, and all interim assignments with evidence of recording thereon, if any; if the Eligible Loan was acquired by the Seller or the Additional Seller, as applicable, in a merger, any Assignment of Mortgage (other than an original Mortgage recorded in the name of MERS) must be made by "[Seller] [Additional Seller], successor by merger to [name of predecessor]." If the Eligible Loan was acquired or originated by the Seller or the Additional Seller, as applicable, while doing business under another name, any Assignment of Mortgage (other than an original Mortgage recorded in the name of MERS) must be by "[Seller] [Additional Seller], formerly known as [previous name]." If the Eligible Loan was acquired by the Seller or the Additional Seller, as applicable, as receiver for another entity, any Assignment of Mortgage (other than an original Mortgage recorded in the name of MERS) must be by "[Seller] [Additional Seller], receiver for [name of entity in receivership]." Any Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law to perfect or on direction of the Purchaser as provided in this Agreement. If any Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Servicer, as Custodian. If any Assignment of Mortgage is not to be recorded, such Assignment of Mortgage shall be delivered in blank;

                  (v) the originals of all intervening assignments of mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller or the Servicer (on behalf of the Additional Seller), as applicable, shall deliver or cause to be delivered to the Servicer, a photocopy of such intervening assignment, together with
      (i) in the case of a delay caused by the public recording office, an officer's certificate of the Seller or the Servicer (on behalf of the Additional Seller), as applicable, stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Servicer upon receipt thereof by the Seller or the Servicer (on behalf of the Additional Seller), as applicable; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in a case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

                  (vi) if available, the original mortgagee title insurance policy or attorney's opinion of title and abstract of title, or if the policy has not yet been issued, (a) the irrevocable written commitment, interim binder or marked up binder for a title insurance policy issued by the title insurance company dated and certified as of the date the Eligible Loan was funded, or (b) a copy of the applicable escrow instructions indicating the name of the title company with, in either case, a statement by the title insurance company or closing attorney on such binder or commitment or escrow instructions that the priority of the lien on the related Mortgage during the period between the date of the funding of the related Eligible Loan and the date of the related title policy is insured;

                  (vii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

                  (viii) the original of any primary mortgage insurance policy (if any); and

                  (ix) if the Eligible Loans are sold to the Agencies, the originals of other documents, forms, releases, certifications and papers required by the applicable Agency Custodial Agreement.

            (c) On the date hereof and on the date of each other increase in the then-current Program Size, the Seller or the Servicer (on behalf of the Additional Seller) shall deposit an amount into the Reserve Fund from the proceeds of the sale of the Eligible Loans to the Purchaser so that the amount on deposit in the Reserve Fund equals 0.60% of the then-current Program Size.

            (d) It is the intention of this Agreement that each conveyance of the Seller's or the Additional Seller's, as applicable, right, title and interest in and to the Eligible Loans (not including servicing rights with respect to the Eligible Loans, which shall be retained by the Seller or the Servicer, as applicable) pursuant to this Agreement shall constitute a purchase and sale and not a loan.

            Section 2.2 DETERMINATION OF PURCHASE PRICE; DEPOSIT BY SELLER AND THE ADDITIONAL SELLER.

            (a) Upon notice from the Seller or the Servicer (on behalf of the Additional Seller), as applicable, to the Purchaser of the prospective sale of a Portfolio by the Seller or the Additional Seller, as applicable, to the Purchaser under SECTION 2.1 hereof, the Seller or the Servicer (on behalf of the Additional Seller), as applicable, shall submit to the Purchaser (i) a Mortgage Loan Schedule and (ii) the Closing Date for the sale of the Portfolio. The Seller or the Servicer (on behalf of the Additional Seller), as applicable, shall not choose a preliminary Closing Date which is less than one Business Day from the date that the Purchaser receives the items specified in the preceding sentence. Not later than 8 a.m. on the Closing Date, the Seller or the Servicer (on behalf of the Additional Seller), as applicable, shall notify the Purchaser of its calculation of the Original Principal Purchase Price and the Initial Purchase Price for the Portfolio. If the Purchaser does not agree with such calculation or the sale does not close for any other reason, the Closing Date for the Portfolio shall be rescheduled to a later date, at its option, by the Seller or the Servicer (on behalf of the Additional Seller), as applicable. The Purchaser and the Seller or the Servicer (on behalf of the Additional Seller), as applicable, shall use their best efforts to close the sale of any Portfolio on any such Closing Date. The Purchaser shall pay to the Seller or the Servicer (on behalf of the Additional Seller), as applicable, the Initial Purchase Price of any Eligible Loans purchased by it hereunder in immediately available funds not later than 2:00 p.m., New York City time, on the Closing Date. Each mortgage loan must satisfy the Eligibility Criteria and the Eligibility Representations.

            (b) With respect to any Eligible Loan which will not have a scheduled interest payment due on the first day of the month following the month in which the Closing Date occurs for the purchase of such Eligible Loan (the "CLOSING MONTH"), the Seller or the Servicer (on behalf of the Additional Seller), as applicable, will deposit in the Collateral Account on the Closing Date an amount equal to interest on the principal amount of such Eligible Loan for the number of days remaining from and including the Closing Date to and including the last day of the Closing Month at the contract rate for such Eligible Loan.

            Section 2.3 PURCHASE COMMITMENT TERM.

            Subject to the terms and conditions of the Program Documents, the commitment of the Purchaser under this Agreement shall expire on the termination of this agreement, in accordance with SECTION 11.1 or 11.2 herein.

            Section 2.4 BOOKS AND RECORDS; TRANSFERS OF ELIGIBLE LOANS.

            From and after each related Closing Date, all rights arising with respect to the Eligible Loans sold (not including servicing rights with respect to the Eligible Loans, which shall be retained by the Seller or the Servicer, as applicable, subject to and in accordance with this Agreement) pursuant to any Transfer Supplement including but not limited to all funds received on or in connection with the Eligible Loans, shall be received and held by the Servicer in trust for the benefit of the Purchaser. Pursuant to the Custodial Agreement, the Custodian shall hold all of the Mortgage Notes as described in such Custodial Agreement.

            The sale of each Eligible Loan shall be reflected on the Seller's or the Additional Seller's, as applicable, balance sheet and other financial statements as a sale of assets by the Seller or the Additional Seller, as applicable. The Seller or the Additional Seller, as applicable, intends to treat the transfer of any Eligible Loans to the Purchaser pursuant to this Agreement as a sale for accounting and tax purposes with respect to the Seller or the Additional Seller, as applicable. The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Eligible Loan which shall be marked clearly to reflect the ownership of each Eligible Loan by the Purchaser. In particular, the Servicer shall maintain in its possession, available for inspection by the Purchaser, the Collateral Agent, the Indenture Trustee (acting at the written direction of the Required Noteholders), the Agent or their respective designees, evidence of compliance with applicable laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds, Insurance Proceeds, VA Guaranty Proceeds, FHA Proceeds or Securitization proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Guidelines.

            The Servicer shall maintain with respect to each Eligible Loan and shall make available for inspection, upon reasonable advance notice, at the offices of the Servicer during normal business hours by the Purchaser, the Collateral Agent, the Indenture Trustee (acting at the written direction of the Required Noteholders), the Agent, the Remarketing Agent, any CP Dealer or their respective designees the related Mortgage Loan File during the time the Purchaser retains ownership of an Eligible Loan and thereafter in accordance with applicable laws and regulations.

            Section 2.5 CUSTODIAL AGREEMENT.

            Pursuant to the Custodial Agreement delivered to the Purchaser in connection with the Amended and Restated Purchase Agreement, the Seller or the Servicer (on behalf of the Additional Seller), as applicable, shall, from time to time in connection with each purchase of Eligible Loans pursuant to the terms of this Agreement, deliver to the Custodian, on or before the date which is 21 days after the related Closing Date, the Mortgage Note with respect to each Eligible Loan transferred. The Custodian shall hold all Mortgage Notes in trust for the Purchaser as agent for the Collateral Agent.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES;
                         COVENANTS; REMEDIES AND BREACH

            Section 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                        ADDITIONAL SELLER.

            (a) The Company, as Seller and Servicer, represents and warrants to the Purchaser (and for the benefit of the Collateral Agent) that as of each applicable Closing Date and as of the date of the sale or Securitization of each Eligible Loan:

                  (i) DUE ORGANIZATION AND AUTHORITY. The Company is duly organized, validly existing and in good standing under the laws of New Jersey and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if required to conduct business of the type conducted by it, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of any Eligible Loan sold hereunder and the servicing of any such Eligible Loan in accordance with the terms of this Agreement and any Transfer Supplement; the Company has the full power and authority to execute and deliver this Agreement and any Transfer Supplement and to perform its obligations in accordance herewith and therewith; the execution, delivery and performance of this Agreement and any Transfer Supplement by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company; all requisite corporate action has been taken by the Company to make this Agreement and any Transfer Supplement valid and binding upon the Company in accordance with its terms; this Agreement and any Transfer Supplement each evidences the valid, binding and enforceable obligation of the Company, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (ii) ORDINARY COURSE OF BUSINESS. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  (iii) NO CONFLICTS. Neither the execution and delivery of this Agreement or any Transfer Supplement, the acquisition of Eligible Loans by the Company, the sale of Eligible Loans to the Purchaser or the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement or any Transfer Supplement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company's charter or by-laws or any material agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation in any material respect of any applicable law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Eligible Loans in any material respect, or impair the value of the Eligible Loans in any material respect, or impair in any material respect the ability of the Purchaser to realize the full mortgage insurance benefits (i) of the FHA Mortgage Insurance Contract with respect to FHA Loans; (ii) of the VA Loan Guaranty Certificate with respect to VA Loans; or (iii) other insurance benefits accruing pursuant to this Agreement, including but not limited to any PMI Policy.

                  (iv) ABILITY TO SERVICE. The Company is an Approved Seller/Servicer of Eligible Loans for at least two of FNMA, FHLMC and GNMA with the facilities, procedures, and experienced personnel necessary for the servicing of Eligible Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for at least two of FNMA, FHLMC and GNMA, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with the eligibility requirements in all material respects of at least of two of FNMA, FHLMC and GNMA or which would require notification to FNMA, FHLMC or GNMA. As of the Closing Date the Company is an FHA Approved Mortgagee and a VA Approved Lender and has the facilities, procedures, and experienced personnel necessary for the servicing of mortgage loans of the same type as the Eligible Loans. As of the Closing Date, the Company is in good standing to service mortgage loans for FHA and VA, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with FHA or VA eligibility requirements in all material respects, or which would require notification to either the FHA or VA.

                  (v) REASONABLE SERVICING FEE. The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services as compensation for the servicing and administration and arranging for the sale or Securitization of the Eligible Loans pursuant to this Agreement and shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Eligible Loans pursuant to this Agreement.

                  (vi) NO LITIGATION PENDING. There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or any Transfer Supplement or the Eligible Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement or any Transfer Supplement.

                  (vii) NO CONSENT REQUIRED. No consent, approval, authorization or order of any court or governmental agency or body including, without limitation, HUD, FHA or VA, is required for the execution, delivery and performance by the Company of or compliance by it with this Agreement or any Transfer Supplement or the sale of the Eligible Loans, or if required, such approval has been obtained.

                  (viii) SELECTION PROCESS. Any Portfolio of mortgage loans sold pursuant to a Transfer Supplement was selected from mortgage loans originated by the Seller or purchased by the Seller from third parties and are Eligible Loans which satisfy the Eligibility Representations and any selection process employed by it was not made in a manner so as to materially adversely affect the interest of the Purchaser.

                  (ix) NO UNTRUE INFORMATION. Neither this Agreement, any Transfer Supplement nor any statement, report or other document prepared by the Seller or to be prepared by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact relating to the Seller or the Eligible Loans or omits to state a fact necessary to make the statements herein or therein not materially misleading.

                  (x) FINANCIAL STATEMENTS. The Company has delivered to the Purchaser consolidated financial statements of PHH Corporation as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of PHH Corporation and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of PHH Corporation's most recently provided financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement.

                  (xi) NO BROKERS' FEES. The Seller has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the sale of any Eligible Loans to the Purchaser.

                  (xii) FAIR CONSIDERATION. The consideration received by the Seller upon the sale of the Eligible Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Eligible Loans.

                  (xiii) ABILITY TO PERFORM. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement in all material respects. The Company is solvent and the sale of the Eligible Loans is not undertaken to hinder, delay or defraud any of the Company's creditors.

                  (xiv) SALE TREATMENT. The Seller has determined that the disposition of the Eligible Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes.

            (b) The Additional Seller represents and warrants to the Purchaser (and for the benefit of the Collateral Agent) that as of each applicable Closing Date and as of the date of the sale or Securitization of each Eligible Loan:

                  (i) DUE ORGANIZATION AND AUTHORITY. The Additional Seller is duly formed, validly existing and in good standing under the laws of the jurisdiction where it was duly formed and has as all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if required to conduct business of the type conducted by it, and in any event the Additional Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of any Eligible Loan sold hereunder and any Transfer Supplement; the Additional Seller has the full power and authority to execute and deliver this Agreement and any Transfer Supplement and to perform its obligations in accordance herewith and therewith; the execution, delivery and performance of this Agreement and any Transfer Supplement by the Additional Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Additional Seller; all requisite corporate action and/or limited liability company action has been taken by the Additional Seller to make this Agreement and any Transfer Supplement valid and binding upon the Additional Seller in accordance with its terms; this Agreement and any Transfer Supplement each evidences the valid, binding and enforceable obligation of the Additional Seller, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (ii) ORDINARY COURSE OF BUSINESS. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Additional Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Additional Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  (iii) NO CONFLICTS. Neither the execution and delivery of this Agreement or any Transfer Supplement, the acquisition of Eligible Loans by the Additional Seller, the sale of Eligible Loans to the Purchaser or the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement or any Transfer Supplement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Additional Seller's charter and/or limited liability company agreement or any material agreement or instrument to which the Additional Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation in any material respect of any applicable law, rule, regulation, order, judgment or decree to which the Additional Seller or its property is subject, or impair the ability of the Purchaser to realize on the Eligible Loans in any material respect, or impair the value of the Eligible Loans in any material respect, or impair in any material respect the ability of the Purchaser to realize the full mortgage insurance benefits (i) of the FHA Mortgage Insurance Contract with respect to FHA Loans; (ii) of the VA Loan Guaranty Certificate with respect to VA Loans; or (iii) other insurance benefits accruing pursuant to this Agreement, including but not limited to any PMI Policy.

                  (iv) NO LITIGATION PENDING. There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Additional Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Additional Seller, or in any material impairment of the right or ability of the Additional Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Additional Seller, or which would draw into question the validity of this Agreement or any Transfer Supplement or the Eligible Loans or of any action taken or to be taken in connection with the obligations of the Additional Seller contemplated herein, or which would be likely to impair materially the ability of the Additional Seller to perform under the terms of this Agreement or any Transfer Supplement.

                  (v) NO CONSENT REQUIRED. No consent, approval, authorization or order of any court or governmental agency or body including, without limitation, HUD, FHA or VA, is required for the execution, delivery and performance by the Additional Seller of or compliance by it with this Agreement or any Transfer Supplement or the sale of the Eligible Loans, or if required, such approval has been obtained.

                  (vi) SELECTION PROCESS. Any Portfolio of mortgage loans sold pursuant to a Transfer Supplement was selected from mortgage loans originated by the Additional Seller or purchased by the Additional Seller from third parties and are Eligible Loans which satisfy the Eligibility Representations and any selection process employed by it was not made in a manner so as to materially adversely affect the interest of the Purchaser.

                  (vii) NO UNTRUE INFORMATION. Neither this Agreement, any Transfer Supplement nor any statement, report or other document prepared by the Additional Seller or to be prepared by the Additional Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact relating to the Additional Seller or the Eligible Loans or omits to state a fact necessary to make the statements herein or therein not materially misleading.

                  (viii) NO BROKERS' FEES. The Additional Seller has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the sale of any Eligible Loans to the Purchaser.

                  (ix) FAIR CONSIDERATION. The consideration received by the Additional Seller upon the sale of the Eligible Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Eligible Loans.

                  (x) ABILITY TO PERFORM. The Additional Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement in all material respects. The Additional Seller is solvent and the sale of the Eligible Loans is not undertaken to hinder, delay or defraud any of the Additional Seller's creditors.

                  (xi) SALE TREATMENT. The Additional Seller has determined that the disposition of the Eligible Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes.

            Section 3.2 REPRESENTATIONS AND WARRANTIES REGARDING INDIVIDUAL MORTGAGE LOANS; ELIGIBILITY REPRESENTATIONS.

            As to each Eligible Loan sold in each Portfolio, the Seller and the Servicer (on behalf of the Additional Seller) hereby represents and warrants to the Purchaser that as of each applicable Closing Date and (excluding SECTION 3.2(d) hereof) as of the date of the Securitization or sale of each Eligible
Loan:

            (a) ELIGIBILITY OF MORTGAGE LOANS. The mortgage loan is an Eligible Loan.

            (b) ELIGIBLE LOANS AS DESCRIBED. The information set forth in the Mortgage Loan Schedule attached to the applicable Transfer Supplement is complete, true and correct in all material respects.

            (c) VALID FIRST LIEN. The Mortgage is a valid first lien on the Mortgaged Property. The Mortgaged Property is free and clear of all prior liens and encumbrances and no rights or condition may exist that could give rise to such liens, except for liens for real estate taxes and special assessments not yet due and payable. The Mortgage is a legal, valid and binding obligation of the related borrower, enforceable according to its terms and conditions, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and free from any right of set-off, counterclaim or other claim or defense. No part of the Mortgaged Property has been released from the Mortgage. The terms of the Mortgage have not in any material manner been modified, amended or in any way waived or changed, except as stated in a written modification agreement that is acceptable to and delivered to the Seller and Servicer (in its own capacity and on behalf of the Additional Seller).

                  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Eligible Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller or the Additional Seller, as applicable, has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Eligible Loan, subject to a mortgage, deed of trust, deed to secure debt, or other security instrument creating a lien senior to the lien of the Mortgage.

            (d) OWNERSHIP. The Seller or the Additional Seller, as applicable, is the sole owner of record and holder of the Eligible Loan. The Eligible Loan is not assigned or pledged, and the Seller or the Additional Seller, as applicable, has good and marketable title thereto, and has full right to transfer and sell the Eligible Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Eligible Loan pursuant to the related Transfer Supplement.

            (e) NO ADDITIONAL COLLATERAL. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in SECTION 3.2(c) above.

            (f) CONFORMANCE WITH UNDERWRITING STANDARDS. The Eligible Loan was underwritten in accordance with (i) the Seller's underwriting standards in effect on the date of origination of such Eligible Loan, and (ii) the Guidelines.

            (g) PAYMENTS CURRENT. As of the Closing Date, no payments due with respect to the Eligible Loan are 30 days or more past their contractual due date.

            (h) NO MORTGAGOR BANKRUPTCY; DELINQUENCIES. To the best of the Seller's and the Servicer's (on behalf of the Additional Seller) knowledge and belief, no Mortgagor is the subject of a bankruptcy or similar proceeding. All payments required to be made up to the Closing Date for each Eligible Loan under the terms of the related Mortgage Note have been made. As of the Closing date, no payment required under any such purchased Eligible Loan has ever been delinquent more than 30 days.

            (i) NO OUTSTANDING CHARGES. There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither the Seller nor the Servicer (on behalf of the Additional Seller) has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Eligible Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Eligible Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest.

            (j) ORIGINAL TERMS UNMODIFIED. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any material respect (i) from the date of final endorsement of the Mortgage Note by HUD with respect to FHA Loans, and (ii) from the date of origination with respect to VA Loans, except by a written instrument which has been recorded, if necessary to protect the interest of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and by the FHA for the related FHA Loans, and the VA for the related VA Loans, and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and by the FHA for the related FHA Loans, and the VA for the related VA Loans, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule.

            (k) NO DEFENSES. The Eligible Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or, with respect to FHA Loans, impair the Purchaser's ability to collect full insurance benefits under the FHA Mortgage Insurance Contract, without indemnity to HUD, or, with respect to VA Loans, impair the Purchaser's ability to collect full value under the VA Loan Guaranty Certificate upon the Mortgagor's default, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Eligible Loan was originated.

            (l) HAZARD INSURANCE. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by (i) an FHA approved insurer with respect to each FHA Loan, (ii) a VA approved insurer with respect to each VA Loan or (iii) a generally acceptable insurer against loss by fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of SECTION 4.11 hereof and of FHA and VA, if applicable. If upon origination of the Eligible Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect which policy conforms to the requirements of SECTION 4.11 hereof and of FHA and VA, if applicable. All individual insurance policies contain a standard mortgagee clause naming the Seller or the Additional Seller, as applicable, and its respective successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Neither the Seller nor the Additional Seller has engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either.

            (m) COMPLIANCE WITH APPLICABLE LAWS. Any applicable requirements of federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws and FHA Regulations and VA Regulations applicable to the Eligible Loan have been complied with in all material respects.

            (n) NO SATISFACTION OF MORTGAGE. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Neither the Seller nor the Servicer (on behalf of the Additional Seller) has waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Eligible Loan to be in default, nor has the Seller or the Servicer (on behalf of the Additional Seller) waived any default resulting from any action or inaction by the Mortgagor.

            (o) LOCATION AND TYPE OF MORTGAGED PROPERTY. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; PROVIDED, HOWEVER, that any condominium unit or planned unit development shall conform with the applicable FHA and VA requirements regarding such dwellings, if applicable, and no residence or dwelling is a mobile home or a manufactured dwelling. To the best of the Seller's and the Servicer's (on behalf of the Additional Seller) knowledge and belief, no portion of the Mortgaged Property is used for commercial purposes.

            (p) VALIDITY OF MORTGAGE DOCUMENTS. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Eligible Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. To the best of the Seller's and the Servicer's (on behalf of the Additional Seller) knowledge and belief, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not materially misleading. No fraud was committed in connection with the origination of the Eligible Loan.

            (q) FULL DISBURSEMENT OF PROCEEDS. Each Eligible Loan has been closed and its proceeds have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Eligible Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

            (r) DOING BUSINESS. All parties which have had any interest in the Eligible Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) not required to qualify to do business in such state.

            (s) LTV, PMI POLICY. The original LTV of the Eligible Loan other than an FHA Loan or a VA Loan either was not more than 80% or the excess over 80% is and will be insured as to payment defaults by a PMI Policy until the LTV of such Eligible Loan is reduced to 80%. All material provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Eligible Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Eligible Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium.

            (t) TITLE INSURANCE. The Eligible Loan is covered by (i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located; or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located or if applicable; (iii) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to the FHA with respect to FHA Loans and the VA with respect to VA Loans; or (iv) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to (a) the FHA with respect to the FHA Loans; and (b) the VA with respect to the VA Loans, and each such title insurance policy is issued by a title insurer acceptable to FHA or VA, as the case may be, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller or the Additional Seller, as applicable, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Eligible Loan, and against any loss by reason of the invalidity or unenforceability of the lien. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller or the Additional Seller, as applicable, is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller or the Additional Seller, as applicable, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

            (u) NO DEFAULTS. To the best of the Seller's and the Servicer's (on behalf of the Additional Seller) knowledge and belief, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor the Servicer (on behalf of the Additional Seller) nor their respective predecessors have waived any default, breach, violation or event of acceleration.

            (v) NO MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

            (w) LOCATION OF IMPROVEMENTS; NO ENCROACHMENTS. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and, to the best of the Seller's and the Servicer's (on behalf of the Additional Seller) knowledge and belief, no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

            (x) CUSTOMARY PROVISIONS. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on an Eligible Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Eligible Loan will be able to deliver good and marketable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

            (y) OCCUPANCY OF THE MORTGAGED PROPERTY. As of the Closing Date, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the Eligible Loan, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. All of the Mortgagors represented at the time of origination of the related Eligible Loan that any such Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence.

            (z) DEEDS OF TRUST. In the event that the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (aa) ACCEPTABLE INVESTMENT. The Seller and the Servicer (on behalf of the Additional Seller) have no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit-standing not reflected in the representations set forth herein, or in the documents delivered to the Custodian or in the Mortgage

Loan File, that could reasonably be expected to cause private institutional investors to regard the Eligible Loan as an unacceptable investment or cause the Eligible Loan to become delinquent or materially adversely affect the value or the marketability of the Eligible Loan.

            (bb) DELIVERY OF MORTGAGE NOTES. With the exception of Wet Funded Loans, the Mortgage Note endorsed in blank or to the Purchaser required to be delivered for the Eligible Loan by the Seller or the Servicer (on behalf of the Additional Seller), as applicable, under the Custodial Agreement has been delivered to the Custodian on or prior to Closing Date. With respect to Wet Funded Loans, the Mortgage Note will be delivered as soon as practicable, but in no event later than 21 days from the Closing Date.

            (cc) TRANSFER OF ELIGIBLE LOANS. The Assignment of Mortgage (other than an original Mortgage recorded in the name of MERS) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

            (dd) DUE ON SALE. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Eligible Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

            (ee) NO GRADUATED PAYMENTS OR CONTINGENT INTERESTS. The Eligible Loan is not a graduated payment mortgage loan and does not have a shared appreciation or other contingent interest feature.

            (ff) MORTGAGED PROPERTY UNDAMAGED. There is no proceeding pending or, to the best of the Seller's and the Servicer's (on behalf of the Additional Seller) knowledge and belief, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially adversely the value of the Mortgaged Property as security for the Eligible Loan or the use for which the premises were intended.

            (gg) COLLECTION PRACTICES; ESCROW DEPOSITS; INTEREST RATE ADJUSTMENTS. The origination and collection practices used with respect to the Eligible Loan have been in accordance with Accepted Servicing Practices, and have been in compliance in all material respects with applicable laws and regulations. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Seller or the Servicer (on behalf of the Additional Seller), as applicable, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made or for which repayment is not provided for in the Mortgage. All Escrow Payments have been collected in compliance with applicable state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for each applicable item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller or the Servicer (on behalf of the Additional Seller), as applicable, have been capitalized under the Mortgage or the Mortgage Note. All interest rate adjustments in respect of Eligible Loans have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note.

            (hh) APPRAISAL. The Mortgage Loan File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Eligible Loan application by a qualified appraiser, duly appointed by or acceptable to the Seller or the Servicer (on behalf of the Additional Seller), as applicable, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Eligible Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date that the Eligible Loan was originated and the appraiser and appraisal both satisfy requirements of the FHA or VA, if applicable.

            (ii) SOLDIERS' AND SAILORS' RELIEF ACT. The Mortgagor has not notified the Seller or the Servicer (on behalf of the Additional Seller), as applicable, and the Seller and the Servicer (on behalf of the Additional Seller) have no knowledge of any relief requested by the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940.

            (jj) ENVIRONMENTAL MATTERS. To the best of the Seller's and the Servicer's (on behalf of the Additional Seller) knowledge and belief, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the Servicer (on behalf of the Additional Seller), as applicable, is aware in which compliance with any environmental law, rule or regulation is an issue; and, to the best of the Seller's and the Servicer's (on behalf of the Additional Seller) knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting of a prerequisite to use and enjoyment of said property.

            (kk) NO CONSTRUCTION LOANS. No Eligible Loan (i) was made in connection with the construction or rehabilitation of a Mortgaged Property which has not been completed or (ii) provides for future advances of funds by the Seller or the Additional Seller, as applicable, which have not yet been advanced or (iii) facilitates the trade-in or exchange of a Mortgaged Property.

            (ll) NO DENIAL OF INSURANCE. No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or would result in the exclusion from, denial of, or defense to coverage under any applicable PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or the Servicer (on behalf of the Additional Seller), as applicable, or any designee of the Seller or the Servicer (on behalf of the Additional Seller), as applicable, or any corporation in which the Seller or the Servicer (on behalf of the Additional Seller), as applicable, or any officer, director, or employee had a financial interest at the time of placement of such insurance.

            (mm) REGARDING THE MORTGAGOR. The Mortgagor is one or more natural persons.

            (nn) CONDOMINIUMS/PLANNED UNIT DEVELOPMENTS. If the Mortgaged Property is a condominium unit or a planned unit development (other than a DE MINIMUS planned unit development) such condominium or planned unit development project meets FHA, VA and GNMA eligibility requirements for sale to GNMA or is located in a condominium or planned unit development project which has received FHA, VA and GNMA project approval and the representations and warranties required by FHA, VA and GNMA with respect to such condominium or planned unit development have been made and remain true and correct in all material respects.

            (oo) FHA MORTGAGE INSURANCE; VA LOAN GUARANTY. With respect to the FHA Loans, the FHA Mortgage Insurance Contract is in full force and effect and there exist no material impairments to full recovery without indemnity to HUD or the FHA under FHA Mortgage Insurance. With respect to the VA Loans, the VA Loan Guaranty Certificate is in full force and effect to the maximum extent stated therein. All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable as of the Closing Date and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense as of the Closing Date.

            (pp) HUD FORM 92080. With respect to each FHA Loan, a HUD Form 92080 has been duly executed and delivered to HUD.

            Section 3.3 REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES.

            It is understood and agreed that the representations and warranties set forth in SECTIONS 3.1(a), 3.1(b), and 3.2 hereof shall survive the sale of the Eligible Loans to the Purchaser and the delivery of the Loan Documents to the Servicer and delivery of the Mortgage Notes to the Custodian and shall inure to the benefit of the Purchaser notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage Loan File. Upon discovery by either the Seller, the Servicer (in its own capacity and on behalf of the Additional Seller) or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Eligible Loans or the interest of the Purchaser (or which materially and adversely affects the interest of the Purchaser in the related


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

Eligible Loan in the case of a representation and warranty relating to a particular Eligible Loan), the party discovering such breach shall give prompt written notice to the other, the Agent, the Indenture Trustee, the Collateral Agent and the Swap Counterparties.

            Within 60 days of the earlier of either discovery by or notice to the Seller or the Servicer (on behalf of the Additional Seller), as applicable, of any breach of a representation or warranty set forth in SECTION 3.2 hereof which materially and adversely affects the value of any Eligible Loan, the Seller or the Servicer (on behalf of the Additional Seller), as applicable, shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, or is not cured, within such 60 day time period, the Seller or the Servicer (on behalf of the Additional Seller), as applicable, shall repurchase such Eligible Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in
SECTION 3.1 (a) and (b) hereof, and such breach cannot be cured, or is not cured, within 60 days of the earlier of either discovery by or notice to the Seller or the Servicer (on behalf of the Additional Seller), as applicable, of such breach, all of the Eligible Loans shall, at the Liquidity Banks' option, be repurchased by the Seller or the Servicer (on behalf of the Additional Seller), as applicable, at the Repurchase Price. Upon receipt of the Repurchase Price by the Collateral Agent, the Purchaser and the Seller or the Servicer (on behalf of the Additional Seller) shall arrange for the reassignment of the Eligible Loan or Eligible Loans to the Seller or the Servicer (on behalf of the Additional Seller), as applicable, and the delivery to the Seller or the Servicer (on behalf of the Additional Seller), as applicable, of any documents held by the Custodian relating to the reassigned Eligible Loan or Eligible Loans.

            In addition to such repurchase obligation, the Seller (with respect to representations and warranties made by the Seller) or the Servicer (on behalf of the Additional Seller with respect to representations and warranties made by the Additional Seller or the Servicer on behalf of the Additional Seller), as applicable, shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties of the Seller, the Additional Seller or the Servicer (on behalf of the Additional Seller), as applicable, contained in this Agreement. It is understood and agreed that the obligations of the Seller and the Servicer (on behalf of the Additional Seller) set forth in this SECTION 3.3 to cure or repurchase an Eligible Loan and to indemnify the Purchaser constitute the sole remedies of the Purchaser in respect of a breach of the foregoing representations and warranties.

            Section 3.4 CONDITIONS TO CLOSING.

            The obligation of the Purchaser to purchase the mortgage loans that are the subject of any Transfer Supplement shall be subject to satisfaction of each of the following conditions on or before the related Closing Date:

            (a) To the best of Seller's, the Additional Seller's or the Servicer's (on behalf of the Additional Seller) knowledge and belief, all of the representations and warranties of the Seller, the Additional Seller (with respect to Section 3.1(b) hereof) or the Servicer (on behalf of the Additional Seller with respect to SECTIONS 3.2 and 3.3 hereof) contained in this Agreement shall be true and correct in all material respects as of such Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a Servicer Event of Default under this Agreement;

            (b) The Seller or the Servicer (on behalf of the Additional Seller), as applicable, shall have delivered and released to the Custodian all documents required to be delivered to the Custodian pursuant to the Custodial Agreement;

            (c) No Termination Event shall have occurred and be continuing; and

            (d) All other material terms and conditions of this Agreement shall have been satisfied.

            Section 3.5 COVENANTS OF THE PURCHASER, THE COMPANY AND THE ADDITIONAL SELLER.

            (a) LICENSES. The Company or the Additional Seller, as applicable, shall maintain its qualifications to do business and all licenses necessary to perform its obligations hereunder.

            (b) SERVICING STANDARDS/SALES AND SECURITIZATIONS. The Servicer will administer and service Eligible Loans, and arrange for the sale and Securitization of Eligible Loans, in accordance with the terms of this Agreement, the Mortgage Notes and Accepted Servicing Practices.

            (c) DELIVERY OF MORTGAGE NOTE. The Seller or the Servicer (on behalf of the Additional Seller), as applicable, shall deliver each Mortgage Note, including Mortgage Notes on Wet Funded Loans, to the Custodian as soon as practicable, but in any event within twenty-one (21) days of the purchase and, if any Mortgage Note is not delivered within twenty-one (21) days of purchase, it shall be repurchased on such twenty-first (21st) day by the Seller or the Servicer (on behalf of the Additional Seller), as applicable, at the Repurchase Price.

            (d) THIRD PARTY BENEFICIARY. The Purchaser agrees that GNMA, FNMA and FHLMC shall have all rights of a third-party beneficiary in respect of this Agreement and restates the representations, warranties and covenants as set forth herein for the benefit of GNMA, FNMA and FHLMC.

            (e) PORTFOLIO CRITERIA AND LIMITATIONS. As of any date of determination, the Company and the Servicer (in its own capacity and on behalf of the Additional Seller) covenant that the Eligible Loans, in the aggregate shall satisfy the Portfolio Criteria, the Portfolio Aging Limitations and the Wet Funded Loan Limitation.

            (f) CHANGES IN ORIGINATION AND UNDERWRITING CRITERIA. The Seller shall inform each rating agency rating any outstanding Commercial Paper, any outstanding Notes or any outstanding Certificates of any material changes (as determined by the Seller) in its origination and underwriting practices and guidelines with respect to the Mortgage Loans.

                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF ELIGIBLE LOANS

            Section 4.1 THE COMPANY TO ACT AS SERVICER; SERVICING AND ADMINISTRATION OF THE ELIGIBLE LOANS.

            (a) The Company, as an independent contractor and owner of the servicing rights to the Eligible Loans, shall diligently service and administer the Eligible Loans, and shall comply with the Portfolio Criteria, Portfolio Aging Limitations and Wet Funded Loan Limitation, and arrange for the sale and Securitization of the Eligible Loans on behalf of the Purchaser and in the best interest of and for the benefit of the Purchaser in accordance with applicable law, the terms of this Agreement and the terms of the respective Eligible Loans, with a view to the maximization of timely recovery of principal and interest on the Mortgage Notes and in a manner which will realize for the Purchaser the market value of any Securitization Securities with respect to any sales and Securitizations of the Eligible Loans; PROVIDED, the Servicer shall arrange for the sale or Securitization of all Eligible Loans (y) on or before the termination of the Indenture and the Liquidity Agreement, and (z) upon the occurrence of a Mortgage Loan Purchase Agreement Termination Event. The Servicer shall arrange for the sale or Securitization of Eligible Loans (y) in an amount such that the proceeds from such sale or Securitization are sufficient to pay amounts due and owing on any outstanding Liquidity Loans, Series of Notes (whether by maturity, optional redemption, or upon an Indenture Event of Default) and Series of Certificates (whether by maturity, optional redemption, or upon the occurrence of an Early Amortization Event) and (z) in an amount equal to the notional amount of any expiring Interest Rate Swap to the extent that a replacement Interest Rate Swap or Interest Rate Swaps have not been obtained and are needed. In furtherance of and to the extent consistent with the sale foregoing, except to the extent that this Agreement provides for a contrary specific course of action, the Servicer will be required to service and administer the Eligible Loans (y) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage loan servicers used with respect to loans comparable to the Eligible Loans, or (z) in the same manner in which, and with the same care, skill, prudence and


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

diligence with which, it services and administers similar mortgage loans which it owns, whichever standard of care is higher, and taking into account its other obligations under this Agreement, but without regard to (i) any other relationship that Servicer, any sub-servicer or any affiliate of the Servicer or any sub-servicer may have with the borrowers or any affiliate of such borrowers;
(ii) the ownership of any Certificate by Servicer or any affiliate of either;
(iii) the Servicer's obligations to make Advances or to incur servicing expenses with respect to the Eligible Loans; (iv) the Servicer's or any sub-servicer's right to receive compensation for its services under this Agreement or with respect to any particular transaction; or (v) the ownership, servicing or management for others by the Servicer or any sub-servicer of any other mortgage loans or property. The Servicer shall maintain its qualification to do business and all licences necessary to perform its obligations hereunder.

            (b) During the Purchase Commitment Term, the Servicer shall be obligated to service and administer the Eligible Loans. The Servicer may enter into additional servicing or sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, provided that any such agreement shall be consistent with the provisions of this Agreement and no sub-servicer (or its agent or subcontractors) shall grant any modification, waiver or amendment to any Eligible Loan without the approval of the Servicer. Notwithstanding any servicing or sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and any Person acting as servicer or sub-servicer (or its agents or subcontractors) or any reference to action taken through any Person acting as servicer or sub-servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Purchaser for the servicing and administering of the Eligible Loans and arranging for the sale and Securitization of the Eligible Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such servicing or sub-servicing agreements or arrangements or by virtue of indemnifica tion from any Person acting as servicer or sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Servicer alone were engaging in such activities. In the event the Servicer is a sub-servicer, the Purchaser shall be entitled to proceed directly against the Servicer as sub-servicer to enforce the Servicer's obligations to the Purchaser.

            (c) Subject to the above-described servicing standards, the further provisions of this Agreement, including but not limited to the Wet Funded Loan Limitation, Portfolio Criteria and Portfolio Aging Limitation, and the terms of the respective Eligible Loans, the Servicer shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary or desirable in connection with the servicing and administration of the Eligible Loans. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to waive, modify or vary any term of any Eligible Loan or consent to the postponement of compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; PROVIDED, HOWEVER, that the Servicer shall not make any future advances to a Mortgagor with respect to an Eligible Loan and


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

(unless the Mortgagor is in default with respect to the Eligible Loan or such default is, in the judgment of the Servicer, imminent) the Servicer shall not permit any modification with respect to any Eligible Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal), release any collateral from the Eligible Loan or change the final maturity date on such Eligible Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Eligible Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney, in recordable form, and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

            Section 4.2 SALES AND SECURITIZATIONS.

            (a) Subject to the servicing standards described in SECTION 4.1, the Servicer shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary and desirable in connection with arranging for the Securitization of Conforming Loans and conducting sales of Jumbo Loans with either FNMA, FHLMC, GNMA or other Securitization Vehicles or third party purchasers. In connection with any Securitization of Eligible Loans, in the event the Purchaser receives securities from the Securitization Vehicle in exchange for the Eligible Loans subject to such Securitization ("SECURITIZATION SECURITIES"), the Servicer shall, on behalf of the Purchaser, arrange for the sale of such Securitization Securities. The Servicer shall use its best efforts to realize for the Purchaser the market value for the Securitization Securities but shall have no liability to the Purchaser with respect to any Securitization or Securitization Security provided that the Servicer arranges for such Securitization or sale in good faith in accordance with the procedures utilized by the Servicer in connection with any Securitization and Securitization Securities held for its own account. The proceeds of sale of any Securitization Security and the proceeds of sale of any whole loan will be remitted to the Collateral Agent and will be deposited into the Collateral Account maintained by the Collateral Agent on the day of receipt.

            (b) With respect to each Securitization or sale, as the case may be, entered into by the Purchaser, Servicer agrees, with prior notice to the Purchaser, the Agent, the Indenture Trustee, the Collateral Agent and the Swap
Counterparties:

                  (i) To cooperate fully with the Purchaser, any prospective purchaser, any Securitization Vehicle or any party to any agreement executed in connection with such sale or Securitization, with respect to all reasonable requests and due diligence procedures and to use its best efforts to facilitate such sale or Securitization, as the case may be.

                  (ii) To execute, if the Company has agreed to continue as servicer with respect to the Eligible Loans sold or Securitized, all agreements executed in connection with such sale or Securitization that govern the servicing and administration of the Eligible Loans (and any agreements and other documents incidental thereto) as the Purchaser shall request, which governing documents, in the case of a Securitization, shall contain provisions customarily included in publicly issued or privately placed rated secondary mortgage market transactions with respect to like properties, or otherwise necessary to achieve the rating on the securities to be offered thereunder sought by the Purchaser and, in the case of a sale, shall contain servicing provisions that are substantially similar to those set forth herein.

                  (iii) At the direction of the Purchaser and in lieu of executing agreements as described in the preceding clause (ii), to consent to the assignment of the Purchaser's right to receive the benefits of the servicing provisions of this Agreement to a purchaser of any one or more of the Eligible Loans, or to a master servicer, in each case with such modifications to the servicing provisions hereof as shall be reasonably requested by the Purchaser, provided that the primary servicing responsibility shall be substantially similar to those set forth herein.

                  (iv) To restate as of each closing date of the sale or Securitization, as the case may be, the representations and warranties contained in Section 3.1(a) and (b) hereof and to state for the benefit of the owners of the Eligible Loans, for the benefit of the Purchaser, that it has no knowledge, based on its activities as servicer hereunder, that any representations and warranties contained in SECTION 3.2 hereof (excluding SECTION 3.2(d) hereof) are untrue as of the date thereof or stating an event or circumstance that arose after the related Closing Date and that would cause such representation or warranty to be inaccurate in any material respect.

                  (v) To deliver to the Purchaser for inclusion in any prospectus or other offering material such written information regarding the Seller, the Servicer, the Additional Seller and PHH Corporation, their respective financial condition, their mortgage loan origination and servicing experience, and their mortgage loan delinquency, foreclosure and loss experience as shall be reasonably requested by the Purchaser and to indemnify and hold harmless the Purchaser against any and all liabilities, losses and expenses arising under the Securities Act of 1933 in connection with any material misstatement contained in such written information or any omission of a material fact the inclusion of which was necessary to make such written information not materially misleading.

                  (vi) To deliver to the Purchaser and to any Person designated by the Purchaser, such statements and audit letter of reputable, certified public accountants pertaining to the written information provided by the Servicer pursuant to clause (v) above as shall be reasonably requested by the Purchaser.

                  (vii) To deliver to the Purchaser, and to any Person designated by the Purchaser, such opinions of counsel as are customarily delivered by originators/servicers in connection with sales or Securitizations, as the case may be.

            Notwithstanding clause (ii) and clause (iii) of this SECTION 4.2(b), no agreements, consents or modifications referred to therein shall contain any provision that (A) reduces the servicing fee as to any mortgage loan or affects the calculation of the servicing fee as to any mortgage loan in a manner that is below the market standard and commercially unreasonable to the Servicer based on customary practice or (B) affects the administration of Escrow Payments, in a manner that is commercially unreasonable to the Servicer. In addition, in connection with any sale, the Purchaser shall negotiate in good faith with any prospective purchaser of the beneficial ownership of the mortgage loans to incorporate into any agreement relating to the servicing of the mortgage loans on behalf of such prospective purchaser servicing provisions that are similar to those set forth herein and to the industry and market standard.

            All mortgage loans not sold or transferred pursuant to a sale or Securitization shall continue to be serviced in accordance with the terms of this Agreement.

            Section 4.3 LIQUIDATION OF ELIGIBLE LOANS.

            In the event that any payment due under any Eligible Loan is not paid when the payment becomes due and payable, by Servicer Advance or otherwise, or in the event that the Mortgagor fails to perform any other covenant or obligation under the Eligible Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) the Servicer would take under similar circumstances with respect to a similar Eligible Loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Servicer shall determine in accordance with Accepted Servicing Practices to be in the best interest of the Purchaser, and
(4) is consistent with the related PMI Policy, if any; PROVIDED, HOWEVER, any Defaulted Loan will be sold by the Servicer on behalf of the Purchaser as soon as practicable after becoming a Defaulted Loan.


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

            Section 4.4 COLLECTION OF ELIGIBLE LOAN PAYMENTS.

            The Servicer shall proceed diligently, in accordance with Accepted Servicing Practices, to collect all payments called for under the terms and provisions of the Eligible Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with this Purchase Agreement (including without limitation, the servicing standards set forth in SECTION 4.1 hereof). The Servicer shall ascertain and estimate, in accordance with Accepted Servicing Practices, Escrow Payments and all other charges that will become due and payable with respect to the Eligible Loans and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. The Servicer shall segregate and hold all payments received by it separate and apart from any of its funds and general assets and in trust for the Secured Parties and shall apply such payments as provided in SECTION 4.5 hereof. The accounts established by the Servicer pursuant to this ARTICLE IV may include any number of sub-accounts for convenience in administering the Eligible Loans.

            Section 4.5 ESTABLISHMENT OF, AND DEPOSITS TO, COLLECTION ACCOUNT.

            The Servicer shall establish a single, segregated trust account which shall be designated as the Collection Account, which shall be held in trust in the name of the Collateral Agent for the benefit of the Secured Parties, into which the Servicer shall from time to time deposit, within two Business Days of the receipt thereof, and retain therein, the following collections received by the Servicer: (a) all payments on account of scheduled principal on the Eligible Loans; (b) all payments on account of interest on the Eligible Loans (including interest accrued on the Eligible Loans prior to the applicable Closing Date); (c) any Principal Prepayments; (d) all Liquidation Proceeds; (e) all Insurance Proceeds including amounts required to be deposited pursuant to SECTION 4.11 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices as specified in
SECTION 4.15 hereof), SECTION 4.12 and SECTION 4.16 hereof; (f) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with SECTION 4.15 hereof;
(g) any amount required to be deposited in the Collection Account pursuant to
SECTION 3.3, 4.10, 6.2 or 7.1; (h) any amounts required to be deposited by the Servicer pursuant to SECTION 4.11 hereof in connection with the deductible clause in any blanket hazard insurance policy; (i) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to SECTION 4.17 hereof; and (j) any other amounts received with respect to or related to the mortgage loan including but not limited to late payment charges and interest paid on funds deposited in the Collection Account or Escrow Account, to the extent permitted by applicable law. The Collection Account shall be established with a Qualified Depository acceptable to the Purchaser. For so long as the Security Agreement shall be in effect, the Collection Account shall be maintained with the Collateral Agent. Any funds deposited in the Collection Account shall at all times be fully insured to the full extent permitted under applicable law. Any interest earnings on amounts


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

on deposit from time to time in the Collection Account shall be remitted to the Servicer in accordance with such arrangements, as shall be agreed upon by the Servicer and the Collateral Agent.

            Section 4.6 PERMITTED WITHDRAWALS FROM COLLECTION ACCOUNT; DEPOSIT INTO THE COLLATERAL ACCOUNT.

            (a) In connection with any withdrawals of amounts deposited by the Servicer into the Collection Account by mistake or overpayment or as otherwise required to make adjustments to amounts deposited therein in accordance with ordinary and normal servicing adjustments the Servicer shall provide the Collateral Agent with a written request, including such information with respect to such withdrawals as such Collateral Agent may reasonably request to justify such withdrawal. Upon receipt of such request, the Collateral Agent shall direct the Qualified Depository maintaining the Collection Account to make such withdrawal from the Collection Account and deposit it with the Servicer; PROVIDED that, if such request is for an amount less than $10,000 and the aggregate amount withdrawn from the Collection Account under this proviso in the current Due Period is less than $50,000, such request may be honored by the Qualified Depository upon a telephonic or electronic request and without direction from the Collateral Agent.

            (b) Pursuant to the terms of the Security Agreement, the Collateral Agent shall establish a single, segregated trust account which shall be designated as the "COLLATERAL ACCOUNT," which shall be held in trust for the benefit of the Secured Parties and over which the Collateral Agent shall have exclusive control and the sole right of withdrawal. The proceeds of any sales and Securitizations, the Repurchase Price of any Eligible Loans repurchased pursuant to SECTION 3.3, 6.2 or 7.1 and any other amounts payable in connection with the Seller's or Servicer's repurchase of any Eligible Loan, repayments in full of Eligible Loans and certain other amounts as more fully set forth in the Security Agreement, shall be deposited directly into the Collateral Account on the same day of receipt. Any and all funds at any time on deposit in, or otherwise to the credit of, the Collateral Account shall be held in trust by the Collateral Agent for the benefit of the Secured Parties.

            (c) The Servicer shall, on each Payment Date (or if such day is not a Business Day the immediately following Business Day), request the Collateral Agent to withdraw (i) all amounts deposited in the Collection Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Collection Account pursuant to SECTION 4.6(d) hereof), minus (ii) any amounts attributable to Monthly Payments collected but due on a Due Date subsequent to the 15th day of the month of the Payment Date, which amounts shall be remitted on the Payment Date next succeeding the Due Period for such amounts and deposit such funds into the Collateral Account for application pursuant to the terms of the Security Agreement and release funds in accordance with the Servicer Report delivered to the Collateral Agent for such Payment Date.

            (d) The Servicer shall, on the day of receipt of any principal prepayments in full, request the Collateral Agent to withdraw funds representing such principal prepayments from the Collection Account and deposit such funds in the Collateral Account for application pursuant to the terms of the Security Agreement.

            (e) The Servicer shall, from time to time, by delivery of a Monthly Servicer Advance Report, request the Collateral Agent to withdraw funds from the Collection Account to reimburse the Servicer for Servicer Monthly Advances pursuant to SECTION 5.1 hereof, the Servicer's right to reimbursement pursuant to this SUBCLAUSE (d) being limited to amounts received on the related Eligible Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where the Servicer is required to repurchase an Eligible Loan pursuant to SECTIONS 6.2 and 7.1 of this Purchase Agreement, the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such SECTIONS 6.2 and 7.1 and all other amounts required to be paid to the Purchaser with respect to such Eligible Loan.

            Section 4.7 ESTABLISHMENT OF, AND DEPOSITS TO, ESCROW ACCOUNT.

            The Servicer shall segregate and hold all funds collected and received pursuant to an Eligible Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, in a manner which shall provide maximum available insurance thereunder. Funds deposited in any Escrow Account may be invested by the Servicer which shall be entitled to any investment income therefrom except as otherwise required by law. Funds deposited in any Escrow Account may be drawn on by the Servicer in accordance with SECTION 4.8 hereof.

            The Servicer shall deposit in such Escrow Account within two Business Days and retain therein (a) all Escrow Payments collected on account of the Eligible Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and (b) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

            The Servicer shall make withdrawals from any Escrow Account only to effect such payments as are required under this Agreement, as set forth in
SECTION 4.8 hereof. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that such Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.


                                       54
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            Section 4.8 PERMITTED WITHDRAWALS FROM ESCROW ACCOUNT.

            Withdrawals from any Escrow Account may be made by the Servicer only:

                  (1) To effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

                  (2) To reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to SECTION 4.9 hereof with respect to a related Eligible Loan, but only from amounts received on the related Eligible Loan which represent late collections of Escrow Payments thereunder;

                  (3) To refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Eligible Loan;

                  (4) For transfer to the Collection Account and application to reduce the principal balance of the Eligible Loan in accordance with the terms of the related Mortgage and Mortgage Note;

                  (5) For application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in SECTION 4.15 hereof; and

                  (6) To pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account.

            Section 4.9 PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES.

            With respect to each Eligible Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective


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of each Mortgagor's faithful performance in the payment of an Eligible Loan or the making of the Escrow Payments, and the Servicer shall make Servicing
Advances.

            Section 4.10 PROTECTION OF ACCOUNTS.

            Amounts on deposit in the Collection Account may at the option of the Collateral Agent be invested in Eligible Investments; PROVIDED that in the event that amounts on deposit in the Collection Account (which shall be properly titled to insure the funds in such account on a loan-by-loan basis) exceed the amount fully insured by the FDIC (the "INSURED AMOUNT") the Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the next Business Day as such excess amount becomes present in the Collection Account. Monies held in the Collection Account shall be invested in Eligible Investments having maturities of no greater than one day; PROVIDED, that if there is no Commercial Paper then outstanding, monies held in the Collection Account shall be invested in Eligible Investments having maturities of no greater than 30 days. So long as there are Eligible Investments having maturities of greater than one day, the Purchaser shall not issue Commercial Paper. All such Eligible Investments shall be made in the name of, and shall be payable to, the Collateral Agent.

            Section 4.11 MAINTENANCE OF HAZARD INSURANCE.

            The Servicer shall cause to be maintained for each Eligible Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best's Key Rating Guide ("BEST'S") against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Eligible Loan and (ii) the greater of (a) the outstanding principal balance of the Eligible Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

            If upon origination or acquisition of the Eligible Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer shall cause to be in effect a flood insurance policy meeting the requirements of the current guidelines of the Flood Insurance Administration with a generally acceptable insurance carrier rated A:VI or better in Best's in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Eligible Loan, the Servicer determines in accordance with applicable law and pursuant to the Guidelines that a Mortgaged


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Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf.

            The Servicer shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

            In the event that the Purchaser or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

            The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; PROVIDED, HOWEVER, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best's and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

            Pursuant to SECTION 4.5 hereof, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in any Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Eligible Loan, or to be released to the Mortgagor, in accordance with Accepted Servicing Practices as specified in SECTION 4.15 hereof) shall be deposited in the Collection Account subject to withdrawal pursuant to SECTION 4.6 hereof.

            Section 4.12 MAINTENANCE OF MORTGAGE IMPAIRMENT INSURANCE.

            If the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Eligible Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to SECTION 4.11


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hereof and otherwise complies with all other requirements of SECTION 4.11, it shall conclusively be deemed to have satisfied its obligations as set forth in such SECTION 4.11. Any amounts collected by the Servicer under any such policy relating to an Eligible Loan shall be deposited in the Collection Account subject to withdrawal pursuant to SECTION 4.6 hereof. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with SECTION
4.11 hereof, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer's funds, without reimbursement therefor. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy.

            Section 4.13 MAINTENANCE OF FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE.

            The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Eligible Loans ("COMPANY EMPLOYEES"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of an Eligible Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this SECTION 4.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by the Guidelines. Upon the request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such fidelity bond and insurance policy.

            Section 4.14 INSPECTIONS.

            The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved.

            Section 4.15 RESTORATION OF MORTGAGED PROPERTY.

            The Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices.


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At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

                  (1) The Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

                  (2) The Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to, requiring waivers with respect to mechanics' and materialmen's liens;

                  (3) The Servicer shall verify that the Eligible Loan is not in default; and

                  (4) Pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in any Escrow Account.

            Section 4.16 MAINTENANCE OF PMI POLICY; CLAIMS.

            With respect to each Eligible Loan with a LTV in excess of 80%, the Servicer shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring that portion of the Eligible Loan in excess of 80% of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Eligible Loan is reduced to 80% or less. In the event that such PMI Policy shall be terminated, the Servicer shall, prior to any such termination, obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Servicer shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Servicer determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to SECTION
6.1 hereof, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.


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            In connection with its activities as Servicer, the Servicer agrees to prepare and present claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a Defaulted Loan. Pursuant to SECTION 4.5 hereof, any amounts collected by the Servicer under any PMI Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to SECTION 4.6 hereof.

            Section 4.17 TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

            In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer as agent for the Secured Parties, or in the event the Servicer is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be reasonably acceptable to the Purchaser. The Person or Persons holding such title other than the Servicer shall acknowledge in writing that such title is being held as nominee for the Servicer.

            The Servicer shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the manner that similar property in the locality as the REO Property is managed. The Servicer shall attempt to sell the Eligible Loan on such terms and conditions as the Servicer deems to be in the best interest of the Purchaser. The Servicer shall dispose of the REO Property in accordance with Accepted Servicing Practices as soon as possible.

            The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended.

            The disposition of REO Property shall be carried out by the Servicer at such price and, upon such terms and conditions, as the Servicer deems to be in the best interest of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in any Collection Account.


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            Section 4.18 SERVICER REPORTS.

            The Servicer shall deliver a report to the Purchaser, the Collateral Agent, the Custodian, the Indenture Trustee, the Agent, the CP Dealers and the Remarketing Agent on each Payment Date (the "MONTHLY REPORT"), a form of which is attached hereto as EXHIBIT C.

            Section 4.19 REAL ESTATE OWNED REPORTS.

            The Servicer shall furnish to the Purchaser on or before the Payment Date a statement with respect to any REO Property covering the operation of such REO Property and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

            Section 4.20 LIQUIDATION REPORTS.

            Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

            Section 4.21 REPORTS OF FORECLOSURES AND ABANDONMENTS OF MORTGAGED PROPERTY.

            Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

            Section 4.22 SERVICER ADVANCE REPORT.

            The Servicer shall deliver a report (a "MONTHLY SERVICER ADVANCE REPORT") to the Collateral Agent from time to time pursuant to SECTION 4.6(e), a form of which is attached hereto as EXHIBIT D.

            Section 4.23 SECONDARY MARKET TRADING REPORT. The Servicer shall on each Payment Date deliver to the Owner Trustee, the Indenture Trustee and to the Collateral Agent a report (the "MONTHLY SECONDARY MARKET TRADING REPORT") setting forth the information described below with respect to sales and Securitizations of Eligible Loans made by the Purchaser in the preceding month. The Indenture Trustee shall have no duty to examine any such report.

            The information included in the Secondary Market Trading Report will include (i) a photocopy of each confirmation or trading ticket with respect to Eligible Loans sold or Securitization Securities sold in such month, (ii) a schedule indicating the other bids considered by the Servicer on


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behalf of the Trust with respect to the Eligible Loans sold or Securitization
Securities sold in such month or, if no other bids were considered by the Servicer, comparison materials indicating substantially contemporaneous pricing of similar Securitization Securities or Eligible Loans to those sold by the Trust.

            Each of the Owner Trustee, the Indenture Trustee (acting at the written direction of the Required Noteholders) and the Collateral Agent shall have the right to request that the Servicer provide additional comparative pricing information to establish that the Eligible Loans sold or securitized by the Servicer on behalf of the Purchaser were sold at the market value thereof at the time of sale or Securitization.

                                    ARTICLE V

                                SERVICER ADVANCES

            Section 5.1 SERVICER MONTHLY ADVANCES.

            On each Determination Date, the Servicer shall deposit into the Collection Account from its own funds an amount equal to all Monthly Payments which were due on the Eligible Loans with respect to the applicable Due Period and which remain unpaid at the close of business on such Determination Date or which were deferred pursuant to SECTION 4.1 hereof. The Servicer's obligation to make such Servicer Monthly Advances as to any Eligible Loan will continue through the last Monthly Payment due prior to the payment in full of the Eligible Loan or through the Payment Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Eligible Loan unless the Servicer provides an Officer's Certificate stating that such Servicer Monthly Advance would not be recoverable; PROVIDED, HOWEVER, that the Servicer's obligation to make such Servicer Monthly Advances shall not continue if the Eligible Loan has become a Defaulted Loan.

                                   ARTICLE VI

                          GENERAL SERVICING PROCEDURES

            Section 6.1 TRANSFERS OF MORTGAGED PROPERTY.

            The Servicer shall enforce any "due-on-sale" provision in accordance with Accepted Servicing Practices and applicable law contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether


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by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Eligible Loan under the "due-on-sale" clause applicable thereto; PROVIDED, HOWEVER, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

            If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event that the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.

            Section 6.2 SATISFACTION OF MORTGAGES AND RELEASE OF MORTGAGE LOAN FILES.

            Upon the payment in full of any Eligible Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Purchaser and the Collateral Agent.

            If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Servicer shall repurchase the related Eligible Loan at the Repurchase Price by deposit thereof in the Collateral Account within two Business Days of receipt of such demand by the Purchaser. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in SECTION 4.13 hereof insuring the Servicer against any loss it may sustain with respect to any Eligible Loan not satisfied in accordance with the procedures set forth herein.

            Section 6.3 SERVICING COMPENSATION.

            As compensation for its services hereunder, Servicer shall be entitled to the Servicing Fee.


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            Section 6.4 ANNUAL STATEMENT AS TO COMPLIANCE.

            The Servicer shall deliver to the Purchaser, the Indenture Trustee, the Owner Trustee, the Liquidity Banks, the Remarketing Agent, the CP Dealers and the Swap Counterparties, on or before April 5th each year beginning 1999, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding fiscal year ended December 31st and of performance under this Agreement has been made under such officer's supervision, (ii) the Servicer has complied with the provisions of ARTICLE II and ARTICLE IV hereof, and (iii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled its obligations in all material respects under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

            Section 6.5 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

            On or before April 5th of each year beginning 1999, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser, the Indenture Trustee, the Liquidity Banks, the CP Dealers, the Remarketing Agent and the Swap Counterparties to the effect that such firm has examined certain documents and records relating to the servicing of the Eligible Loans and this Agreement and that such firm is of the opinion that the provisions of ARTICLE II and ARTICLE IV hereof have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. The Indenture Trustee shall have no duty to examine such statement.

            Section 6.6 RIGHT TO EXAMINE SERVICER RECORDS.

            The Purchaser, the Indenture Trustee (acting at the written direction of the Required Noteholders), the Owner Trustee, the Agent and the Collateral Agent shall each have the right to reasonable access to the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Eligible Loans, during regular business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.


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                                   ARTICLE VII

                              REPURCHASE OBLIGATION

            Section 7.1 SERVICER'S REPURCHASE OBLIGATIONS.

            Upon receipt by the Servicer of notice from the Purchaser of a breach of any representation or warranty of it contained in SECTIONS 3.1 and 3.2 of this Agreement or any action resulting in prejudice to the Purchaser in accordance with SECTION 6.2 hereof, the Servicer shall promptly notify the Purchaser, the Agent, the Indenture Trustee, the Collateral Agent and the Swap Counterparties and shall, at the direction of the Purchaser use its best efforts to cure and correct any such breach, and, in the event such breach is not cured and corrected within the applicable 60 day time period, the Servicer shall repurchase the Eligible Loans at the Repurchase Price pursuant to SECTION 3.3 hereof.

            Upon deposit by the Servicer of the Repurchase Price in the Collateral Account, the Custodian and the Servicer shall arrange for the reassignment of Eligible Loans adversely affected by such breach to the Servicer (in its own capacity and on behalf of the Additional Seller) according to the Servicer's instructions, and the delivery to the Custodian of any documents held by the Purchaser. In the event of a repurchase, the Servicer shall, simultaneously with such reassignment, give written notice to the Seller, the Additional Seller, the Agent, the Collateral Agent, the Indenture Trustee and the Swap Counterparties that such repurchase has taken place. Upon receipt of the Repurchase Price by the Collateral Agent, the Purchaser and the Servicer shall arrange for the reassignment of the Eligible Loans to the Servicer (in its own capacity and on behalf of the Additional Seller) and the Delivery to the Servicer of any documents held by the Custodian relating to the reassigned Eligible Loans.

                                  ARTICLE VIII

                              SERVICER TO COOPERATE

            Section 8.1 PROVISION OF INFORMATION.

            During the term of this Agreement, the Servicer shall furnish to the Purchaser, the holders of all Series of Certificates, the holders of all Series of Notes and the Liquidity Banks such periodic, special, or other reports or information, including the Servicer Report required to be delivered to the Purchaser, the Collateral Agent, the Indenture Trustee, the Owner Trustee, the Custodian, the CP Dealers, the Remarketing Agent and the Liquidity Banks on each Payment Date, and copies or originals of any documents contained in the Mortgage Loan File for each Eligible Loan, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

            The Servicer shall execute and deliver all such instruments and take all such action as the Purchaser, the Collateral Agent, the Indenture Trustee (acting at the written direction of the Required Noteholders), the Owner Trustee, the Custodian, the Certificateholders and the Liquidity Banks may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

                                   ARTICLE IX

                                  THE SERVICER

            Section 9.1 INDEMNIFICATION OF THIRD-PARTY CLAIMS.

            The Servicer agrees to indemnify and hold harmless the Purchaser, the Collateral Agent, the Indenture Trustee, the Owner Trustee, the Remarketing Agent, the CP Dealers and the Liquidity Banks against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Servicer to perform its duties and service the mortgage loans in strict compliance with the terms of this Agreement. The Servicer shall immediately notify the Purchaser, the Collateral Agent, the Remarketing Agent, the Indenture Trustee, the Owner Trustee, the CP Dealers and the Liquidity Banks if a claim is made by a third party with respect to this Agreement or the mortgage loans and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer or the Purchaser in respect of such claim. The Servicer's indemnification obligation pursuant to this SECTION
9.1 shall survive the termination of this Agreement.

            Section 9.2 CORPORATE EXISTENCE OF THE SERVICER.

            The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Eligible Loans and to perform its duties under this Agreement.


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            Section 9.3 LIMITATION ON LIABILITY OF SERVICER AND OTHERS.

            Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document which it in good faith reasonably believes to be genuine and have been adopted or signed by the proper authorities respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Eligible Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Servicer may, with the consent of the Purchaser undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

            Section 9.4 LIMITATION ON RESIGNATION AND ASSIGNMENT BY THE
SERVICER.

            The Purchaser has entered into this Agreement with the Servicer in reliance upon the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. The Servicer shall not resign from the obligations and duties hereby imposed on it as to any Eligible Loan except by consent of the Required Banks and the Required Noteholders, the Swap Counterparties, the Collateral Agent and the holders of a majority in principal amount of all Series of Certificates or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot reasonably be cured by the Servicer. Notice of any such determination permitting the resignation of the Servicer shall be delivered to each Rating Agency and any such determination shall evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in SECTION
12.1 hereof, subject to Rating Agency Confirmation.

            Section 9.5 LIMITATION ON ASSIGNMENT OF RIGHT. Except pursuant to a resignation approved pursuant to SECTION 9.4 hereof, the Servicer shall not assign, sell or otherwise transfer its right to receive any payments (including the Servicing Fee) hereunder.


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                                    ARTICLE X

                                     DEFAULT

            Section 10.1 SERVICER EVENTS OF DEFAULT.

            Each of the following shall constitute a "SERVICER EVENT OF DEFAULT" on the part of the Servicer:

            (a) any failure by the Servicer to observe or perform in any material respect any of the terms, covenants or agreements on the part of the Servicer set forth in this Agreement, any Transfer Supplement or in the Custodial Agreement (other than those set forth in CLAUSES (h), (i) and (m) below) which continues unremedied for a period of 45 days after the date on which the Purchaser, the Custodian or the Agent has actual knowledge of such failure or written notice of such failure, requiring the failure to be remedied, shall have been given to the Servicer, the Agent, the Collateral Agent, the Indenture Trustee, the Owner Trustee and the Swap Counterparties by the Purchaser or by the Custodian or the Agent;

            (b) any representation, warranty, statement or certificate made by the Servicer shall prove to have been incorrect in any material respect at the time when made, and which continues to be incorrect in any material respect for 45 days after actual knowledge or written notice;

            (c) any failure by the Servicer to maintain any required licenses to do business in any jurisdiction where the Mortgaged Property is located;

            (d) jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and a decree or order shall have remained in force undischarged or unstayed for a period of 45 days;

            (e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property;

            (f) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for six Business Days;


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            (g) the Servicer or PHH Corporation enters into a consent agreement or otherwise agrees in writing with any federal or state regulatory agency or authority to restrict its activities, if the default of such agreement by the Servicer or PHH Corporation entitles such applicable federal or state agency to place the Servicer in receivership or conservatorship;

            (h) failure of the Servicer to cause to be delivered to the Collateral Agent on the date of sale or Securitization of an Eligible Loan the proceeds of any such sale or Securitization;

            (i) failure of the Servicer to cause to be delivered to the Collateral Agent for deposit into the Collection Account not later than two Business Days after receipt by the Servicer of any amounts required by SECTION
4.5 hereof to be deposited by the Servicer in the Collection Account;

            (j) the Seller, the Additional Seller, Servicer or PHH Corporation shall default on any of its debt obligations in excess of $50,000,000 in the aggregate;

            (k) failure of the Servicer to be an Approved Seller/Servicer by at least two of GNMA, FNMA and FHLMC;

            (l) the ratings of PHH Corporation or its successors and assigns are withdrawn or are downgraded below "BB+/Ba1" by the Rating Agencies; or

            (m) the failure on the part of the Servicer to make any payment or deposit (not described in CLAUSE (h) or (i) above) required under this Agreement on or before five Business Days after the date such payment or deposit is required to be made.

            In each and every such case, so long as a Servicer Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or in equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Servicer, the Agent, the Collateral Agent, the Indenture Trustee, the Owner Trustee, the Swap Counterparties and the Rating Agencies may terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Eligible Loans and the proceeds thereof other than unpaid Servicing Fees. The Purchaser will only remove the Servicer as described above upon the affirmative vote of the holders of a majority in principal amount of all Series of Certificates, and the consent of the Swap Counterparties, the Collateral Agent and the Required Banks and Required Noteholders.

            Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Eligible Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to SECTION 12.1 hereof. Upon written request from the Purchaser, the Servicer shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all


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Mortgage Loan Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Eligible Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to any Collection Account or Escrow Account or thereafter received with respect to the Eligible Loans.

            Section 10.2 WAIVER OF DEFAULTS.

            With the consent of Required Banks and Required Noteholders and the Swap Counterparties, the Purchaser and the holders of a majority in principal amount of all Series of Certificates, by written notice to the Collateral Agent, may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. Notice of any such waiver shall be given to each Rating Agency.

                                   ARTICLE XI

                                   TERMINATION

            Section 11.1 TERMINATION OF AGREEMENT.

            This Agreement shall terminate upon the final payment or other liquidation (or any advance with respect thereto) of the last Eligible Loan sold hereunder.

            Section 11.2 TERMINATION OF PURCHASE OBLIGATIONS.

            Upon the occurrence and continuance of any of the following conditions, the Purchaser shall have the right subject to the consent of the holders of a majority in principal amount of the Certificates and the Required Banks or Required Noteholders to notify the Seller and the Additional Seller that the commitment of the Purchaser to purchase Eligible Loans from the Seller or the Additional Seller, as applicable, shall terminate (each, a "TERMINATION EVENT"):

            (a) any representation, warranty, statement, or certification made by PHH Corporation in its capacity as Guarantor of the Servicer shall prove to have been false or misleading


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in any material respect as of the time when made, and which continues to be incorrect in any material respect for a period of forty-five (45) days after written notice;

            (b) the failure on the part of the Seller or the Servicer (on behalf of the Additional Seller), as applicable, to observe or perform in any material respect any of the terms, covenants or agreements of the Seller or the Servicer (on behalf of the Additional Seller), as applicable, contained in the Program Documents which failure continues unremedied for a period of forty-five (45) days after written notice;

            (c) the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or PHH Corporation and such decree or order shall have remained in force undischarged or unstayed for a period of forty-five (45) days;

            (d) the Seller or PHH Corporation shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or PHH Corporation or of or relating to all or substantially all of its property;

            (e) the Seller or PHH Corporation shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for six (6) Business Days;

            (f) noncompliance with the Portfolio Aging Limitations;

            (g) the occurrence of an Interest Rate Swap Termination Event under the Interest Rate Swaps has occurred or is continuing after giving effect to any applicable grace period;

            (h) a Liquidity Agreement Event of Default has occurred and is continuing after giving effect to any applicable grace period;

            (i) an Indenture Event of Default has occurred and is continuing after giving effect to any applicable grace period;

            (j) the Servicer or PHH Corporation enters into a consent agreement or otherwise agrees in writing with any Federal or state regulatory agency or authority to restrict its activities, if a default under such agreement by the Servicer or PHH Corporation entitles such applicable Federal or state agency to place the Servicer in receivership or conservatorship;


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            (k) failure of the Servicer to cause to be delivered to the
Collateral Agent for deposit into the Collateral Account on the date of sale or Securitization of any Mortgage Loans the proceeds of any such sale or Securitization;

            (l) failure of the Servicer to cause to be delivered to the Collateral Agent for deposit into the Collection Account not later than two (2) Business Days after receipt by the Servicer of any amounts required to be deposited by the Servicer in the Collection Account;

            (m) any Servicer Event of Default has occurred and is continuing after giving effect to any applicable grace period;

            (n) funds on deposit in the Reserve Fund shall be less than 0.60% of the Program Size for 120 days or more;

            (o) at any time either (i) the rolling three month average of the Outstanding Purchase Price of all Delinquent Loans shall equal more than five percent (5%) of the rolling three month average of the Outstanding Purchase Price of all Mortgage Loans owned by the Trust at such time or (ii) the Outstanding Purchase Price of all Delinquent Loans shall equal more than seven percent (7%) of the Outstanding Purchase Price of all Mortgage Loans owned by the Trust at such time;

            (p) the failure of the Trust to maintain an agreement (in substantially the form of EXHIBIT B attached hereto) with a Rated Bidder to the effect that such Rated Bidder agrees to submit a binding bid for all non-Delinquent and non-Defaulted Eligible Loans in a Termination Event Auction which failure continues for a period of thirty (30) or more days;

            (q) the Remarketing Agent has failed to remarket any Series of Certificates for a period of five (5) successive years; or

            (r) one or more Swap Counterparties fail to agree to any annual extension of any Interest Rate Swap, resulting in the expiration of one or more Interest Rate Swaps prior to the maturity of all the Trust's outstanding obligations, and a replacement Swap Counterparty or Swap Counterparties shall not have been obtained in a notional amount at least equal to the lesser of (x) the notional amount of the Interest Rate Swap or Interest Rate Swaps represented by the non-extending Swap Counterparty or Swap Counterparties, or (y) if the Program Size has been reduced, an amount equal to (i) the then-current Program Size, LESS (ii) the notional amount of all effective (as of such scheduled termination date) Interest Rate Swaps, at least one year prior to the scheduled termination date.


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            In the event that a Termination Event occurs and is continuing, the
Purchaser will no longer be permitted to purchase additional Eligible Loans and principal payments on Eligible Loans, principal proceeds of sales and Securitizations of Eligible Loans and amounts received by the Swap Counterparties will be used to pay the Obligations of the Purchaser, subject to the priorities set forth in SECTION 2.01 of the Security Agreement.

            Notwithstanding anything in this Agreement to the contrary, in the event a Termination Event described in PARAGRAPH (n), (o) or (p) occurs and is continuing, the Collateral Agent shall use its best efforts to sell or Securitize all non-Delinquent and non-Defaulted Eligible Loans within sixty (60) days of the date on which the Termination Event occurs. In the event that all non-Delinquent and non-Defaulted Eligible Loans have not been so sold or Securitized, on such sixtieth (60th) day the Collateral Agent shall hold an auction (a "TERMINATION EVENT AUCTION") of the remaining non-Delinquent and non-Defaulted Eligible Loans Eligible Loans for settlement not later than the eighty-fifth (85th) day following the date on which such Termination Event occurred. At least one of the bidders in such auction shall have a rating of "P-1" from Moody's (a "RATED BIDDER").

            SECTION 11.3 TERMINATION OF SERVICING WITH RESPECT TO ANY ELIGIBLE LOAN

            This Agreement shall terminate with respect to any Eligible Loan upon the occurrence of the following: (i) the receipt into the Collateral Account of the proceeds of any sale or Securitization of such Eligible Loan or the Repurchase Price or Principal Prepayment in full of such Eligible Loan; or
(ii) the effectiveness of the termination of the Company pursuant to SECTION
12.1 hereof. No termination shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in SECTION 12.1 hereof.

            Upon written request from the Purchaser, the Servicer shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Loan Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Eligible Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to any Collection Account or Escrow Account or thereafter received with respect to the Eligible Loans.


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                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            SECTION 12.1 SUCCESSOR TO SERVICER.

            Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to SECTIONS 9.4 or 10.1 hereof, the Purchaser shall appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Eligible Loans as it and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties, responsibilities and liabilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned Sections shall not become effective until (i) a successor shall be appointed pursuant to this SECTION 12.1 and (ii) notice thereof shall have been given to the Rating Agencies and the Purchaser shall have received Rating Agency Confirmation, and such resignation or removal shall in no event relieve the Servicer of the representations and warranties made pursuant to SECTIONS 3.1(a), 3.1(b) and 3.2 hereof and the remedies available to the Purchaser under SECTION 3.3 hereof, it being understood and agreed that the provisions of such SECTIONS 3.1(a), 3.1(b), 3.2 and 3.3 shall be applicable to the Servicer notwithstanding any such sale, assignment, resignation or termination of the Servicer, or the termination of this Agreement.

            Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in SECTIONS 3.1(a), 3.1(b) and 3.2 hereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to SECTIONS 9.4, or 10.1 hereof shall not affect any claims that the Purchaser may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

      The Servicer shall deliver promptly to the successor Servicer the funds in any Collection Account and Escrow Account and all Mortgage Loan Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and


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deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

            SECTION 12.2 AMENDMENT.

            This Agreement may only be amended with the written consent of the Purchaser, the Seller, the Controlling Majority with the consent of the Required Banks, the Swap Counterparties, the holders of a majority in principal amount of all Series of Certificates and the Servicer, and written notice of such amendment to each Rating Agency. Any material amendment shall be subject to Rating Agency Confirmation. The costs and expenses associated with any such amendment shall be borne by the party requesting the amendment.

            SECTION 12.3 GOVERNING LAW.

            THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            SECTION 12.4 DURATION OF AGREEMENT.

            This Agreement shall continue in existence and effect until terminated as herein provided.

            SECTION 12.5 NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                  (i)   if to Cendant Mortgage Corporation:

                        Cendant Mortgage Services
                        3000 Leaden-Hall Road
                        Mt. Laurel, NJ 08054
                        Attn: Joseph Suter
                        Telephone: (856) 414-4170
                        Telecopy: (856) 439-3742


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or such other address as may hereafter be furnished to the Purchaser in writing;

                  (ii)  if to the Purchaser:

                        Bishop's Gate Residential Mortgage Trust
                        c/o Cendant Mortgage Corporation
                        3000 Leaden-Hall Road
                        Mt. Laurel, NJ 08054
                        Attn: Joseph Suter
                        Telephone: (856) 414-4170
                        Telecopy: (856) 439-3742

            SECTION 12.6 SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            SECTION 12.7 RELATIONSHIP OF PARTIES.

            Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.

            SECTION 12.8 EXECUTION; SUCCESSORS AND ASSIGNS.

            This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one agreement. This Agreement shall inure to the benefit of and be binding upon the Servicer and the Purchaser and their respective successors and assigns; PROVIDED, HOWEVER, that the rights of the Purchaser to an indemnity from the Servicer pursuant to SECTION 3.3 hereof are not assignable and shall inure only to the benefit of the Purchaser and to no other Person.


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            SECTION 12.9 RECORDATION OF ASSIGNMENTS OF MORTGAGE.

            To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Purchaser's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

            SECTION 12.10 ASSIGNMENT BY PURCHASER.

            The Purchaser shall have the right, to assign its interest under this Agreement to the Collateral Agent for the benefit of the Secured Parties.

            SECTION 12.11 NON-PETITION AGREEMENT.

            The Company and the Additional Seller agree not to cause the filing of a petition in bankruptcy against the Purchaser for failure to pay amounts due under this Agreement until the payment in full of the Obligations and not before one year and one day (or if longer, the applicable preference period then in effect) have elapsed since such payment.

            SECTION 12.12 WAIVER OF OFFSET.

            The Servicer agrees to deliver to the Purchaser all amounts required by this Agreement to be delivered by the Servicer to the Purchaser free and clear of any offset, counterclaim or other deduction on account of, or in respect of, any Purchaser to the Servicer hereunder.

            SECTION 12.13 LIMITED RECOURSE.

            The Servicer agrees that the obligations of the Purchaser to the Servicer under this Agreement are limited recourse obligations of the Purchaser payable solely from the assets of the Purchaser available for such purposes under the Security Agreement and that, upon application of all assets of the Purchaser available under the Security Agreement for, such purposes, the Servicer shall have no recourse to the Purchaser for any obligations of the Purchaser to the Servicer to the extent such application does not provide for full satisfaction and payment of such obligation.


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            SECTION 12.14 LIMITATION OF LIABILITY.

            This document or instrument has been executed on behalf of a Delaware business trust by First Union Trust Company, National Association solely in its capacity as trustee of such trust, and not in its individual capacity. In no case shall First Union Trust Company, National Association (or any entity acting as successor or additional trustee) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations of such trust hereunder, any right to assert any such liabilities against First Union Trust Company, National Association (or any entity acting as successor or additional trustee) being hereby waived by the other parties hereto; PROVIDED, HOWEVER, that such waiver shall not affect the liability of First Union Trust Company, National Association (or any entity acting as successor or additional trustee) to any Person under any other agreement to which it is a party and to the extent expressly agreed to in its individual capacity thereunder.

            SECTION 12.15 BINDING EFFECT ON VOTING GROUP.

            If any provision hereof provides that either the Required Banks or the Required Noteholders (in each case, a "VOTING GROUP"), but not both, may consent, vote, direct or take other action, the first of either Voting Group to so consent, vote, direct or take action shall bind the other Voting Group with respect thereto.

                                  ARTICLE XIII

                            PHH CORPORATION GUARANTEE

            SECTION 13.1 GUARANTEE OF SERVICER'S PERFORMANCE AND PAYMENT OBLIGATIONS. For value received, and in consideration of the financial accommodation accorded to the Company by the Purchaser under this Purchase Agreement, PHH Corporation (the "GUARANTOR") hereby fully, unconditionally, and irrevocably guarantees to the Purchaser, the holders of all Series of Certificates, the holders of all Series of Notes, the holders of the Commercial Paper, the Indenture Trustee and the Liquidity Banks the due performance of, and punctual payment of all amounts payable by, the Company, in its capacity as Servicer under this Agreement when and as such obligations hereunder shall become due and, in the case of any payments, payable. The Guarantor will ensure the performance and payment of every act, duty, obligation, agreement and responsibility of the Servicer set forth herein.


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            In case of the inability of the Servicer to punctually perform any such act, duty, obligation, responsibility or agreement or to pay punctually any such amounts, the Guarantor hereby agrees, upon written demand by the Purchaser, to, as applicable, (i) perform any such act, duty, obligation, responsibility or agreement and (ii) pay or cause to be paid any such amount, punctually when and as the same shall become due and, in the case of any payment, payable (exclusive of any grace period).

            i.    Guarantor hereby agrees that its obligations under this
                  SECTION 13.1 constitute a guarantee of performance and payment when due and not of collection.

            ii.   Guarantor hereby agrees that its obligations under this
                  SECTION 13.1 shall be unconditional, irrespective of the validity, regularity or enforceability of this Purchase Agreement against the Servicer, the absence of any action to enforce the Servicer's obligations under this Purchase Agreement, any waiver or consent by the Purchaser, the holders of all Series of Certificates, the holders of all Series of Notes, the Indenture Trustee or the Liquidity Banks with respect to any provisions thereof, the entry by the Servicer and the Purchaser into additional transactions under this Purchase Agreement or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than the defenses of statute of limitations or payment, which are not waived); PROVIDED, however, that the Guarantor shall be entitled to exercise any right that the Servicer could have exercised under this Purchase Agreement to cure any default in respect of its obligations under this Purchase Agreement or to set-off, counterclaim or withhold payment in respect of any event of default or potential event of default in respect of the Purchaser or any Affiliate, but only to the extent such right is provided to the Servicer under this Purchase Agreement. The Guarantor acknowledges that the Servicer and the Purchaser may from time to time enter into one or more transactions pursuant to this Purchase Agreement and agrees that the obligations of the Guarantor under this SECTION 13.1 will upon the execution of any such transaction by the Servicer and the Purchaser extend to all such transactions without the taking of further action by the Guarantor.

            iii. The Guarantor hereby waives (i) promptness, diligence, presentment, demand of payment, protest, order and, except as set forth in PARAGRAPH (a) hereof, notice of any kind in connection with this Purchase Agreement and this SECTION 13.1, or (ii) any requirement that the Purchaser, the holders of all Series of Certificates, the holders of all Series of Notes, the Indenture Trustee or the Liquidity Banks exhaust any right to take any action against the Servicer or any other person prior to or contemporaneously with proceeding to exercise any right against the Guarantor under this SECTION 13.1.

                                   ARTICLE XIV

                                   ASSIGNMENT

            SECTION 14.1 ASSIGNMENT. Notwithstanding anything to the contrary contained in this Purchase Agreement, the Purchaser hereby assigns, conveys, transfers, delivers and sets over unto the Collateral Agent for the benefit of the Secured Parties, all of its right, title and interest in, to and under, whether now owned or existing, or hereafter acquired, this Purchase Agreement. The Purchaser acknowledges the security interest in the Eligible Loans of the Collateral Agent as representative secured party for the Purchaser and the Persons or entities to whom Purchaser owes the obligations secured by such Eligible Loans.

            The Purchaser, the Seller and the Additional Seller shall each treat the Collateral Agent as the Purchaser under this Purchase Agreement and each consent to such assignment and acknowledge that the Collateral Agent shall enjoy the Purchaser's rights under this Agreement in accordance with the provisions of this SECTION. Without limiting the generality of the foregoing, the Purchaser, the Servicer (on behalf of the Additional Seller) and the Seller shall each report to and correspond and communicate with the Collateral Agent and in all other regards treat the Collateral Agent as the Purchaser hereunder with respect to the Eligible Loans. The Collateral Agent shall have all rights of the Purchaser to enforce the covenants and conditions set forth in this Purchase Agreement with respect to the Eligible Loans, and the Purchaser, the Servicer (on behalf of the Additional Seller) and the Seller, respectively, shall each follow the instructions of the Collateral Agent under this Purchase Agreement. The Collateral Agent shall have the right to give any waivers or consents required or allowed under this Purchase Agreement, and such waivers and consents shall be binding upon the Purchaser and any party for whom the Collateral Agent acts as representative secured party as if the Purchaser or such party had given the same. All amounts due the Purchaser under this Purchase Agreement shall be remitted to the Collateral Agent in accordance with the Collateral Agent's instructions and in accordance with this Purchase Agreement.

                                   ARTICLE XV

                                 COMMITMENT FEE

            SECTION 15.1 COMMITMENT FEE. In consideration of the agreement of the Purchaser to purchase Eligible Loans from the Seller from time to time, the Seller has paid to the Purchaser a fee (the "COMMITMENT FEE") of $[3,801,500].

                                   ARTICLE XVI

                                ADDITIONAL SELLER

            SECTION 15.1 CRITERIA FOR ADDITIONAL SELLER SECTION. Any Affiliate of the Company may be added as an additional seller (each, an "ADDITIONAL SELLER"), provided that each Additional Seller meets the following criteria:

            i. The proposed Additional Seller provides an officer's certificate to the Trust substantially in the form attached hereto as EXHIBIT E, with the following: (a) evidence of its form and state of formation, (b) a copy of its by-laws or limited liability company agreement, as applicable, (c) a copy of its resolutions authorizing the proposed Additional Seller to enter into the transactions contemplated pursuant to this Purchase Agreement, (d) a certificate of incumbency and specimen signature of an officer, (e) evidence that it has all required licences and government approvals, and (f) a good standing certificate;

            ii. The Servicer obtains on behalf of the proposed Additional Seller, confirmation from the Rating Agencies that the addition of a particular Affiliate of the Company as an Additional Seller will not adversely affect the current ratings of the outstanding Series of Notes, Series of Certificates and Series of Commercial Paper and Liquidity Loans;

            iii. Upon the sale of Eligible Loans by the proposed Additional Seller to the Purchaser, the Additional Seller simultaneously sells its servicing rights with respect to such Eligible Loans to the Company, as Servicer, pursuant to a separate agreement substantially in the form attached hereto as EXHIBIT F;

            iv. Each Eligible Loan that the proposed Additional Seller intends to sell to the Trust is underwritten in accordance with: (a) the Seller's underwriting standards in effect on the date of origination of such Eligible Loan, and (b) the Guidelines;

            v. Each proposed Additional Seller executes an agreement, substantially in the form attached hereto as EXHIBIT G, thereby expressly assuming all of the obligations of an Additional Seller contained in this Purchase Agreement and expressly making and assuming all of the representations, warranties and covenants of an Additional Seller contained in this Purchase Agreement;

            vi. The proposed Additional Seller provides the Trust with an opinion to the effect that: (a) the assets and liabilities of the Trust would not be substantively consolidated with those of the proposed Additional Seller, the Seller or PHH Corporation if the proposed Additional Seller's, the Seller's or PHH Corporation's operations were to become the subject of a case under the Bankruptcy Code, and (b) if the proposed Additional Seller, the Seller or PHH Corporation were to become the subject of a case under the Bankruptcy Code, the Eligible Loans sold by the proposed Additional Seller to the Trust pursuant to this Purchase Agreement would not be property of the proposed Additional Seller's, the Seller's or PHH Corporation's estate in such bankruptcy proceeding, and such opinion shall be substantially in the form attached hereto as EXHIBIT H;

            vii. The proposed Additional Seller provides an officer's certificate to the Trust stating that it is thereby making all of the representations, warranties and covenants contained in
                  SECTION 3.1(b) of this Purchase Agreement, and that all of the conditions of this ARTICLE XVI have been satisfied; and

            viii. The Servicer provides an officer's certificate to the Trust stating that it is thereby making all of the representations, warranties and covenants on behalf of the Additional Seller contained in SECTIONS 3.2, 3.3 and 3.5 of this Purchase Agreement, and that all of the conditions of this ARTICLE XVI have been satisfied.

            IN WITNESS WHEREOF, the Company, the Purchaser and the Guarantor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       CENDANT MORTGAGE CORPORATION,
                                        as Seller and Servicer

                                       By:______________________________________
                                          Name:
                                          Title:


                                       BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST, as Purchaser

                                       By: CENDANT MORTGAGE CORPORATION,
                                           as Administrator

                                           By:__________________________________
                                              Name:
                                              Title:


                                       PHH CORPORATION,
                                       solely in its capacity of Guarantor of
                                       the Servicer's obligations pursuant to
                                       ARTICLE XIII of this Agreement.

                                       By:______________________________________
                                          Name:
                                          Title:

                                                                     EXHIBIT A-1

                               TRANSFER SUPPLEMENT

                                                          [ ], 2000

Bishop's Gate Residential Mortgage Trust

                              PURCHASE TERMS LETTER

Ladies and Gentlemen:

            Cendant Mortgage Corporation (the "COMPANY") and Bishop's Gate Residential Mortgage Trust (the "PURCHASER") herewith confirm the terms and provisions of the Second Amended and Restated Mortgage Loan Purchase and Servicing Agreement (the "PURCHASE AGREEMENT"), entered into on [ ], 2000, pursuant to which the Company and the Purchaser agreed upon the terms under which the Company would from time to time sell mortgage loans to the Purchaser. In consideration of the promises and the mutual agreements herein and therein set forth, the Company and the Purchaser hereby agree to the terms and provisions of the sale of the Mortgage Loans described in the Mortgage Loan Schedule attached hereto as EXHIBIT I, as set forth below and as described in more detail in the Purchase Agreement. Upon execution of this Transfer Supplement by the Company and the Purchaser and receipt of the Purchase Price therefor, the Company hereby sells, assigns, transfers, sets over and conveys to the Purchaser all right, title and interest of the Company in, to and under each mortgage loan identified on the attached Transfer Schedule (collectively, the "MORTGAGE LOANS"). It is intended that the transfer, assignment and conveyance herein contemplated constitute a sale of the Mortgage Loans, conveying good title thereto free and clear of any liens, by the Company to the Purchaser and that the Mortgage Loans not be part of the Company's estate in the event of insolvency. In the event that the Mortgage Loans are held to be property of the Company or if for any other reason this Transfer Supplement is held or deemed to create a security interest in the Mortgage Loans, the parties intend that the Company shall be deemed to have granted, and does hereby grant, to the Purchaser a first-priority perfected security interest in the Mortgage Loans and all Collateral related thereto now existing or hereafter arising for the purpose of securing the rights of the Purchaser under the Purchase Agreement, and that the Purchase Agreement and this Transfer Supplement shall each constitute a security agreement under applicable law.

      i. CLOSING DATE: o The Purchase Price shall be paid by the Purchaser to the Company in immediately available funds on such Closing Date.


                                     A-1-1

      ii. PURCHASE PRICE: The purchase price for the Mortgage Loan(s) shall be $__.

      iii. THE MORTGAGE LOANS: The Mortgage Loans have the characteristics set forth on the Mortgage Loan Schedule, set forth as EXHIBIT I attached hereto.

      iv. REPRESENTATIONS AND WARRANTIES: Each representation and warranty of the Company set forth in SECTIONS 3.1 and 3.2 of the Purchase Agreement will be true and correct on the Closing Date as they relate to the Mortgage Loans.

      v. TERMS: All references herein to the Mortgage Loans shall be deemed to refer only to the Mortgage Loans described in the Mortgage Loan Schedule attached hereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.


                                      A-1-2

            Kindly acknowledge your agreement and consent to the terms of this letter by signing and returning to us the enclosed duplicate copy hereof.

                                        Very truly yours,

                                        CENDANT MORTGAGE CORPORATION


                                        By:_____________________________________
                                            Name:
                                            Title:

Date:____________________

ACCEPTED AND AGREED:

BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST

By: CENDANT MORTGAGE CORPORATION,
    as Administrator


By:_________________________________
    Name:
    Title:


                                      A-1-3

                        EXHIBIT I TO TRANSFER SUPPLEMENT

                             MORTGAGE LOAN SCHEDULE

(1) identifying number for the Mortgage Loan:

(2) mortgagor's name:

(3) street address of the mortgage property including the state code:

(4) mortgage interest rate:

(5) stated maturity date:

(6) amount of monthly payment:

(7) original principal balance:

(8) purchase price:

(9) closing date;

(10) FHA/VA Case Number, if applicable;

(11) Note date;

(12) first Due Date; and

(13) MERS MIN#.

                                                                     EXHIBIT A-2

                               TRANSFER SUPPLEMENT

                                                         [ ], 2000

Bishop's Gate Residential Mortgage Trust

                              PURCHASE TERMS LETTER

Ladies and Gentlemen:

      Cendant Mortgage Corporation, as Servicer (on behalf of [ ] (the "COMPANY")) and Bishop's Gate Residential Mortgage Trust (the "PURCHASER") herewith confirm the terms and provisions of the Additional Seller Agreement (the "AGREEMENT"), entered into on [ ], pursuant to which the Purchaser, the Company and the Servicer, in accordance with the Second Amended and Restated Mortgage Loan Purchase and Servicing Agreement, dated as of [ ] (the "MORTGAGE LOAN PURCHASE AGREEMENT"), among the Purchaser, Cendant Mortgage Corporation, as Seller and Servicer, and PHH Corporation, as Guarantor, agreed upon the terms under which the Company would from time to time sell mortgage loans to the Purchaser. In consideration of the promises and the mutual agreements herein and therein set forth, the Servicer (on behalf of the Company) and the Purchaser hereby agree to the terms and provisions of the sale of the Mortgage Loans described in the Mortgage Loan Schedule attached hereto as EXHIBIT I, as set forth below and as described in more detail in the Mortgage Loan Purchase Agreement. Upon execution of this Transfer Supplement by the Servicer (on behalf of the Company) and the Purchaser and receipt of the Purchase Price therefor, the Company hereby sells, assigns, transfers, sets over and conveys to the Purchaser all right, title and interest of the Company in, to and under each mortgage loan identified on the attached Transfer Schedule (collectively, the "MORTGAGE LOANS"). It is intended that the transfer, assignment and conveyance herein contemplated constitute a sale of the Mortgage Loans, conveying good title thereto free and clear of any liens, by the Company to the Purchaser and that the Mortgage Loans not be part of the Company's estate in the event of insolvency. In the event that the Mortgage Loans are held to be property of the Company or if for any other reason this Transfer Supplement is held or deemed to create a security interest in the Mortgage Loans, the parties intend that the Company shall be deemed to have granted, and does hereby grant, to the Purchaser a first-priority perfected security interest in the Mortgage Loans and all Collateral related thereto now existing or hereafter arising for the purpose of securing the rights of the Purchaser under the


                                      A-2-1

Mortgage Loan Purchase Agreement, and that the Mortgage Loan Purchase Agreement and this Transfer Supplement shall each constitute a security agreement under applicable law.

      i. CLOSING DATE: o The Purchase Price shall be paid by the Purchaser to the Company in immediately available funds on such Closing Date.

      ii. PURCHASE PRICE: The purchase price for the Mortgage Loan(s) shall be $__.

      iii. THE MORTGAGE LOANS: The Mortgage Loans have the characteristics set forth on the Mortgage Loan Schedule, set forth as EXHIBIT I attached hereto.

      iv. REPRESENTATIONS AND WARRANTIES: Each representation and warranty of the Company set forth in SECTIONS 3.1 and 3.2 of the Mortgage Loan Purchase Agreement will be true and correct on the Closing Date as they relate to the Mortgage Loans.

      v. TERMS: All references herein to the Mortgage Loans shall be deemed to refer only to the Mortgage Loans described in the Mortgage Loan Schedule attached hereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Mortgage Loan Purchase Agreement.


                                      A-2-2

      Kindly acknowledge your agreement and consent to the terms of this letter by signing and returning to us the enclosed duplicate copy hereof.

                                        Very truly yours,

                                        [ ],
                                        as Additional Seller

                                        By: CENDANT MORTGAGE CORPORATION,
                                            as Servicer on behalf of the
                                            Additional Seller


                                        By:_____________________________________
                                            Name:
                                            Title:

Date:____________________

ACCEPTED AND AGREED:

BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST

By: CENDANT MORTGAGE CORPORATION,
    as Administrator


By:_________________________________
    Name:
    Title:


                                      A-2-3

                        EXHIBIT I TO TRANSFER SUPPLEMENT

                             MORTGAGE LOAN SCHEDULE

(1) identifying number for the Mortgage Loan:

(2) mortgagor's name:

(3) street address of the mortgage property including the state code:

(4) mortgage interest rate:

(5) stated maturity date:

(6) amount of monthly payment:

(7) original principal balance:

(8) purchase price:

(9) closing date;

(10) FHA/VA Case Number, if applicable;

(11) Note date;

(12) first Due Date; and

(13) MERS MIN#.

                                                                       EXHIBIT B

                          [FORM OF RATED BIDDER LETTER]
                                    [ADDRESS]

                                        [Date]

Bishop's Gate Residential Mortgage Trust
c/o Cendant Mortgage Corporation
3000 Leaden Hall
Mt. Laurel, NJ 08054
Attn: Richard Bradfield

[ ],
 as Collateral Agent
[ ]
[ ]
[ ]
Attn: [ ]

Dear Sirs:

      Reference is made to the Second Amended and Restated Mortgage Loan Purchase and Servicing Agreement, dated as of [ ], 2000 (the "PURCHASE AGREEMENT"), among Cendant Mortgage Corporation, as seller and servicer (in each capacity, the "SELLER" or "SERVICER"), PHH Corporation, as guarantor, and Bishop's Gate Residential Mortgage Trust (the "TRUST"), as purchaser. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

      Pursuant to SECTION 11.2 of the Purchase Agreement, if a Termination Event set forth in PARAGRAPHS (n), (o) or (p) thereof occurs, the Servicer is required to cause the Collateral Agent to use its best efforts to sell or Securitize all non-Delinquent and non-Defaulted Eligible Loans for settlement within sixty (60) days following the date on which such Termination Event occurs ("TERMINATION EVENT DATE"). With respect to any non-Delinquent and non-Defaulted Eligible Loans which have not been so sold or Securitized on such sixtieth day (60th) day following the related Termination Event Date, the Collateral Agent is required to sell such Eligible Loans by auction for settlement not later than the eighty-fifth (85th) day following the related Termination Event Date (the "FINAL SETTLEMENT DATE").

      In connection with any such auction ("TERMINATION EVENT AUCTION"), [ ] (the "BANK"), the Servicer, the Collateral Agent and the Trust agree as follows:

            (i) the Bank shall participate in a Termination Event Auction and agrees to make a binding bid (the "BID") for all Eligible Loans which, as of the Auction Date, are non-Defaulted or non-Delinquent Eligible Loans. The amount the Bid shall be determined in the sole discretion of the Bank and such Bid shall remain in effect until the Final Settlement Date;

            (ii) if the Trust accepts the Bid, the Collateral Agent shall notify the Bank of such acceptance and the amount of Mortgage Loans to be purchased by the Bank (which amount may be all or a portion of the principal balance of the Eligible Loans) in writing not later than two (2) Business Days prior to the Final Settlement Date. Any such purchase of Mortgage Loans by the Bank shall be settled on or prior to the Final Settlement Date; and

            (iii) In consideration of the above agreement, the Trust shall pay the Bank such fee as shall be separately agreed between the Trust and the Bank.

      This agreement shall be governed by the internal laws of the State of New York and may be executed in counterparts.

                                        Very truly yours,

                                        [RATED BIDDER]


                                        By______________________________________
                                          Name:
                                          Title:

Accepted and Agreed as of the date written above:

BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST

By: CENDANT MORTGAGE CORPORATION,
    as Administrator

    By:_________________________________
       Name:
       Title:


CENDANT MORTGAGE CORPORATION,
as Servicer

    By:_________________________________
       Name:
       Title:


[ ],
as Collateral Agent

    By:_________________________________
       Name:
       Title:

                                                                       EXHIBIT C

                             FORM OF MONTHLY REPORT

                               (See Attached form)

                                                                       EXHIBIT D

                     FORM OF MONTHLY SERVICER ADVANCE REPORT

                               (See attached form)

                                                                       EXHIBIT E

                 FORM OF ADDITIONAL SELLER OFFICER'S CERTIFICATE

                                                 [ ], 2000

      The undersigned, a duly authorized officer of [ ], a [ ]
[corporation/limited liability company] (the "COMPANY"), DOES HEREBY CERTIFY
THAT:

1. Attached hereto as EXHIBIT A is a true and complete copy of the [Certificate of Incorporation/Formation] of the Company, as certified by the Secretary of State of [ ]. The [Certificate of
      Incorporation/Formation] is in full force and effect as of the date hereof and no steps as of the date hereof have been taken by the [Board of Directors/Members] or stockholders of the Company to modify or amend such [Certificate of Incorporation/Formation].

2. Attached hereto as EXHIBIT B is a true and complete copy of the [By-laws/Limited Liability Company Agreement] of the Company in effect as of the date hereof.

3. Attached hereto as EXHIBIT C is a true and complete copy of resolutions adopted by the [Board of Directors/Members] of the Company. Such resolutions have not been amended, rescinded or modified since their adoption and remain in full force and effect as of the date hereof.

4. Attached hereto as EXHIBIT D is a Certificate of Incumbency and Specimen Signature of an Officer.

5. Attached hereto as EXHIBIT E is a Certificate stating that all required licenses and government approvals have been obtained.

6. Attached hereto as EXHIBIT F is a Certificate from the Office of the Secretary of State of [ ] as to the good standing and existence of the Company.

      IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate of the Company.

                                        [ ]

                                        By: CENDANT MORTGAGE CORPORATION,
                                            as Servicer on behalf of the
                                            Additional Seller


                                        By:_____________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT F

              FORM OF SERVICING RIGHTS PURCHASE AND SALE AGREEMENT

            THIS SERVICING RIGHTS PURCHASE AND SALE AGREEMENT ("PURCHASE AGREEMENT"), dated as of _________________ , is entered into by and between ___________________________________________ ("SELLER"), and CENDANT MORTGAGE
CORPORATION ("CENDANT"), a corporation organized under the laws of the State of New Jersey (collectively, the "PARTIES").

                                   WITNESSETH:

            WHEREAS, Seller is or will be duly licensed and authorized to originate, close and fund Mortgage Loans;

            WHEREAS, Cendant is an Affiliate of Seller, and is a mortgage banking company duly licensed and authorized to originate, purchase and service Mortgage Loans;

            WHEREAS, Cendant acts as administrator of, and sells mortgage loans servicing retained to, Bishop's Gate Residential Mortgage Trust, a Delaware business Trust ("BGRMT"), which loans Cendant then services for BGRMT;

            WHEREAS, Seller desires to originate Mortgage Loans for sale in the secondary mortgage market, to BGRMT, but retain the Servicing Rights associated with such Mortgage Loans for sale to Cendant;

            WHEREAS, Seller has or will execute an agreement with BGRMT and Cendant whereby Seller will sell Mortgage Loans (but not the Servicing Rights relating thereto) to BGRMT;

            WHEREAS, Cendant desires to purchase from Seller the Servicing Rights associated with the Mortgage Loans that have been closed and funded by Seller and that Seller has sold to BGRMT;

            NOW, THEREFORE, the Parties, in consideration of the terms, conditions, promises and agreements set forth in this Purchase Agreement, agree as follows:

            1. DEFINITIONS. The following terms shall have the meanings described below for purposes of this Purchase Agreement:

                  "Affiliate," when used with respect to any Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this Agreement, "control" shall mean (a) the direct or indirect ownership of more than five percent (5%) of the total voting securities or other evidences of ownership interest of such Person or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person.

                  "DAMAGES" means and includes all obligations, liabilities, damages, penalties, deficiencies, losses and judgments, in each case after the application of any amounts recoverable under insurance contracts or similar arrangements and from third parties by the Person claiming indemnity.

                  "EFFECTIVE DATE" means ________ __, 20__.

                  "MORTGAGE" means a mortgage, deed of trust or other instrument creating a first lien on an unsubordinated estate in fee simple in real property and the improvements thereon, which are used for one- to four-family residential purposes, securing a Mortgage Note, including all riders and side agreements supplemental thereto.

                  "MORTGAGE LOAN" means an individual mortgage loan comprising a Mortgage Note and the related Mortgage, considered together.

                  "MORTGAGE NOTE" means the note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage including all riders and side agreements supplemental thereto.

                  "MORTGAGOR" means the obligor on a Mortgage Note.

                  "PERSON" means any individual, corporation, partnership, joint venture, trust, unincorporated organization, association, pool, syndicate, sole proprietorship, or governmental, public or quasi-public entity, political subdivision, agency, instrumentality or office or any other form of organization not specifically listed herein.

                  "SERVICING RIGHTS" means, with respect to the Mortgage Loans, all of the rights and obligations of the servicer, including but not limited to the right and obligation to service, administer, collect the payments for the reduction of principal and application of interest, pay taxes and insurance, remit collected payments, provide foreclosure services, provide full escrow administration and any other obligations required by any investor or insurer in, of, or for such Mortgage Loans, together with the right to receive (i) the servicing fee, (ii) the excess yield, if any, on the Mortgage Loans, (iii) any ancillary fees (e.g. late charges, returned item charges, conversion fees, etc.) arising from or connected to such Mortgage Loans and (iv) all applicable net interest earnings on any related custodial funds account and related escrow funds account balances (to the extent permitted by applicable law).

            2. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Cendant that at the time it executes this Purchase Agreement and at the time it sells the Servicing Rights associated with each Mortgage Loan to Cendant in accordance with the terms of this Purchase Agreement:

                  a. It is duly organized and existing, and in good standing, pursuant to the laws of the

                  b. It has the requisite authority to enter into this Purchase Agreement under applicable federal, state, and local laws, and is in compliance with the terms and conditions of this Purchase Agreement;

                  c. The terms and conditions of this Purchase Agreement do not violate any provision of its articles of organization or any other organizational document;

                  d. The terms and conditions of this Purchase Agreement do not violate any instrument relating to the conduct of Seller's business or any other agreement to which Seller is a party;

                  e. In connection with all Servicing Rights sold to Cendant pursuant to this Purchase Agreement, Seller has taken no action nor has it failed to take any action that reasonably could be expected to cause the Servicing Rights associated with any Mortgage Loan not to be in compliance with, or such Mortgage Loan not to have been originated in compliance with, all applicable federal, state and local laws and regulations and the terms of this Purchase Agreement; and

                  f. All actions of Seller pursuant to this Purchase Agreement will be conducted in a prudent and competent manner.

            3. REPRESENTATIONS AND WARRANTIES OF CENDANT. Cendant represents and warrants to Seller that at the time it executes this Purchase Agreement and at the time it purchases the Servicing Rights associated with each Mortgage Loan from Seller in accordance with the terms of this Purchase Agreement:

                  a. It is duly organized and existing, and in good standing, pursuant to the laws of the State of New Jersey;

                  b. It has the requisite authority to enter into this Purchase Agreement under applicable federal, state, and local laws, and compliance with the terms and conditions of this Purchase Agreement do not violate any provision of its articles of incorporation or its bylaws;

                  c. The terms and conditions of this Purchase Agreement do not violate any instrument relating to the conduct of Cendant's business or any other agreement to which Cendant is a party; and no consent or approval of any governmental entity or any third party is required for Cendant to execute, or to purchase the Servicing Rights associated with the Mortgage Loans pursuant to, this Purchase Agreement;

                  d. It has made no misstatement or omission of material fact in any written or oral representation it has made to Seller in connection with this Purchase Agreement; and

                  e. All actions of Cendant pursuant to this Purchase Agreement will be conducted in a prudent and competent manner.

            4. PURCHASE OF SERVICING RIGHTS.

                  a. The Seller agrees to sell to Cendant and Cendant agrees to purchase from Seller, the Servicing Rights associated with all Mortgage Loans that have been sold by the Seller to BGRMT.

                  b. Cendant shall purchase, and Seller shall sell, the Servicing Rights associated with each Mortgage Loan, by wiring the "SERVICING RELEASE PREMIUM," as described in this SECTION 4(B), on the business day on which Seller sold the Mortgage Loan to BGRMT, to an account designated by Seller. The amount of the Servicing Release Premium shall be established by Cendant, with the consent of the Seller, from time to time but no more frequently than once per month (the "RESET PERIOD"). In the event the Parties, acting in good faith, are unable to reach agreement as to the appropriate amounts of the Servicing Release Premium for a particular Reset Period, the amount then in effect shall continue to apply for that Reset Period and thereafter until such time as such agreement is reached.

            5. ASSIGNMENT OF MORTGAGE LOAN. On the business day that Seller sells a Mortgage Loan to BGRMT, the Seller shall execute all such documents necessary to make Cendant the mortgagee of record and the servicer of the Mortgage Loan on behalf of BGRMT. Any recording fees or similar expenses shall be at Cendant's expense. Any Mortgage Loan documents in the possession or under the control of Seller that are not delivered to BGRMT shall be delivered to Cendant as servicer for BGRMT in accordance with the reasonable requirements of Cendant.

            6. MORTGAGE LOAN DOCUMENTS AND ORIGINATION. In connection with the Mortgage Loans relating to the Servicing Rights to be purchased by Cendant under the terms of this Purchase Agreement, Seller agrees to use only Cendant approved documents, and to abide by methods and procedures as mutually determined by Seller and Cendant. Seller may duplicate completed documents for record keeping purposes.

            7. TERM AND TERMINATION.

                  a. This Purchase Agreement is effective on the Effective Date.

                  b. This Purchase Agreement may be terminated by mutual agreement of the Parties hereto, and shall be terminated upon the dissolution of Seller or the termination of the agreement between Cendant, Seller and BGRMT in accordance with its terms; provided that such termination shall have no effect on Servicing Rights associated with Mortgage Loans in the process of origination at the time of such termination, which shall be purchased hereunder when the associated Mortgage Loans are closed in accordance with the terms of this Purchase Agreement.

            8. INDEMNIFICATION.

                  a. Cendant shall indemnify, hold harmless and defend Seller, its directors, officers and employees and its successors and assigns and their directors, officers and employees, with counsel approved by Seller, from and against any and all losses, claims, damages, costs, expenses or liabilities, including but not limited to attorneys' fees and court costs, to which Seller or such Parties may be subject in connection with any matter arising out of, relating to, or in connection with any representation of Cendant that was not true when made or any breach by Cendant of its warranties or covenants or the terms and conditions of this Purchase Agreement. Cendant's obligation to so indemnify, hold harmless and defend Seller and any such parties shall survive termination of this Purchase Agreement. Seller's right to indemnification, as provided herein, shall be in addition to, and not in lieu of, all other rights and remedies it may have under law.

                  b. Seller shall indemnify, hold harmless and defend Cendant, its directors, officers and employees and its successors and assigns and their directors, officers and employees, with counsel approved by Cendant, from and against any and all losses, claims, damages, costs, expenses or liabilities, including but not limited to attorneys' fees and court costs, to which Cendant or any such parties may be subject in connection with any representation made by Seller that was not true when made or any breach by Seller of its warranties or covenants or the terms and conditions of this Purchase Agreement. Seller's obligation to so indemnify, hold harmless and defend Cendant and any such parties shall survive termination of this Purchase Agreement. Cendant's right to indemnification, as provided herein, shall be in addition to, and not in lieu of, all other rights and remedies it may have under law.

                  c. Before either Party is entitled to indemnification as provided in this Section 8, the Party claiming indemnification shall give notice to the other Party of the claimed breach, and the other Party shall have sixty
(60) business days to cure such breach, which period of time shall be allowed before any attempt is made to enforce rights to indemnification hereunder.

            9. ASSIGNMENT. Neither Party may assign this Purchase Agreement without the express written consent of the other Party.

            10. GOVERNING LAW. Both Cendant and Seller agree that this Purchase Agreement shall be governed by federal law and the law of the State of New Jersey, as applicable, without reference to the conflict of laws provisions thereof.

            11. SEVERABILITY; RELEASE. If any provisions of this Purchase Agreement are now, or become, in violation of any local, state, or federal law, then said provisions shall be considered null and void with all other provisions remaining in full force and effect. Each Party expressly releases the other from any liability in the event either of said Parties cannot fulfill any obligation hereunder due to any provisions of local, state, or federal laws governing same.

            12. AMENDMENT. This Purchase Agreement may be amended and any provision hereof waived, but only in writing signed by the Party against whom such amendment or waiver is sought to be enforced.

            13. CAPTIONS. The headings and captions in this Purchase Agreement are for ease of reference only and shall not be relied upon in construing any provision hereof.

            14. NOTICES. All notices and statements to be given under this Purchase Agreement are to be in writing, delivered by hand, facsimile, telegram, overnight express or similar service, or first class United States mail, postage prepaid and registered or certified with return receipt requested, to the following addresses or facsimile numbers, as applicable (which addresses and facsimile numbers may be revised by written notice):

            SELLER:

                    ______________________
                    ______________________
                    ______________________

                    Attention: ___________
                    Facsimile: ___________

with a copy each to Cendant and to:

                    ______________________
                    ______________________
                    ______________________

                    Attention: ___________
                    Facsimile: ___________

            CENDANT:

                    Cendant Mortgage Corporation
                    3000 Leaden-Hall Road
                    Mt. Laurel, NJ 08054

                    Attention: President
                    Facsimile: 856-917-6016

All written notices and statements shall be deemed given, delivered, received and effective upon personal delivery or receipt of facsimile or telegram, one
(1) calendar day after sending by overnight express or any similar service or five (5) calendar days after mailing by first class United States mail in the manner set forth above.

            15. COUNTERPARTS. This Purchase Agreement may be executed in any number of counterparts. Each counterpart so executed shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

            16. NO WAIVERS; REMEDIES CUMULATIVE. The waiver of any breach of this Purchase Agreement shall not be construed to be a waiver of any other or subsequent breach. All remedies afforded by this Purchase Agreement for a breach hereof shall be cumulative; that is, in addition to all other remedies provided for herein or by law or in equity.

            17. BINDING EFFECT. This Purchase Agreement shall inure to the benefit of and be binding upon the Parties hereto and, except as otherwise limited herein, their respective successors and assigns.

            18. BENEFIT OF PARTIES ONLY. This Purchase Agreement is made for the sole benefit of the Parties hereto and of their respective successors and assigns. Nothing herein shall create, or be deemed to create, a relationship between the Parties hereto, or either of them, and any third person in the nature of a third-party beneficiary, equitable lien or fiduciary relationship.

            19. CONSTRUCTION. This Purchase Agreement shall be construed fairly as to both Parties and not in favor of or against either Party, regardless of which Party prepared this Purchase Agreement.

            20. DISPUTE RESOLUTION. In the event of any disputes under this Purchase Agreement, resolution shall occur as follows:

                  a. Upon the declaration by any party of any material legal disagreement, dispute, controversy or claim (for purposes of this Section 20, a "LEGAL DISPUTE") arising out of or relating to this Purchase Agreement, the interpretation hereof, the relationship contemplated hereby, or the breach, termination or invalidity hereof, then either party may refer the Legal Dispute to the American Arbitration Association ("AAA") in New Jersey and shall give the other party notice in writing of such action, all in accordance with the provisions of the Arbitration Program appended hereto as an Exhibit and incorporated by this reference herein.

                  b. The Legal Dispute shall be submitted to binding arbitration in New Jersey, and judgment upon the award rendered by the arbitrators (including but not limited to the award of Damages) may be entered in any court having jurisdiction thereof. The General Partners agree to use their best efforts to assure that the arbitration procedure set forth herein, once commenced, shall be completed as expeditiously as possible.

                  c. The expenses of arbitration shall be borne by the party against whom the decision is rendered, or apportioned in accordance with the decision of the arbitrators in the event of a compromise decision. All notices from one party to the other relating to any arbitration hereunder shall be in writing and shall be effective if given in accordance with the provisions of
SECTION 14. Notwithstanding anything to the contrary herein, the arbitration provisions set forth herein, and any arbitration conducted thereunder, shall be governed exclusively by the Federal Arbitration Act, Title 9, United States Code, to the exclusion of any state or municipal law of arbitration.

                  d. Nothing contained in this SECTION 20 shall be construed as prohibiting the parties from agreeing upon an alternative procedure or forum for the resolution of any disagreement, dispute, controversy or claim arising out of or relating to this Purchase Agreement or the breach hereof; provided, that such agreement shall be embodied in a written instrument executed by each of the Parties.

            IN WITNESS WHEREOF, each of the undersigned Parties has caused this Purchase Agreement to be duly executed and delivered by one of its duly authorized officers, all as of the Effective Date.

      SELLER                            CENDANT MORTGAGE
                                        CORPORATION


      By:___________________________    By:_____________________________________

      Printed:______________________    Printed:________________________________

      Title:________________________    Title:__________________________________

                                                                       EXHIBIT G

                       FORM OF ADDITIONAL SELLER AGREEMENT

            Additional Seller Agreement, dated as of [ ], 2000 (as amended, supplemented, or otherwise modified and in effect from time to time, this "AGREEMENT"), among BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST, a Delaware business trust, as purchaser (the "PURCHASER" or the "TRUST"), [ ], a [ ] [corporation/limited liability company], as affiliate and additional seller (in each capacity, the "AFFILIATE" or the "ADDITIONAL SELLER"), and CENDANT MORTGAGE CORPORATION, a New Jersey corporation, as servicer ("SERVICER").

                             PRELIMINARY STATEMENTS

            WHEREAS, the Purchaser, Cendant Mortgage Corporation, as seller (the "SELLER") and Servicer, and PHH Corporation, as guarantor (the "GUARANTOR"), have entered into the Second Amended and Restated Mortgage Loan Purchase and Servicing Agreement, dated as of [ ], 2000 (as amended, supplemented or otherwise modified and in effect from time to time, the "MORTGAGE LOAN PURCHASE AGREEMENT"); and

            WHEREAS, pursuant to the Mortgage Loan Purchase Agreement, the Purchaser has agreed to purchase from an additional seller from time to time certain mortgage loans constituting eligible loans (the "ELIGIBLE LOANS").

            NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Additional Seller and the Servicer agree as follows:

                  1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used in this Agreement, including the Preliminary Statements hereof, shall have the meanings ascribed to such terms in the Mortgage Loan Purchase Agreement.

                  2. AFFILIATE AS ADDITIONAL SELLER. Pursuant to the Mortgage Loan Purchase Agreement, the Affiliate, as Additional Seller, hereby (i) agrees to be bound by all of the applicable terms of, and fulfill all of its obligations as an Additional Seller under, the Mortgage Loan Purchase Agreement (including the criteria required to be an additional seller from time to time of Eligible Loans to the Trust, in accordance with ARTICLE XVI thereunder); (ii) makes all of the representations, warranties and covenants of an Additional Seller contained in SECTION 3.1(b) of the Mortgage Loan Purchase Agreement and
(iii) will be entitled to all of the rights of an Additional Seller under the Mortgage Loan Purchase Agreement.

                  3. SERVICER TO ACT ON BEHALF OF ADDITIONAL SELLER. The Additional Seller hereby irrevocably and unconditionally appoints the Servicer as its agent for all purposes under the Mortgage Loan Purchase Agreement insofar as the Mortgage Loan Purchase Agreement imposes obligations on the Servicer (on behalf of the Additional Seller), and agrees to be bound by actions taken by the Servicer (on behalf of the Additional Seller). Pursuant to the Mortgage Loan Purchase Agreement, the Servicer hereby (i) agrees to be bound by all of the applicable terms of, and fulfill all of its obligations as an Additional Seller under, the Mortgage Loan Purchase Agreement and (ii) makes all of the representations, warranties and covenants contained in SECTIONS 3.2 and 3.5 of the Mortgage Loan Purchase Agreement with respect to the Eligible Loans (including the obligation to repurchase any Eligible Loan upon a breach of any representation, warranty or covenant with respect to such Eligible Loan, in accordance with SECTION 3.3 thereunder) on behalf of the Additional Seller. The Servicer further agrees to (i) act as agent of the Additional Seller with respect to the processing and transfer of the Eligible Loans to the Trust and
(ii) perform the obligations of the Servicer (on behalf of the Additional Seller) under the Mortgage Loan Purchase Agreement, irrespective of the Additional Seller's voluntary or involuntary bankruptcy, insolvency, reorganization, receivership or other similar proceeding.

                  4. LIMITATION OF LIABILITY. This Agreement has been executed on behalf of the Purchaser, a Delaware business trust by the Owner Trustee acting on behalf of such business trust, and not in its individual capacity. In no case shall the Owner Trustee (or any entity acting as successor or additional owner trustee) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations of such Owner Trustee hereunder, any right to assert any such liabilities against the Owner Trustee (or any entity acting as successor or additional owner trustee) being hereby waived by the other parties hereto; PROVIDED, HOWEVER, that such waiver shall not affect the liability of the Owner Trustee (or any entity acting as successor or additional owner trustee) to any Person under any other agreement to which it is a party and to the extent expressly agreed to in its individual capacity thereunder.

                  5. TERM OF AGREEMENT. The Additional Seller's obligations and the Servicer's obligations as agent of the Additional Seller under the Mortgage Loan Purchase Agreement shall terminate on the date of the termination of the Mortgage Loan Purchase Agreement, as set forth in SECTIONS 11.1 and 11.2 thereunder.

                  6. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  7. SEVERABILITY. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8. COUNTERPARTS. This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

                  9. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

                  10. NOTICES. All demand, notices and communications hereunder and under the Mortgage Loan Purchase Agreement shall be in writing and shall be deemed to have been duly given personally at or mailed by registered mail, postage prepaid, addressed as follows:

            (i)   if to the Additional Seller:

                  [ ]
                  c/o Cendant Mortgage Corporation
                  3000 Leaden-Hall Road
                  Mount Laurel, NJ 08054
                  Attention:
                  Telephone:

                  Facsimile:

            (ii)  if to the Purchaser:

                  Bishop's Gate Residential Mortgage Trust
                  c/o Cendant Mortgage Corporation
                  3000 Leaden-Hall Road
                  Mount Laurel, NJ 08054
                  Attention:

                  Telephone:

                  Facsimile:

            (iii) if to the Servicer:

                  Cendant Mortgage Corporation
                  3000 Leaden-Hall Road
                  Mount Laurel, NJ 08054
                  Attention:

                  Telephone:

                  Facsimile:

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Affiliate, the Additional Seller, the Purchaser and the Servicer as of the day and year first above written.

                                       BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST, as Purchaser

                                       By: CENDANT MORTGAGE CORPORATION,
                                       as Administrator

                                       By:______________________________________
                                       Name:
                                       Title:


                                       [ ],
                                       as Affiliate and Additional Seller

                                       By:______________________________________
                                       Name:
                                       Title:


                                       CENDANT MORTGAGE CORPORATION,
                                       as Servicer

                                       By:______________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT H

                           FORM OF INSOLVENCY OPINION

                           [            ], 2000

The Persons listed on
Schedule A attached
hereto

                  Re: [ ]

                    BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST

Ladies and Gentlemen:

                  We have acted as special counsel to [ ] (the "ADDITIONAL SELLER"), a Delaware limited liability company, in connection with the preparation, execution and delivery of the Second Amended and Restated Mortgage Loan Purchase and Servicing Agreement, dated as of [ ], 2000 (as amended and supplemented thereafter by the Additional Seller Agreement, dated as of [ ], 2000 (the "ADDITIONAL SELLER AGREEMENT"), among the Additional Seller, Bishop's Gate Residential Mortgage Trust (the "TRUST") and Cendant Mortgage Corporation ("CENDANT"), the "MORTGAGE LOAN PURCHASE AGREEMENT"), among the Trust, Cendant, as Seller and Servicer (in each such capacity, the "SELLER" or "SERVICER"), and PHH Corporation ("PHH"), as performance guarantor, providing for the sale from time to time by the Additional Seller to the Trust of Mortgage Loans. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Mortgage Loan Purchase Agreement. This opinion is being furnished to you pursuant to SECTION 16.1(vi) of the Mortgage Loan Purchase Agreement.


                  In connection with the foregoing, we have been asked to provide our opinion to you as to whether, in connection with any bankruptcy case concerning the Additional Seller under Title 11 of the United States Code (the "BANKRUPTCY CODE"), a court would have valid legal grounds to disregard the sale by the Additional Seller to the Trust of Mortgage Loans as a "true sale" and treat it as a loan from the Trust to the Additional Seller secured by a pledge of the Mortgage Loans by the Additional Seller to the Trust such that the Mortgage Loans would constitute property of the Additional Seller's estate under
Section 541 of the Bankruptcy Code, and, as a result, in such a case, the provisions of Section 362 of the Bankruptcy Code would be applicable to the Mortgage Loans. We also have been asked to provide our opinion to you as to whether a party in interest, including a creditor or trustee of PHH (or PHH as debtor in possession),

[ ], 2000
Page 2

of Cendant (or Cendant as debtor in possession) or the Additional Seller (or the Additional Seller as debtor in possession) would have valid legal grounds to have a court disregard the corporate form so as to cause a substantive consolidation of the assets and liabilities of the Trust with PHH, Cendant or the Additional Seller, as the case may be.

                  We are admitted to practice law in the State of New York and the State of Delaware and, with your permission, we express no opinion as to the laws of any other jurisdiction other than the federal bankruptcy laws of the United States of America.

                  In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Initial Member, the Trust and its officers, including the Officers' Certificates attached hereto as EXHIBITS A and B, and other representatives and of public officials.

                  In rendering the opinions set forth herein, we have examined and relied on original or copies of the following: (i) the certificate of trust, dated as of November 25, 1998; (ii) the Third Amended and Restated Base Trust Agreement, dated as of December 11, 1998 (the "BASE TRUST AGREEMENT"), by and between First Union Trust Company, National Association, as owner trustee (the "OWNER TRUSTEE") and Cendant, as depositor (the "DEPOSITOR"); (iii) the Series 1999-1 Trust Agreement Supplement, dated as of November 22, 1999(the "TRUST AGREEMENT SUPPLEMENT" and, together with the Base Trust Agreement, the "TRUST AGREEMENT"), by and between the Owner Trustee and the Depositor; (iv) the Base Indenture, dated as of December 11, 1998 (the "BASE INDENTURE"), by and between the Trust and The Bank of New York, as indenture trustee (the "INDENTURE TRUSTEE"); (v) the Series 1999-2 Supplement to the Base Indenture, dated as of November 22, 1999 (the "SERIES 1999-2 SUPPLEMENT" and, together with the Base Indenture, the "INDENTURE"), by and between the Trust and the Indenture Trustee;
(vi) the Amended and Restated Security Agreement, dated as of December 11, 1998, among the Trust, the Indenture Trustee, Bank One, National Association, as collateral agent (the "COLLATERAL AGENT") and The Chase Manhattan Bank, as agent (the "AGENT"); (vii) the Mortgage Loan Purchase Agreement; (viii) the Amended and Restated Interest Rate Swap Agreements, dated as of December 11, 1998 (the "INTEREST RATE SWAPS"), each by and between the Trust and Bank of America, N.A., The Bank of Nova Scotia and Barclays Bank PLC (each, a "SWAP COUNTERPARTY");
(ix) the Mirror Interest Rate Swap Agreements, dated as of December 11, 1998, by and between PHH and the applicable Swap Counterparty; (x) the Amended and Restated Custodial Agreement, dated as of December 11, 1998, among the Trust, Cendant, the Collateral Agent and Bank One, National Association, as custodian (the "CUSTODIAN");

[ ], 2000
Page 3

(xi) the Amended and Restated Administration Agreement, dated as of December 11, 1998, by and between the Trust and Cendant, as administrator (the "ADMINISTRATOR"); (xii) the Amended and Restated Liquidity Agreement, dated as of December 11, 1998, among the Trust, the Liquidity Banks named therein and the Agent; (xiii) the Amended and Restated Depositary Agreement, dated as of December 11, 1998, by and between the Trust and Bank One, National Association, as depositary; (xiv) the Amended and Restated Remarketing Agreement, dated as of December 11, 1998, by and between the Trust and Lehman Brothers Inc., as remarketing agent; and (xv) a certificate of the Secretary of State of the State of Delaware as to the good standing of the Trust under the laws of the State of Delaware.

                  In addition, we have assumed, based upon the Officer's Certificates, that the following statements are true and the following actions have occurred on the date hereof:

                  1. The Trust is a limited purpose Delaware business trust duly organized and validly existing under the laws of the State of Delaware. The Trust maintains in full effect its existence, rights and franchises as a Delaware business trust under the laws of the State of Delaware and obtains and preserves its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect each instrument or agreement necessary or appropriate to effect proper administration under the Mortgage Loan Purchase Agreement or the Trust Agreement and to permit and effectuate the transactions contemplated thereby.

                  2. The Trust was formed for the sole purpose of purchasing Mortgage Loans from time to time from Cendant, the Additional Seller and certain other persons who may from time to time become additional sellers (any such person, an "OTHER ADDITIONAL SELLER"), issuing from time to time one or more Series of Notes, issuing from time to time one or more Series of Certificates, issuing from time to time Commercial Paper, entering into Interest Rate Swaps, selling and securitizing the acquired Mortgage Loans to third parties and engaging in certain related transactions.

                  3. The Trust conducts its affairs strictly in accordance with the Trust Agreement and the laws of the State of Delaware, as well as those restrictions required under covenants contained in the Trust Agreement, and observes all necessary, appropriate and customary formalities, including taking all actions appropriate under the Trust Agreement to authorize its activities.

                  4. The business and affairs of the Trust are managed by or under the direction of the Owner Trustee.

[ ], 2000
Page 4

                  5. All of the equity of the Trust is owned by investors unaffiliated with the Additional Seller, Cendant and PHH.

                  6. The Additional Seller is a limited liability company, duly formed and validly existing under the laws of the State of Delaware and the Additional Seller will use its best efforts to maintain its existence as a limited liability company and its good standing under the laws of the State of Delaware. Cendant is a corporation duly incorporated and validly existing under the laws of the State of New Jersey and Cendant will use its best efforts to maintain its existence as a corporation and its good standing under the laws of the State of New Jersey. PHH is a corporation duly incorporated and validly existing under the laws of Maryland and PHH will use its best efforts to maintain its existence as a corporation and its good standing under the laws of the State of Maryland.

                  7. Covenants of the Trust contained in the Mortgage Loan Purchase Agreement and the Trust Agreement provide that the Trust shall maintain accurate and separate books, records and accounts. The Trust, the Additional Seller, Cendant and PHH each keeps or causes to be kept full and accurate accounts of its transactions in proper books of account maintained separately from those of any other person. The agreements and other instruments underlying the transactions contemplated by this opinion will be continuously maintained as official records of the Trust, the Additional Seller, Cendant and PHH.

                  8. The Trust's assets are not commingled with those of PHH, the Additional Seller or Cendant or any affiliate of PHH, the Additional Seller, Cendant or any other entity. Except for certain collections of Mortgage Loans by the Servicer on behalf of the Trust, the Trust's funds will be identifiable and will not be commingled with those of PHH, the Additional Seller or Cendant. The Trust maintains its own bank account or accounts, separate from those of PHH, the Additional Seller or Cendant.

                  9. The Trust currently is capitalized with $[ ] aggregate amount of Variable Rate Extendible Certificates, $[ ] aggregate principal amount of Variable Rate Term Notes and up to $[ ] of Commercial Paper. From time to time, the Trust may issue additional series of Certificates, Notes and Commercial Paper, provided that it complies with certain conditions to issuance.

                  10. On the date hereof, each of PHH, the Additional Seller, Cendant and the Trust is solvent, has adequate capital to carry on its business, and intends to and believes that it will be able to pay its debts as they mature. None of PHH,

[ ], 2000
Page 5

the Additional Seller, Cendant or the Trust intends to, or believes that it will, engage in any business for which its respective capitalization would not be adequate. On the date hereof, none of the transactions is being entered into with the intent to hinder, defraud or delay any of the creditors of PHH, the Additional Seller, Cendant or the Trust.

                  11. The Additional Seller shall not advance funds to the Trust and the Additional Seller will not otherwise supply funds to, or guaranty debts of, the Trust.

                  12. The Trust is required to pay from its own separate assets all material liabilities incurred by it, including material administrative expenses, provided that expenses relating to the preparation, negotiation, execution and delivery of the documentation with respect to the issuance of any Series of Notes, Series of Certificates or Commercial Paper may be paid by the Additional Seller. Except as provided in the foregoing sentence, the Trust will continue to provide for its own material operating expenses and liabilities from its own funds, and none of PHH, the Additional Seller or Cendant will provide for its own operating expenses or liabilities from the funds of the Trust.

                  13. The Trust conducts and will continue to conduct its business solely in its own name and none of PHH, the Additional Seller or Cendant will conduct its respective businesses in the name of the Trust. Without limiting the generality of the foregoing, (i) all Persons who purchase Mortgage Loans from the Trust will be required to remit the purchase price for such Mortgage Loans to the Collateral Account and to issue a confirmation of such purchase to the Trust and (ii) all oral and written communications, including without limitation letters, invoices, purchase orders, contracts, statements, and applications are made and will continue to be made solely in the name of the Trust if related to the Trust, and not in the name of the Trust if related to PHH, the Additional Seller or Cendant.

                  14. There will be no guarantees made by PHH, the Additional Seller or Cendant with respect to obligations of the Trust and there will be no guarantees made by the Trust with respect to obligations of PHH, the Additional Seller or Cendant. There will be no debt between PHH, the Additional Seller and Cendant, on the one hand, and the Trust, on the other.

                  15. The Trust acts solely in its own name and through its own authorized agents, including the Servicer in accordance with the provisions of the

[ ], 2000
Page 6

Mortgage Loan Purchase Agreement. Each of PHH, the Additional Seller, Cendant and the Trust does not and will not (i) hold itself out as having agreed to pay or become liable for the debts of the Trust, in the case of PHH, the Additional Seller and Cendant, or PHH, the Additional Seller or Cendant, in the case of the Trust, (ii) fail to correct any known misrepresentation with respect to the foregoing, (iii) seek or obtain credit or incur any obligation to any third party based upon the assets of the Trust, in the case of PHH, the Additional Seller and Cendant, or PHH, the Additional Seller or Cendant, in the case of the Trust, or (iv) induce any such third party to reasonably rely on the creditworthiness of the Trust, in the case of PHH, the Additional Seller and Cendant, or PHH, the Additional Seller and Cendant, in the case of the Trust.

                  16. PHH, the Additional Seller and Cendant, on the one hand, and the Trust, on the other, maintain and will continue to maintain an arm's length relationship among themselves. The Initial Purchase Price payable by the Trust to the Additional Seller under the Mortgage Loan Purchase Agreement in respect of Mortgage Loans acquired by the Trust from the Additional Seller is intended to be consistent with the terms that would be obtained in an arm's length sale.

                  17. The financial statements of PHH, the Additional Seller and Cendant, on the one hand, and the Trust, on the other, will clearly indicate their separate existence and will reflect each of their respective separate assets and liabilities, provided that the consolidated financial statements of PHH may consolidate the Additional Seller in accordance with generally accepted accounting principles. None of such financial statements will suggest in any way that the assets of the Trust are available to pay the claims of creditors of PHH, the Additional Seller or Cendant or any other entity.

                  18. The Additional Seller intends the sale of the Mortgage Loans to constitute a true sale to the Trust of all of the Additional Seller's right, title and interest to and in the Mortgage Loans. The Mortgage Loan Purchase Agreement utilizes language which is consistent with an intent of the Additional Seller and the Trust that the Mortgage Loans are intended to be sold by the Additional Seller to the Trust for consideration. Such language reflects the intention of the respective parties that the transfers of such Mortgage Loans by the Additional Seller to the Trust be sales.

                  19. Immediately prior to the sale of the Mortgage Loans, the Additional Seller owned the Mortgage Loans free and clear of any adverse claims or liens.


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                  20. Subsequent to the sale of the Mortgage Loans, the
Additional Seller will not take any action or assert any position inconsistent with the Trust's ownership of the Mortgage Loans.

                  21. The Additional Seller has taken all actions required under applicable law to sell to the Trust at closing all of its right, title, and interest to and in the Mortgage Loans.

                  22. As of the date hereof, the Additional Seller reported on its financial records the transfer of the Mortgage Loans made by it to the Trust as a sale under generally accepted accounting principles ("GAAP") and will continue to do so in the future. Such GAAP financial statements, will either be appropriately footnoted or otherwise disclose that the Mortgage Loans have been sold to the Trust. The financial records of the Trust will report the transactions as the purchase of all Mortgage Loans from the Additional Seller and will continue to do so in the future.

                  23. The transfer of Mortgage Loans from the Additional Seller to the Trust will be treated by the Additional Seller and the Trust as an absolute transfer in exchange for cash for tax purposes.

                  24. The mortgage notes evidencing the Mortgage Loans will be required to be delivered to the Custodian, a party not affiliated with the Additional Seller or the Trust.

                  25. Except for the Servicer's (on behalf of the Additional Seller) obligation in certain circumstances and upon breaches of certain representations or warranties of the Additional Seller under the Mortgage Loan Purchase Agreement to repurchase the subject Mortgage Loans, the sale of each Mortgage Loan by the Additional Seller is irrevocable.

                  26. The Additional Seller is not indebted to the Trust at the time of, or as a result of, the transactions and the Additional Seller does not have an obligation to pay any amount to the Trust or in respect of any indebtedness of the Trust.

                  27. No provision exists in the Mortgage Loan Purchase Agreement (except regarding the Mortgage Loans, with respect to which the eligibility


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criteria are not met or a representation or warranty made by the Servicer (on behalf of the Additional Seller) has been violated) for any modification after the date on which a given Mortgage Loan is transferred of the amount of the consideration delivered to the Additional Seller by the Trust in exchange for such Mortgage Loan, and we assume that no such modifications will be made.

                  28. The amount and timing of payments made to the Trust (or to the Servicer on behalf of the Trust) from the obligors on the Mortgage Loans cannot be directly controlled by the Additional Seller. The Trust, and not the Additional Seller, will bear the risk of the ability to sell or securitize the Mortgage Loans and will bear the risk of a slower or faster rate of payment on the Mortgage Loans than anticipated at the time of the transfer of the Mortgage Loans.

                  29. Except in limited circumstances of repurchase in connection with the failure to meet specified eligibility criteria or the breach by the Servicer (on behalf of the Additional Seller) of representations and warranties, neither the Additional Seller nor any person on its behalf has any right or obligation to repurchase or accept reassignment of the Mortgage Loans transferred by the Additional Seller. Similarly, because the Trust cannot require the Additional Seller or any other person to repurchase Mortgage Loans transferred by the Additional Seller, other than in connection with the failure to meet specified eligibility criteria or the breach by the Servicer (on behalf of the Additional Seller) of representations and warranties, the Trust cannot cause an early realization on or payment of the Mortgage Loans.

                  30. We understand that the Additional Seller has a valid business reason for the sale of the Mortgage Loans. We have no reason to believe that such sale is made with any intent to hinder, delay or defraud any entity to which the Additional Seller is or will become indebted on or after the date of transfer. We have no reason to believe that the Additional Seller is insolvent or that the sale of the Mortgage Loans will render the Additional Seller insolvent on the date of the transfer or as a result of the transfer; we have been informed that, on the date of the transfer, the Additional Seller is not engaged in business or about to engage in business for which the assets remaining with it after the sale of the Mortgage Loans will be an unreasonably small amount of capital; and we understand that, on the date of the transfer, the Additional Seller does not intend to incur or believe that it will incur debts beyond its ability to pay as such debts mature. We have no reason to believe that the consideration received by the Additional Seller upon the sale of the Mortgage Loans to the Trust will not constitute, in each case, reasonably equivalent value and fair consideration for the


                                      H-8
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Page 9

property sold, consistent with terms that would be arrived at on an arm's-length basis. We have no reason to believe that the sale of the Mortgage Loans by the Additional Seller is done with any intent to evade any applicable laws or public policy.

                  31. The Additional Seller does not guarantee or otherwise pay to the Trust (or any assignee) a specified yield, including without limitation if the sale or securitization of a Mortgage Loan or the collection time differs from that anticipated at the time a particular Mortgage Loan is transferred.

                  32. To the extent that the terms of the documentation take into consideration the credit of the Additional Seller, it is the intent of the parties that, because the transactions are intended to be a sale of the Mortgage Loans and not a loan by the Trust to the Additional Seller secured by Mortgage Loans, the credit of the Additional Seller is only relevant to the extent of its obligations with respect to Mortgage Loans for which there has been a breach of a representation or warranty.

                  33. There is not and will not be any other agreement between the Additional Seller and the Trust that supplements or otherwise modifies the agreements of the Additional Seller and the Trust as expressed in the Mortgage Loan Purchase Agreement and the other agreements delivered on or prior to the date hereof pursuant thereto and specifically referred to therein.

                  34. The Mortgage Loan Purchase Agreement provides that it is to be construed in accordance with the laws of the State of New York and that the obligations, rights and remedies of the parties thereto shall be determined in accordance with such laws.

                                   "TRUE SALE"

                  There is limited judicial authority relating to the issue of when a transaction styled as an absolute transfer constitutes an absolute transfer as opposed to a secured loan, and we have not located any controlling precedent for the transactions described herein. However, the existing case law indicates that the analysis should examine the intent of the parties as well as the economic consequences of the transaction to determine whether they are consistent with true sale characterization. Some of the most important factors relevant to this economic analysis include whether the transferee has assumed the risks inherent in the ownership of the assets purportedly transferred (that is, whether the risk of loss has been borne by the transferee), the


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Page 10

presence of fixed consideration that is not subject to further adjustment, the level of recourse that the transferee has against the transferor, whether the transferee's rights in the assets transferred could be extinguished by repayment of a debt owed by the transferor or by the recovery of the consideration and whether the transferor has the right or the obligation to repurchase or otherwise reacquire the assets in any circumstances.

                  First, the intent of the parties is to treat the transaction as a sale of the Mortgage Loans from the Additional Seller to the Trust and not as a secured loan. This intent is evidenced by (i) the nomenclature used in the Mortgage Loan Purchase Agreement, (ii) the accounting and tax treatment afforded the transaction by both the Additional Seller and the Trust, (iii) the steps taken by the Additional Seller to ensure the transfer of its right, title and interest in and to the Mortgage Loans to the Trust, (iv) the computer records storing essential information on the Mortgage Loans and similar assets of the Additional Seller will be appropriately coded to reflect the sale of the Mortgage Loans to the Trust, and (v) the Additional Seller has indicated that upon inquiry regarding the Mortgage Loans, it will promptly indicate that the Mortgage Loans have been sold to the Trust and it will not claim any ownership interest in the Mortgage Loans.

                  Second, the economics of the transfer indicate that such transfer is a true sale of the Mortgage Loans and not a secured Loan. The economics of a true sale is evidenced by (i) the Trust assuming all risk of loss inherent in the Mortgage Loans in that (a) the Additional Seller has not guaranteed to the Trust (or to any assignee) the payment of any Mortgage Loan,
(b) the Additional Seller is not obligated to repurchase from the Trust any Mortgage Loan which the Trust is not able to sell or securitize, (c) if losses occur upon the sale or securitization of a Mortgage Loan or upon collection of payments on a Mortgage Loan, such losses will be absorbed by the Trust except for non-credit related losses upon sale or securitization of a Mortgage Loan which are absorbed by the Interest Rate Swaps, and (d) the Trust will bear the risk of the ability to sell or securitize the Mortgage Loans and will bear the risk of a slower or faster rate of payment on the Mortgage Loans than anticipated at the time of the transfer of the Mortgage Loans, (ii) the Additional Seller relinquishing all control over the Mortgage Loans and the Additional Seller does not have the right to receive any proceeds allocable to any Mortgage Loan, and (iii) with the exception of the Servicer's (on behalf of the Additional Seller) duty to repurchase Mortgage Loans in the event that the eligibility criteria or certain representations and warranties are breached, the consideration paid by the Trust to the Additional Seller is not subject to modification and the sale of each Mortgage Loan by the Additional Seller is irrevocable.

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Page 11

                  With respect to (ii) above, the Additional Seller relinquishes all control and title over the Mortgage Loans upon the transfer of each Mortgage Loan under the Mortgage Loan Purchase Agreement. It should be noted that the Servicer is granted such rights with respect to the Mortgage Loans as are necessary to allow it to fulfill its obligation to the Trust to collect the payments on the Mortgage Loans and to otherwise fulfill its obligations as Servicer. It is our understanding that the duties delegated by the Trust to the Servicer are consistent with the delegation to a third party for consideration of the day-to-day administration of assets that are not owned by such third party. The Servicer will be compensated for these servicing activities by payment of the Servicing Fee which we understand represents a fair market value servicing fee for the activities undertaken by the Servicer under the Mortgage Loan Purchase Agreement.

                  With respect to (iii) above, if the eligibility criteria with respect to a Mortgage Loan have not been met or there is a breach of certain representations and warranties, the Servicer is required to pay a certain amount to the Trust. The obligation to make payments with respect to noncompliance with the such criteria or representations and warranties arises only if any such eligibility criteria or representation was untrue at the time of transfer of the applicable Mortgage Loan or if based upon certain action or inaction by the Servicer, and not as a result of any subsequent decline in value of such Mortgage Loan. Moreover, the eligibility criteria or representations and warranties contained in the Mortgage Loan Purchase Agreement reflect practical limitations on the ability of any prospective purchaser of the Mortgage Loans to review fully every Mortgage Loan prior to purchase of the Mortgage Loans, and the Servicer's (on behalf of the Additional Seller) superior knowledge of, and access to, facts concerning such Mortgage Loans. These eligibility criteria or representations and warranties do not confer any additional rights on a purchaser or impose any added burden on a seller beyond those applicable under general contract law, as well as by analogy under Section 2-608 of the Uniform Commercial Code. Furthermore, the Servicer (on behalf of the Additional Seller) is not obligated to repurchase from the Trust any Mortgage Loan in default, unless any such default is attributable to a breach of its representations and warranties with respect to such Mortgage Loan under the Mortgage Loan Purchase Agreement.

                  Based on the foregoing, and subject to the reasoned analysis of analogous case law (although there is no precedent directly on point), it is our opinion that a court, in connection with a bankruptcy case concerning the Additional Seller under Title 11 of the Bankruptcy Code, would have no valid legal grounds to disregard

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Page 12

the sale by the Additional Seller to the Trust of Mortgage Loans as a "true sale" of the Mortgage Loans by the Additional Seller to the Trust and treat it as a loan from the Trust to the Additional Seller secured by a pledge of the Mortgage Loans by the Additional Seller to the Trust such that the Mortgage Loans would constitute property of the Additional Seller 's estate under Section 541 of the Bankruptcy Code, and, as a result, in such a case, the Mortgage Loans would not constitute property of the Additional Seller's estate under Section 541 of the Bankruptcy Code and the provisions of Section 362 of the Bankruptcy Code would not be applicable to the Mortgage Loans. This conclusion is based on the understanding that the opinion expressed herein is not a prediction as to what a particular court would actually hold, but an opinion as to the decision a court would reach if the issue were properly presented to it and the court following existing legal precedents applicable to the subject matter or this opinion.

                         "SUBSTANTIVE NON-CONSOLIDATION"

                  The nature and effect of the substantive consolidation of affiliated corporations closely resembles a merger of the affected entities in which the rights of entities' creditors and equity holders are affected:

                  Substantive consolidation usually results in, INTER ALIA, pooling the assets of, and claims against, the two entities; satisfying liabilities from the resulting common fund; eliminating inter-company claims; and combining the creditors of the two companies....

IN RE AUGIE/RESTIVO BAKING CO., 860 F.2d 515, 518 (2d Cir. 1988).

                  Because our opinion has been requested as to whether a court might substantively consolidate the assets of the Trust with or into the estate of Cendant, PHH or the Additional Seller in a case under Bankruptcy Code in which Cendant, PHH or the Additional Seller is the debtor, we will focus our analysis primarily on the circumstances in which courts HAVE ordered substantive consolidation. There are, however, four general qualifications that limit the ability to predict whether, on a given set of facts at some time in the future, a court will order substantive consolidation and that therefore limit the force of our opinion.

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                  First, there is no statutory authority specifically
authorizing substantive consolidation. The authority of a bankruptcy court to order substantive consolidation derives from its general discretionary equitable powers under section 105(a) of the Bankruptcy Code, which provides that the court may issue orders necessary to carry out the provisions of the Bankruptcy Code. IN RE DRW PROPERTY CO. 82, 54 B.R. 489, 494 (Bankr. N.D. Tex. 1985). As in any matter that is based on the exercise of a court's discretionary equitable authority, there may be unique factors in a particular case that a court will consider and rely upon that differ from prior precedents and that cannot be determined in advance.

                  Second, there are no statutorily prescribed standards for substantive consolidation. Instead, judicially developed standards control whether substantive consolidation should be granted in any given case, but the courts have not developed a clear legal standard governing when the doctrine is to be applied. Rather, the analysis is highly fact-specific. "[A]s to substantive consolidation, precedents are of little value, thereby making each analysis on a case by case basis." IN RE CROWN MACH. & WELDING, INC., 100 B.R. 25, 27-28 (Bankr. D. Mont. 1989); SEE FDIC V. COLONIAL REALTY CO., 966 F.2d 57 (2d Cir. 1992) (substantive consolidation analysis requires "a searching review of the record, on a case-by-case basis"); CENTRAL CLAIMS SERVS., INC. V. EAGLE-PICHER IND., INC. (IN RE EAGLE-PICHER IND., INC.), 192 B.R. 903, 905 (Bankr. S.D. Ohio 1996) ("[b]ecause the cases so much turn on their individual facts, we find that the lists presented by the several courts in their decisions, of factors which must be present in order to determine the issue of substantive consolidation, are of limited use"). As a result the nature of the appropriate standards to be applied, the relevant factors to be considered, the weight to be attached to such factors, and the significance of competing considerations offered by those opposing substantive consolidation are to some degree unsettled.

                  Third, some courts have adopted the view that "[t]he power to consolidate should be used sparingly" because of the potential harm to creditors of substantive consolidation. CHEMICAL BANK NEW YORK TRUST CO. V. KHEEL, 369 F.2d 845, 847 (2d Cir. 1966). Notwithstanding the KHEEL court's admonition to use the power to consolidate sparingly, other courts have expressed a greater willingness to consider the appropriateness of substantive consolidation.

                  There is, however, a 'modern' or 'liberal' trend toward allowing substantive consolidation, which has its genesis in the increased judicial recogni-

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                  tion of the widespread use of interrelated corporate
                  structures by subsidiary corporations operating under a parent entity's corporate umbrella for tax and business purposes.

EASTGROUP PROPERTIES V. SOUTHERN MOTEL ASSOC., LTD., 935 F.2d 245, 248-49 (11th Cir. 1991) (citations omitted).

                  Finally, as the court in EASTGROUP PROPERTIES noted, the law of substantive consolidation is continuing to evolve. Further evolution in the doctrine may lead to a result as to this Transaction that differs from the analysis set forth in this opinion.

ALTERNATIVE TESTS FOR SUBSTANTIVE CONSOLIDATION

                  Courts have developed two principal tests for determining whether the estates of two or more related debtors should be substantively consolidated. The more traditional test examines the extent to which certain elements that support substantive consolidation are present. More recently, courts have moved away from a review only of the extent to which the traditional elements are present. They have instead adopted a balancing test in which they have attempted to synthesize the results of the traditional elements analysis into general principles. No reported case since 1989 has relied solely on the traditional elements test. ELEMENTS TESTELEMENTS TEST

                  Two sets of substantive consolidation elements are often cited. One set of elements is similar to those that are relevant to a decision on whether to "pierce the corporate veil" and hold a shareholder liable for the debts of a corporation. In the cases that depend primarily on this analogy, the following factors are cited as relevant to the issue of whether substantive consolidation should be ordered:

                  oParent corporation owns all or a majority of the capital stock of the subsidiary;

                  oParent and subsidiary have common officers and directors;

                  oParent finances subsidiary;

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                  oParent is responsible for incorporation of subsidiary;

                  oSubsidiary has grossly inadequate capital;

                  oParent pays salaries, expenses or losses of subsidiary;

                  oSubsidiary has substantially no business except with parent;

                  oSubsidiary has essentially no assets except for those conveyed by parent;

                  oParent refers to subsidiary as department or division of parent;

                  oDirectors or officers of subsidiary do not act in interests of subsidiary, but take directions from parent; and

                  oFormal legal requirements of the subsidiary as a separate and independent corporation are not observed.

IN RE TUREAUD, 45 B.R. 658, 662 (Bankr. N.D. Okla. 1985), AFF'D, 59 B.R. 973
(N.D. Okla. 1986) (citing FISH V. EAST, 114 F.2d 177 (10th Cir. 1940) and IN RE GULFCO INV. CORP., 593 F.2d 921 (10th Cir. 1979)).

                  A second group of substantive consolidation elements, which are cited in some of the more recent cases, appears in IN RE VECCO CONSTR.
INDUSTRIES:

                  oThe degree of difficulty in segregating and ascertaining individual assets and liabilities;

                  oThe presence or absence of consolidated financial statements;

                  oThe profitability of consolidation at a single physical location;

                  oThe commingling of assets and business functions;

                  oThe unity of interests and ownership between the various corporate entities;

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                  oThe existence of parent and inter-corporate guarantees on loans; and

                  oThe transfer of assets without formal observance of corporate formalities.

IN RE VECCO CONSTR. INDUS., 4 B.R. 407, 410 (Bankr. E.D. Va. 1980).

                  No single element or group of elements is determinative in the court's inquiry, and no conclusion about whether a court will order substantive consolidation can be reached based solely on the presence or absence of some or all of the elements. It is not, therefore, a foregone conclusion that a party objecting to substantive consolidation can defeat it simply by showing the absence of most (or a particular group) of the elements.

                  A combination of elements showing a substantial relationship among the entities is a predicate to substantive consolidation, but the existence of such a relationship alone will not support substantive consolidation. For example, many of the elements are present among affiliated companies. Common ownership or a parent/subsidiary relationship, common directors and officers, inter-affiliate transfers, incorporation caused by parent, the existence of inter-corporate claims, and consolidated financial statements or tax returns are all typical of most affiliated corporations, yet substantive consolidation is not typically ordered on the presence of the close corporate relationship represented by these elements. Additional elements are required.

                  Perhaps the most common group of additional elements whose presence will result in an order for substantive consolidation are poor or nonexistent record keeping of, or commingling of, separate assets (particularly cash and other liquid assets) and liabilities and inter-affiliate transactions, whether by design or otherwise, that makes it prohibitively expensive or impossible to sort out the proper allocation of assets and liabilities. For example, in CHEMICAL BANK NEW YORK TRUST CO. V. KHEEL, 369 F.2d 845 (2d Cir.
1966), the Second Circuit approved substantive consolidation based on the benefits that would be realized by ALL creditors upon substantive consolidation of estates whose financial affairs had not been segregated:

                  [I]N THE RARE CASE such as this, where the interrelationships of the group are hopelessly obscured and the time and expense necessary even to

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                  attempt to unscramble them so substantial as to threaten the realization of any net assets for ALL the creditors, equity is not helpless to reach a rough approximation of justice to some rather than deny any to all.

369 F.2d at 847 (emphasis added).

                  However, the potentially prejudicial effect of substantive consolidation cannot be justified based on a mere contention of administrative convenience. "The sole purpose of substantive consolidation is to ensure the equitable treatment of all creditors," IN RE AUGIE/RESTIVO BAKING CO., LTD., 860 F.2d 515, 518 (2d Cir. 1988), so "[r]esort to consolidation . . . should be used only after it has been determined that all creditors will benefit because untangling is either impossible or so costly as to consume the assets." ID. at
519. Thus, creditors whose interests would be adversely and unfairly affected by consolidation must be protected, as long as separate accounting can be accomplished. IN RE FLORA MIR CANDY CORP., 432 F.2d 1060, 1063 (2d Cir. 1970) (financial statements for each debtor had been prepared by accountants).

                  Although the Second Circuit thus appears to have established a stringent standard for the degree to which the debtors' affairs must be entangled before consolidation is appropriate, other courts have not always been so strict. The court in IN RE VECCO CONSTR. INDUS., 4 B.R. 407, 408-09 (Bankr. E.D. Va. 1980), ordered substantive consolidation without a showing of inability to sort out assets and liabilities where the debtors had a single operating account and consolidated financial statements, had made no attempt to segregate receivables, disbursements or income, had inaccurately allocated affiliate expenses through inter-company accounts, and had filed bankruptcy schedules on a consolidated basis. The court ordered consolidation in part because of the absence of opposition to consolidation and because consolidation would promote reorganization rather than liquidation. Similarly, the court in IN RE I.R.C.C., INC., 105 B.R. 237 (Bankr. S.D.N.Y. 1989), ordered substantive consolidation where the evidence of financial entanglement consisted primarily of representations by debtor's counsel and the chapter 7 trustee of inadequate accounting practices, undocumented inter-affiliate loans, commingled bank accounts, common use of assets, cross-funding of expenses, and consolidated tax returns, without any showing of an inability to sort out assets and liabilities. Thus, even though commingling of assets and liabilities and interchangeable use of assets WITHOUT a showing of an inability to sort out separate assets and liabilities is generally not enough to warrant substantive consolidation under the

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"elements" standard, there remains some risk that other factors will motivate a court to order consolidation without the showing of inability to separate assets and liabilities.

                  Also cited as one group of elements that may result in substantive consolidation among affiliated companies is their failure to comply with corporate formalities in connection with interaffiliate transfers, third-party transactions, or conduct of directors and shareholders meetings, inadequate differentiation among affiliated entities in dealings with and representations made to third parties, or noncompliance with any other formal conduct required by corporate law. An examination of the cases shows, however, that the presence of this group of elements results in substantive consolidation only where other evidence shows that the entities were not functionally distinct. Most typically, these are cases in which the court determines that a corporation is merely the alter ego of its shareholder, that corporate and shareholder accounts were used interchangeably, and that the entire corporate form was disregarded. SOVIERO V. FRANKLIN NATL. BANK, 328 F.2d 446 (2d Cir.
1964); IN RE TUREAUD, 45 B.R. 658, 661 (Bankr. N.D. Okla. 1985), AFF'D, 59 B.R.
973 (N.D. Okla. 1986); IN RE 1438 MERIDIAN PLACE, N.W., INC., 15 B.R. 89 (Bankr. D.D.C. 1981). ACCORD IN RE BAKER & GETTY FIN. SERV., 78 B.R. 139, 142 (Bankr. N.D. Ohio 1987) (same, but balancing test used). Extensive commingling and an inability to sort out the separate assets and liabilities were also present in all of these cases. By contrast, failure to observe corporate formalities alone does not generally support substantive consolidation. E.G., IN RE DONUT QUEEN, LTD., 41 B.R. 706, 710 (Bankr. E.D.N.Y. 1984) ("[T]he absence of the corporate resolutions might be indicative of both the corporate informality inherent in the operating of a small corporation and the unity of ownership that exists between the debtors. Without further evidence, . . . failure by these debtors to observe corporate formalities would [not] warrant consolidation.").

                  Virtually every substantive consolidation involves prejudice to at least some creditors of at least one of the entities:

                  This is so because separate debtors will almost always have different ratios of assets to liabilities. Thus, creditors of a debtor whose asset-to-liability ratio is higher than that of its affiliated debtor must lose to the extent that the asset-to-liability ratio of the merged estates will be lower.

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IN RE SNIDER BROS., 18 B.R. 230, 234 (Bankr. D. Mass. 1982) (citation omitted).
Thus, even when some of the more significant elements of substantive consolidation are present, protection of the legitimate interests of creditors potentially affected by substantive consolidation remains important. FLORA MIR CANDY CORP., 432 F.2d 1060, 1063 (2d Cir. 1970) (consolidation denied due to resulting unfair treatment of certain creditors); IN RE RICHTON INT'L CORP., 12 B.R. 555, 558 (Bankr. S.D.N.Y. 1981) (after analyzing the VECCO CONSTR. "elements," court considered additional element: "substantive consolidation . . .. will yield an equitable treatment of creditors without any undue prejudice to any particular group"); IN RE FOOD FAIR, INC., 10 B.R. 123, 127 (Bankr. S.D.N.Y.
1981) (equitable treatment without undue prejudice is key factor).

                  Thus, under the traditional elements test, strict adherence to maintaining separate books and records, to clear differentiation among affiliated entities in dealings with third parties, to proper segregation of assets, and to corporate policies designed to preserve the separateness of corporate assets and liabilities as well as the ability to determine the separate assets and liabilities, should make it substantially less likely that the court would find grounds to order substantive consolidation of affiliated companies.

BALANCING TEST

                  More recent cases have synthesized the elements of substantive consolidation into an analysis in which, to a certain extent, the impact on creditors of consolidation appears to have been given a greater degree of significance. SEE, E.G., REIDER V. FDIC (IN RE REIDER), 31 F.3d 1102 (11th Cir.
1994); EASTGROUP PROPERTIES V. SOUTHERN MOTEL ASSOC., LTD., 935 F.2d 245, 249 (11th Cir. 1991); IN RE SNIDER BROS., 18 B.R. 230 (Bankr. D. Mass. 1982); IN RE DRW PROPERTY CO. 82, 54 B.R. 489 (Bankr. N.D. Tex. 1985) (partnership consolidation case); IN RE STEURY, 94 B.R. 553 (Bankr. N.D. Ind. 1988); IN RE CROWN MACH. & WELDING, INC., 100 B.R. 25 (Bankr. D. Mont. 1989). Three principal cases have led the synthesis, SNIDER BROS., EASTGROUP Properties, and AUGIE/RESTIVO BAKING CO.

                  In the earliest of these cases, SNIDER BROS., the court reviewed grounds for substantive consolidation, including the various formulations of the "elements of consolidation" that are largely attributable to the debtors' pre-petition conduct. From its review, the court concluded that:


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            equity has provided the remedy of consolidation in those instances where it has been shown that the possibility of economic prejudice which would result from continued separateness outweighed the minimal prejudice that consolidation would cause. While several courts have recently attempted to delineate what might be called "the elements of consolidation", [citing VECCO CONSTRUCTION and FOOD FAIR], I find that the only real criterion is that which I have referred to, namely the economic prejudice of continued debtor separateness versus the economic prejudice of consolidation.

IN RE SNIDER BROS., 18 B.R. 230, 234 (Bankr. D. Mass. 1982). Similarly focusing on issues of prejudice, the Eleventh Circuit viewed the frequently cited list of elements "as examples of information that may be useful to courts charged with deciding whether there is substantial identity between the entities to be consolidated and whether consolidation is necessary to avoid some harm or to realize some benefit." EASTGROUP PROPERTIES V. SOUTHERN MOTEL ASSOC., LTD., 935 F.2d 245, 250 (11th Cir. 1991).

                  Using this standard, EASTGROUP and SNIDER permit consolidation only if:

                  (1) there is a substantial identity of the entities to be consolidated;

                  (2) there is either a necessity for consolidation or a harm to be prevented or a benefit to be gained by consolidation;

                  (3) the objecting creditor did not rely on the separate credit of one or more of the entities and would thereby not be prejudiced by consolidation; and

                  (4) the demonstrated benefits of consolidation counterbalance or heavily outweigh the harm to the objector.

The "elements" are only one factor in this showing, and the evidence must go beyond a mere showing of commingling or unity of interest. IN RE SNIDER BROS., 18 B.R. 230,


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238 (Bankr. D. Mass. 1982); EASTGROUP PROPERTIES V. SOUTHERN MOTEL ASSOC., LTD.,
935 F.2d 245, 249 (11th Cir. 1991) (citations omitted); ACCORD IN RE REIDER, 31 F.3d 1102, 1108 (11th Cir. 1994); IN RE EAGLE-PICHER INDUSTRIES, INC., 192 B.R. 903 (Bankr. S.D. Ohio 1996) (adopting REIDER).

                  The balancing test formulated in SNIDER BROS. has been adopted by numerous courts, either explicitly, IN RE AUTO-TRAIN CORP., 810 F.2d 270, 276 (D.C. Cir. 1987); IN RE F.A. POTTS & CO., 23 B.R. 569, 572 (Bankr. E.D. Pa.
1982); IN RE LEWELLYN, 26 B.R. 246, 251 (Bankr. S.D. Iowa 1982); IN RE DONUT QUEEN, Ltd., 41 B.R. 706, 709 (Bankr. E.D.N.Y. 1984); IN RE DRW PROPERTY CO. 82, 54 B.R. 489, 495 (Bankr. N.D. Tex. 1985); HOLYWELL CORP. V. BANK OF NEW YORK, 59 B.R. 340, 347 (S.D. Fla. 1986), APPEAL DISMISSED, 838 F.2d 1547 (11th Cir.
1987); IN RE BAKER & GETTY FIN. SERV., INC., 78 B.R. 139, 143 (Bankr. N.D. Ohio
1987); IN RE STEURY, 94 B.R. 553, 554 (Bankr. N.D. Ind. 1988), or implicitly. IN RE LUTH, 28 B.R. 564, 567 (Bankr. D. Idaho 1983) (citing SNIDER BROS. test as another "element"); IN RE HELMS, 48 B.R. 714, 717 (Bankr. D. Conn. 1985) (balancing interests is another important factor); IN RE N.S. GARROTT & SONS, 48 B.R. 13, 18 (Bankr. E.D. Ark. 1984) (adopting SNIDER BROS. principles as important factors); IN RE SILVER FALLS PETROLEUM CORP., 55 B.R. 495, 498 (Bankr. S.D. Ohio 1985).

                  The Second Circuit synthesized the prior precedents slightly differently. It viewed the extensive list of factors cited and relied upon by other courts as being "merely variants on two critical factors: (i) whether creditors dealt with the entities as a single economic unit and 'did not rely on their separate identity in extending credit, . . .' or (ii) whether the affairs of the debtors are so entangled that consolidation will benefit all creditors...." UNION SAV. BANK V. AUGIE/RESTIVO BAKING CO., LTD. (IN RE
AUGIE/RESTIVO BAKING CO., LTD.), 860 F.2d 515, 518 (2d Cir. 1988) (citations omitted).

                  Under AUGIE/RESTIVO, a showing of substantial identity and creditor reliance appears to suffice for substantive consolidation, without the additional showing of a necessity for consolidation or a harm to be prevented or a benefit to be gained, which heavily outweighs the harm to the objector. Alternatively, if "the affairs of the debtors are so entangled that consolidation will benefit all creditors," even creditor reliance on the separate credit of the entities might not be required. UNION SAV. BANK V. AUGIE/RESTIVO BAKING CO., LTD. (IN RE AUGIE/RESTIVO BAKING CO., LTD.), 860 F.2d 515, 518 (2d Cir. 1988). Such a showing of entanglement would undoubtedly satisfy the EASTGROUP and SNIDER tests of necessity of consolidation to prevent harm or gain a benefit.


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ALTER EGO

                  Some courts have ordered substantive consolidation in circumstances that would have justified application of the "piercing the corporate veil" doctrine under applicable nonbankruptcy law. SEE, e.g., IN RE GULFCO INV. CORP., 593 F.2d 921 (10th Cir. 1979); IN RE BAKER & GETTY FIN. SERV., 78 B.R. 139 (Bankr. N.D. Ohio 1987); IN RE STOP & GO OF AMERICA, INC., 49 B.R. 743 (Bankr. D. Mass. 1985); IN RE TUREAUD, 45 B.R. 658 (Bankr. N.D. Okla.
1985), AFF'D, 59 B.R. 973 (N.D. Okla. 1986); IN RE 1438 MERIDIAN PLACE, N.W.,
INC., 15 B.R. 89 (Bankr. D.D.C. 1981); IN RE FOOD FAIR, INC., 10 B.R. 123 (Bankr. S.D.N.Y. 1981); IN RE VECCO CONSTR. INDUS., 4 B.R. 407 (Bankr. E.D. Va.
1980); SEE ALSO IN RE S.I. ACQUISITION, INC., 58 B.R. 454, 460 n.3 (Bankr. W.D. Tex. 1986), REV'D ON OTHER GROUNDS, 817 F.2d 1142 (5th Cir. 1987). BUT SEE, E.G., IN RE 599 CONSUMER ELECTRONICS, Inc., 195 B.R. 244, 249 (S.D.N.Y. 1996) (court noted that although proponents of substantive consolidation "have possibly . . . rais[ed] issues that could be the subject of a fraudulent conveyance action or possibly piercing the corporate veil, they have not proved that the Debtors should be substantively consolidated," thus suggesting that evidence that will support veil piercing will not necessarily support substantive consolidation).

                  The grounds for disregarding the corporate form are similar to the traditional substantive consolidation elements. For example, under New York law, the grounds can be either (i) fraud OR (ii) complete domination of the corporation that results in harm to a third party. SEE WM. PASSALACQUA BUILDERS, INC. V. RESNICK DEVELOPERS SOUTH, INC., 933 F.2d 131, 138 (2d Cir. 1991) (excessive control by majority shareholder justified piercing corporate veil; court noted "critical question" of whether corporation is used by individual to accomplish his own and not the corporation's business); ITEL CONTAINERS INT'L CORP. V. ATLANTTRAFIK EXPRESS SERV. LTD., 909 F.2d 698, 703 (2d Cir. 1990) ("New York law allows the corporate veil to be pierced EITHER when there is fraud OR when the corporation has been used as an alter ego."); ELECTRONIC SWITCHING INDUS., INC. V. FARADYNE ELECS. CORP., 833 F.2d 418, 424 (2d Cir. 1987) (control and domination must result in a "wrong, fraud or the breach of a legal duty, or a dishonest and unjust act" before New York law will permit corporate disregard). Control over an entity which leads to a finding of an alter ego has been determined by the following factors: "(1) the absence of the formalities and paraphernalia that are part and parcel of the corporate existence, (2) inadequate capitalization, (3) whether funds are put in and taken out of the corporation for personal rather than corporate purposes, (4) overlap in ownership, officers, directors and personnel, (5) common office space, address and telephone numbers of corporate entities, (6) the amount of business discretion displayed


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by the allegedly dominated corporation, (7) whether the related corporations deal with the dominated corporation at arms' length, (8) whether the corporations are treated as independent profit centers, (9) the payment or guarantee of debts of the dominated corporation by other corporations in the group, and (10) whether the corporation in question had property that was used by other of the corporations as if it were its own." PASSALACQUA, 933 F.2d at 139.

                  Generally, the bankruptcy law does not grant the bankruptcy trustee of a corporation the power to pierce the corporate veil to pursue claims against the shareholder independent of any state law right that the corporation itself would have against the shareholder on alter ego grounds. SPARTAN TUBE AND STEEL, INC. V. HIMMELSPACH (IN RE RCS ENGINEERED PRODS. CO., INC.), 102 F.3d 223 (6th Cir. 1996). Substantive consolidation of the corporation's and the shareholder's estate, however, can accomplish much the same result as permitting a corporate trustee to pursue the shareholder and thus may animate some of the substantive consolidation decisions in alter ego situations.

                  Nevertheless, in the cases presenting an alter ego analysis in which substantive consolidation was ordered, the fraud or domination and control that would have supported an alter ego claim either was in addition to other, independently sufficient grounds for substantive consolidation or itself created those grounds. That is, the cases involved either commingling and a complete inability to sort out assets and liabilities, SOVIERO V. FRANKLIN NATL. BANK, 328 F.2d 446 (2d Cir. 1964); IN RE BAKER & GETTY FIN. SERVS., INC. 78 B.R. 139 (Bankr. N.D. Ohio 1987); IN RE TUREAUD, 45 B.R. 658 (Bank. N.D. Okla. 1985), AFFD. 59 B.R. 973 (N.D. Okla. 1986); IN RE 1438 MERIDIAN PLACE, N.W., INC. 15 B.R. 89 (Bankr. D.C. 1981); or some form of fraud resulting in creditor reliance on the credit of the combined entities that justified substantive consolidation. MURPHY V. STOP & GO SHOPS, INC. (IN RE STOP & GO OF AMERICA, INC.), 49 B.R. 743 (Bankr. D. Mass. 1985).

OPEN ISSUES

                  Notwithstanding the widespread acceptance of the SNIDER BROS. and EASTGROUP analysis, three important issues remain unsettled: the importance of the traditional elements, what constitutes necessity for consolidation, what constitutes prejudice to an objecting creditor's interests, and the relationship between creditor reliance and necessity.


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                  IMPORTANCE OF THE ELEMENTS. The precise significance of the traditional substantive consolidation elements in the balancing analysis is unclear. SNIDER BROS. and those cases directly following its balancing standard tend to relegate the substantive consolidation elements to a secondary role. That is, the elements in aggregate may be considered as a single factor in the balancing analysis. SNIDER BROS., 18 B.R. at 234. EASTGROUP PROPERTIES views the elements as factually relevant to a determination by the court as to substantial identity between the entities and the necessity for consolidation. The importance under the balancing test of factors other than the presence of the elements of consolidation, that is, prejudice to creditors, necessity of consolidation, and reliance by creditors on the separate credit of the separate entities, suggests that the absence of even most of the traditional elements does not provide the same protection against substantive consolidation that it did before the wide-spread adoption of the balancing test.

                  WHAT CONSTITUTES NECESSITY OR BENEFIT. SNIDER BROS. and EASTGROUP compel proponents of substantive consolidation to prove the necessity of consolidation or the benefits to be derived or the harm to be avoided from consolidation. The determination of necessity, benefits, or avoided harm is, however, dependent on a court's perspective of the type of benefit that is promoted by consolidation.

                  Some reported decisions require benefits that are distributional, I.E., reallocation of certain creditors' rights to a greater number of other creditors. In EASTGROUP PROPERTIES V. SOUTHERN MOTEL ASSOC., LTD., 935 F.2d 245, 250 (11th Cir. 1991), a relevant factor supporting consolidation was that "absent substantive consolidation, the majority of creditors will receive only a small portion of their claims, while the equity interest holders may receive a substantial distribution." The Eleventh Circuit also appears to have viewed the fact that administrative and other priority claimants of one of the estates would receive a larger portion of their claims, as opposed to pre-petition unsecured creditors of the other estate, if consolidation were approved, as a factor supporting its decision to consolidate. SEE ALSO IN RE BAKER & GETTY FIN. SERVS., INC., 78 B.R. 139, 141 (Bankr. N.D. Ohio 1987) (substantive consolidation "to effect a MORE EQUITABLE distribution of property among creditors") (emphasis added); IN RE LUTH, 28 B.R. 564, 568 (Bankr. D. Idaho 1983) ("The likelihood of creditors [of one of the debtors] receiving a dividend are small or nonexistent should consolidation be denied.").

                  Other decisions require a net collective benefit for ALL creditors, I.E., that substantive consolidation results in an economic advantage for the consolidated


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estates that exceeds the extent of prejudice to certain creditors' interests. IN
RE I.R.C.C., INC., 105 B.R. 237, 242 (Bankr. S.D.N.Y. 1989) ("The critical issue is whether the same trustee in bankruptcy of each entity may pool their assets for the BENEFIT OF ALL THEIR CREDITORS COLLECTIVELY, rather than liquidating each debtor separately...;" "The trustee's motion for substantive consolidation... is made in furtherance of his duty to ensure the equitable treatment of all creditors.") (emphasis added); IN RE AUGIE/RESTIVO BAKING CO., LTD., 860 F.2d 515, 518 (2d Cir. 1988) (purpose of substantive consolidation is equitable treatment of ALL CREDITORS).

                  Some courts also consider whether consolidation will further the goal of reorganization in a chapter 11 case. One court found that parent's need for the subsidiary's cash in order to operate and the need to facilitate a consolidated plan supported substantive consolidation, at least where the only objecting creditor was fully secured and therefore would not be harmed. IN RE F.A. POTTS & CO., INC., 23 B.R. 569 (Bankr. E.D. Pa. 1982). Another court, after concluding that creditors in general and the objecting creditor in particular could not have relied on the separate credit of the separate entities, determined that the fact that the reorganization plan would fail without consolidation satisfied the requirement of finding a benefit to be gained by consolidation. CENTRAL CLAIMS SERVS., INC. V. EAGLE- PICHER IND., INC. (IN RE EAGLE-PICHER IND., INC.), 192 B.R. 903 (Bankr. S.D. Ohio 1996).

                  CREDITOR RELIANCE AND PREJUDICE. Another area of uncertainty is the approach taken by the courts in analyzing asserted prejudice to an objecting creditor's interests. Some courts apply an objective standard, which compares the effect of consolidation to the result in the bankruptcy case under applicable law without consolidation. STEURY, 94 B.R. at 555 ("Before embarking upon a broad discussion of the intricacies of bankruptcy law, it is appropriate to first consider the relative rights of the debtors and their creditors under state law. IN THIS WAY WE WILL HAVE A STANDARD AGAINST WHICH ANY PREJUDICE, THAT MIGHT BEFALL EITHER OF THEM, CAN BE MEASURED") (emphasis added). Other courts apply a subjective standard, which measures prejudice against a creditor's subjective expectations at the time credit was extended based on the creditor's reliance on the separate credit of the separate debtors. SEE SNIDER BROS., 18 B.R. at 238 (reference to harm to creditor who looked solely to credit of single debtor); DONUT QUEEN, 41 B.R. at 709 (when creditors treat their debtor "as a distinct and separate entity, consolidation would be manifestly prejudicial"); IN RE HELMS, 48 B.R. at 717. Some courts seem to apply both subjective and objective standards:


                                      H-25
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                  In this case there has been no proof offered that any creditor relied on solely one or the other of the entities Tyler seeks to consolidate. Further, there is no evidence that a consolidation would tend to improve the financial position of any group of creditors as compared with another.

LEWELLYN, 26 B.R. at 252.

                  Nor have the courts given adequate guidance on what is required to show reliance on the credit of separate debtors The objecting creditors in EASTGROUP PROPERTIES, for example, failed in their attempt to demonstrate adequate reliance on their debtor, with no suggestion as to what type of proof would have sufficed:

                  [W]e do not believe that appellants have established that they relied solely on SMA's separate credit in dealing with SMA. Appellants point to two pieces of evidence which, they contend, prove that they relied on the separate credit of SMA:
                  (1)... both GPH and SMA held themselves out to the public and to their creditors as separate corporations and (2) the fact that Eastgroup pursued a court fight over the identity of the tenant in the lease contracts with Eastgroup.... That GPH and
                  SMA may have held themselves out to the public and to their creditors as separate corporations does not mean that appellants did not rely on the credit of both corporations. Nor does Eastgroup's litigations over the identity of its tenant satisfy its burden. That litigation only proves that Eastgroup's tenant was SMA; it proves nothing about whether Eastgroup relied on SMA's separate credit in deciding to deal with SMA.

935 F.2d at 251-52.


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                  RELATIONSHIP BETWEEN CREDITOR RELIANCE AND NECESSITY. It also remains unclear whether, under the Second Circuit AUGIE/RESTIVO balancing test, an EASTGROUP or SNIDER showing of necessity for consolidation is required in addition to substantial identity and creditor reliance and whether, under the Eleventh Circuit EASTGROUP balancing test, creditor nonreliance is required in cases in which financial entanglement creates a necessity of consolidation, as it did in CHEMICAL BANK NEW YORK TRUST CO. V. KHEEL, 369 F.2d 845 (2d Cir.
1966).

OPINION AND ANALYSIS OF THE TRANSACTION.

                  Based on the facts set forth above, and subject to the discussion contained herein and the reasoned analysis of analogous case law (although there is no precedent directly on point), in the event that PHH, Cendant or the Additional Seller were to be a debtor in a case under the Bankruptcy Code, for the reasons, among others, set forth below, it is our opinion that regardless of which of the approaches or standards a court follows, it would not be an appropriate exercise of a court's equitable discretion to, and a creditor or trustee of PHH or other party in interest (or PHH as debtor in possession), of Cendant or other party in interest (or Cendant as debtor in possession) or of the Additional Seller (or the Additional Seller as debtor in possession) as the case may be, would not have valid legal grounds to have a court disregard, the separate existence of the Trust so as to order substantive consolidation under the Bankruptcy Code of the assets and liabilities of the Trust with the bankruptcy estate of PHH, Cendant or the Additional Seller, as the case may be, and the court, accordingly, would not order such consolidations.

                  First, the facts set forth above indicate (and we have assumed) that the financial and business affairs of the Trust will remain segregated and readily distinguishable from those of PHH, Cendant and the Additional Seller. Thus, assets and liabilities of the Trust and PHH, Cendant and the Additional Seller will be ascertainable in bankruptcy or otherwise so as to preclude valid assertions of financial entanglement as support for substantive consolidation under any of the standards discussed above.

                  Second, regarding substantive consolidation between the Trust and PHH, Cendant or the Additional Seller, as the case may be, we have assumed that each of the Trust, PHH, Cendant and the Additional Seller will strictly observe all organizational and other statutory formalities. As a result of strict compliance with appropriate formalities and preservation of all indicia of separateness, third parties should not reasonably rely on the assets of the Trust to satisfy obligations of PHH,


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Cendant or the Additional Seller, as the case may be. It should be difficult for any such third party to persuade a court that substantive consolidation is warranted under the balancing test or substantive consolidation "elements" approach because of the lack of any actual prejudice to creditors' interests associated with the recognition of separate entities.

                  Third, we have assumed the absence of the more egregious "elements" discussed above which would support a finding that the Trust is an alter ego or instrumentality of PHH, Cendant or the Additional Seller, and the absence of such "elements" favors denial of substantive consolidation. Specifically, we have assumed that (1) on the date hereof, the Trust should not have inadequate capital for its intended purposes, (2) the Trust will provide for its expenses on an ongoing basis, and such expenses will not be routinely paid by PHH, Cendant or the Additional Seller, (3) the Trust will not be referred to as a division or department of PHH, Cendant or the Additional Seller, (4) the Administrator of the Trust is expected to act in the interests of the Trust, and is not expected to act contrary to those interests at the direction of PHH, Cendant or the Additional Seller, (5) all formal legal requirements relating to the Trust will be strictly observed, (6) as indicated above, there should be no difficulty in segregating and ascertaining respective assets and liabilities, (7) there is no commingling of business functions or of assets between the Trust, PHH, Cendant and the Additional Seller - the activities of the Trust are expected to be entirely separate from whatever business activities PHH, Cendant and the Additional Seller may otherwise be engaged in, (8) there will be no guarantees made by the Trust or PHH, Cendant or the Trust and the Additional Seller with respect to obligations of the other, and (9) there will be no transfers of assets without formal observance of corporate formalities.

                  Fourth, we do not believe that the cases in which the alter ego elements as well as other independent elements were present affect our opinion as to the transaction. As noted above, the courts have not ordered substantive consolidation in cases in which the only grounds present were those that would have supported piercing the corporate veil. Finally, the relationships of the Trust with PHH, Cendant and the Additional Seller in the transaction are clear from the outset, and it is assumed that their relationships have been and will be extensively disclosed.

                  Fifth, in the case of a court applying some variation of the balancing test, creditors of PHH, Cendant or the Additional Seller should be unable to demonstrate any harm to be remedied by substantive consolidation with respect to creditor reliance and expectations that the assets of the Trust would be available to


                                      H-28
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Page 29

satisfy their claims or otherwise served as a basis for extending credit. Moreover, from a policy perspective, there would appear to be no incentive to collapse the Trust into PHH, Cendant or the Additional Seller, as the case may be. The Trust was not established for the purpose of perpetrating a fraud or circumventing public policy, nor would the continued recognition of the Trust as an entity distinct from PHH, Cendant and the Additional Seller lead to such a result.

                  Sixth, we do not believe that the four open issues under the balancing test described above would affect our opinion on the transaction.

            (a) IMPORTANCE OF ELEMENTS. The structure of the transaction, as it has been assumed, emphasizes the reliance by the creditors of the Trust on the separate credit of the Trust and assumes extensive and continuing disclosure of the separateness of the Trust, PHH, Cendant and the Additional Seller and their assets, which should provide the same level of protection against substantive consolidation no matter what importance a court gives to the traditional elements.

            (b) WHAT CONSTITUTES NECESSITY OR BENEFIT. The absence of limits on the kinds of matters that may properly be introduced in showing the necessity for consolidation or a benefit to be gained or harm to be avoided under the balancing test may significantly reduce a proponent's burden in meeting the requirements of that test. The overall structure of the transaction, as assumed, however, should minimize the ability to show that there is a necessity, a benefit, or a harm to be avoided by consolidating the Trust into PHH, Cendant or the Additional Seller, as the case may be, in the absence of a court determination, such as was suggested in EAGLE-PICHER and found in F.A. POTTS & CO., that consolidation should be ordered simply because it provides a better prospect for reorganization.

            (c) CREDITOR RELIANCE AND PREJUDICE. The lack of clarity on the appropriate standard to be applied to the objecting creditors' principal defense to substantive consolidation is addressed in this transaction, because creditor reliance on the separate credit of the Trust is made clear throughout.


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            (d)   RELATIONSHIP BETWEEN CREDITOR RELIANCE AND NECESSITY. Finally,
                  the transaction has been structured so that (and we have assumed) first, the manner in which the companies deal with third parties will be such as to put them on appropriate notice of their separateness and to create reliance on their separate credit, and second, the financial affairs of the Trust, PHH, Cendant and the Additional Seller will not become entangled, separate books and records will be maintained, and the courts will be able to sort out the assets and liabilities of each.

CONCLUSION AND GENERAL MATTERS

                  The foregoing opinion is expressly subject to there being no material change in the law, and there being no additional facts which would materially affect the validity of the assumptions and conclusions set forth herein or upon which this opinion is based. However, in the course of our representation of PHH, Cendant, the Additional Seller and the Trust, we have not become aware of any additional facts which would materially affect the validity of such assumptions and conclusions.

                  It is our and your understanding that the foregoing opinion is not a guaranty as to what a particular court would actually hold, but an opinion as to whether a creditor or trustee of PHH (or PHH as debtor in possession), of Cendant (or Cendant as debtor in possession) or of the Additional Seller (or the Additional Seller as debtor in possession) would have valid legal grounds to have a court disregard the separate existence of the Trust so as to order substantive consolidation under the Bankruptcy Code of the assets and liabilities of the Trust with the bankruptcy estate of PHH, Cendant or the Additional Seller, as the case may be. Furthermore, the foregoing opinion relates solely to the application of the matters discussed in this opinion in the event of a case under the Bankruptcy Code concerning the Additional Seller.

                  In that regard, you should be aware of the Special Report by the TriBar Opinion Committee, OPINIONS IN THE BANKRUPTCY CONTEXT; RATING AGENCY, STRUCTURED FINANCING AND CHAPTER 11 TRANSACTIONS, 46 Bus. Law. 717 (1991), and we hereby incorporate herein by reference the discussion of the limitations and inherent uncertainties involved in opinions of this nature discussed therein.

                  We express no opinion as to whether a bankruptcy judge's ruling with respect to the subject matter of this opinion would be seen as a final order for the


                                      H-30
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purpose of appeal or whether an appellate court would exercise its discretion to grant leave to appeal. Furthermore, this opinion speaks only as to the ultimate outcome of issues as a legal matter and does not deal with the availability of temporary restraining orders, preliminary injunctions or similar orders pending determination on the merits.


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            This letter is being furnished to you solely for your benefit in connection with the transaction described herein and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose or by any other person without our prior express written permission.

                                        Very truly yours,


                                      H-32